Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

M3-BRIGADE ACQUISITION II CORP.,

BLUE STEEL MERGER SUB INC.,

and

SYNIVERSE CORPORATION

dated as of August 16, 2021

TABLE OF CONTENTS

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1	Definitions	3
Section 1.2	Construction	21

ARTICLE II

THE MERGER; CLOSING

ARTICLE III

EFFECTS OF THE MERGER ON THE COMPANY COMMON STOCK AND EQUITY AWARDS

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

ARTICLE VI

COVENANTS OF THE COMPANY

ARTICLE VII

COVENANTS OF ACQUIROR

ARTICLE VIII

JOINT COVENANTS

ARTICLE IX

CONDITIONS TO OBLIGATIONS

Section 9.1	Conditions to Obligations of Acquiror, Merger Sub and the Company	86
Section 9.2	Conditions to Obligations of Acquiror and Merger Sub	87
Section 9.3	Conditions to the Obligations of the Company	88

ARTICLE X

TERMINATION/EFFECTIVENESS

Section 10.1	Termination	89
Section 10.2	Effect of Termination	90

ARTICLE XI

MISCELLANEOUS

Exhibits

Exhibit A	Form of Certificate of Incorporation of Acquiror
Exhibit B	Form of Restated Certificate
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Stockholders Agreement
Exhibit E	Form of Certificate of Designations

Annex I	Form of Closing Statement

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of August 16, 2021 (this “Agreement”), is made and entered into by and among M3-Brigade Acquisition II Corp., a Delaware corporation (“Acquiror”), Blue Steel Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), and Syniverse Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, on February 26, 2021, the Company, Carlyle Partners V Holdings, L.P., a Delaware limited partnership (the “Carlyle Holder”), and Twilio Inc., a Delaware corporation (“Investor”), entered into that certain Framework Agreement (as amended by the letter agreement of even date herewith by and among the Company, Carlyle and the Investor, the “Framework Agreement”), pursuant to which, among other matters, the parties thereto agreed to (a) pursue a merger of the Company with a publicly traded blank check company formed for the purpose of effecting a business combination with one or more businesses and (b) a direct or indirect investment in the Company by Investor in connection with such merger;

WHEREAS, Acquiror is a blank check company incorporated as a Delaware corporation and incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of Acquiror, and was formed for the sole purpose of consummating the Merger;

WHEREAS, prior to the Effective Time, Acquiror shall file an amended and restated certificate of incorporation and a certificate of designations with the Secretary of State of Delaware and adopt an amended and restated bylaws (in accordance with Section 7.7);

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), (a) Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of Acquiror (the “Merger”), and (b) Acquiror will change its name to “Syniverse Technologies Corporation”;

WHEREAS, upon the Effective Time, all shares of the Company Common Stock will be converted into the right to receive shares of Acquiror Common Stock (as defined below) as set forth in this Agreement;

WHEREAS, upon the Effective Time, each Company Option (as defined below) that is then outstanding will be converted into the right to receive an Acquiror Option (as defined below), subject to certain exceptions and conditions as set forth in this Agreement;

WHEREAS, upon the Effective Time, each Company RSU Award (as defined below) that is then outstanding will be converted into the right to receive an Acquiror RSU Award (as defined below), subject to certain exceptions and conditions as set forth in this Agreement;

WHEREAS, each of the parties intends that, for United States federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations, to which each of Acquiror, Merger Sub and the Company are to be parties under Section 368(b) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations;

WHEREAS, the board of directors of the Company has approved this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, declared it advisable for the Company to enter into this Agreement and the other documents contemplated hereby and recommended the approval of this Agreement by the Company’s equityholders;

WHEREAS, promptly following the execution and delivery of this Agreement (and in any event within 24 hours thereof) the Carlyle Holder will execute and deliver to the Company an irrevocable written consent, pursuant to which, among other things, the Carlyle Holder will adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby (including the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit B) (the “Restated Certificate,” and such written consent, the “Written Consent”);

WHEREAS, each of the Boards of Directors of Acquiror and Merger Sub has (a) determined that it is advisable for Acquiror and Merger Sub, as applicable, to enter into this Agreement and the documents contemplated hereby, (b) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (c) recommended the adoption and approval of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby by the Acquiror Shareholders and sole shareholder of Merger Sub, as applicable;

WHEREAS, Acquiror, as sole shareholder of Merger Sub, has approved and adopted this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, in furtherance of the Merger and in accordance with the terms hereof, Acquiror shall provide an opportunity to its shareholders to have their outstanding shares of Acquiror Common Stock redeemed on the terms and subject to the conditions set forth in this Agreement and Acquiror’s Governing Documents (as defined below) in connection with obtaining the Acquiror Shareholder Approval (as defined below);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Company, the Acquiror, Sponsor and the other Class B Holder have executed a Sponsor Agreement (the “Sponsor Agreement”), pursuant to which the Sponsor and the other Class B Holder have agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, on or prior to the date hereof, Acquiror entered into Subscription Agreements (as defined below) with PIPE Investors (as defined below) pursuant to which, and on the terms and subject to the conditions of which, such PIPE Investors agreed to purchase from Acquiror shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock (as defined below) for an aggregate purchase price of at least the Committed PIPE Investment Amount (as defined below), such purchases to be consummated prior to the Closing;

WHEREAS, on or prior to the date hereof, Acquiror entered into the Investor Subscription Agreement with Investor pursuant to which, and on the terms and subject to the conditions of which, Investor agreed to purchase from Acquiror shares of Acquiror Class A Common Stock and, if issued pursuant to the Investor Subscription Agreement, Acquiror Class C Common Stock (each as defined below) for an aggregate purchase price of the Investor Investment Amount (as defined below), such purchase to be consummated prior to the Closing;

WHEREAS, at the Closing, Acquiror, Sponsor, the Carlyle Holder and Investor shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form attached hereto as Exhibit C (with such changes as may be agreed in writing by Acquiror and the Company), which shall be effective as of the Closing;

WHEREAS, at the Closing, Acquiror, Sponsor, the Carlyle Holder and Investor shall enter into a Stockholders Agreement (the “Stockholders Agreement”) in substantially the form attached hereto as Exhibit D (with such changes as may be agreed in writing by Acquiror and the Company), which shall be effective as of the Closing; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Acquiror, Merger Sub and the Company agree as set forth herein:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1    Definitions. As used herein, the following terms shall have the following meanings:

“Acquiror” has the meaning specified in the Preamble hereto.

“Acquiror Bylaws” has the meaning specified in Section 2.5(b).

“Acquiror Certificate of Designations” has the meaning specified in Section 2.5(b).

“Acquiror Certificate of Incorporation” has the meaning specified in Section 2.5(b).

“Acquiror Class A Common Stock” means Class A ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means Class B ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Class C Common Stock” means Class C common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Common Stock” means Acquiror Class A Common Stock and Acquiror Class B Common Stock.

“Acquiror Common Warrant” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars and fifty cents ($11.50) that was included in the units sold as part of Acquiror’s initial public offering.

“Acquiror Convertible Preferred Stock” means Series A Convertible Preferred Stock, par value $0.0001 per share, of Acquiror.

“Acquiror Financial Statements” has the meaning specified in Section 5.8(d).

“Acquiror Group” has the meaning specified in Section 11.11(a).

“Acquiror Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, does or would reasonably be expected to, prevent, materially impair or materially delay Acquiror or Merger Sub from consummating the Transactions (including the Merger); provided, however, that “Acquiror Material Adverse Effect” shall not include the following, nor shall any of the following be taken into account in determining whether there has been a Acquiror Material Adverse Effect: any adverse change, effect, event or occurrence attributable to (a) any change in the trading price of Acquiror Common Stock, warrants exercisable therefor or units thereof (it being understood that, for purposes of this clause (a), the changes or effects giving rise to such change that are not otherwise excluded from the definition of “Acquiror Material Adverse Effect” may be taken into account in determining whether there has been an Acquiror Material Adverse Effect) or (b) the taking of any action required or expressly contemplated by this Agreement, including any redemptions of Acquiror Common Stock pursuant to the Acquiror Share Redemption.

“Acquiror Option” has the meaning specified in Section 3.3(a).

“Acquiror Preferred Stock” means shares of preferred stock, par value $0.0001 per share, of Acquiror.

“Acquiror Private Placement Warrant” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars and fifty cents ($11.50) issued to the Sponsor.

“Acquiror RSU” means a restricted stock unit constituting the right to be issued a share of Acquiror Common Stock upon vesting.

“Acquiror RSU Award” means an award of Acquiror RSUs.

“Acquiror SEC Filings” has the meaning specified in Section 5.5.

“Acquiror Securities” has the meaning specified in Section 5.6(a).

“Acquiror Share Redemption” means the election prior to the Acquiror Shareholder Approval of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Class A Common Stock to redeem upon the closing of the Merger all or a portion of the shares of Acquiror Class A Common Stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Transaction Proposals.

“Acquiror Share Redemption Amount” means the aggregate amount payable with respect to all Acquiror Share Redemptions.

“Acquiror Shareholder Approval” means the approval of those Transaction Proposals identified in clauses (A), (B), (C), (D), (E), (F), (G) and (H) of Section 8.2(b)(ii), in each case, by the requisite number of holders of the requisite number of outstanding Acquiror Common Stock entitled to vote thereon, whether in person or by proxy at the Acquiror Shareholders’ Meeting (or any adjournment or postponement thereof), in accordance with Acquiror’s Governing Documents and applicable Law.

“Acquiror Shareholders” means the shareholders of Acquiror as of immediately prior to the Effective Time.

“Acquiror Shareholders’ Meeting” has the meaning specified in Section 8.2(b)(i).

“Acquiror Transaction Expenses” means all out-of-pocket fees and expenses paid or payable by Acquiror or its Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated hereby (including (a) all of the filing fees incurred in connection with making any filings under Section 8.1; (b) all fees and expenses incurred in connection with preparing and filing the Proxy Statement under Section 8.2 and obtaining approval of the NYSE under Section 7.3 and (c) repayment of any Working Capital Loans); provided that “Acquiror Transaction Expenses” shall not include any fees and expenses of Acquiror’s stockholders (other than Working Capital Loans).

“Acquiror Warrant Agreement” means the Warrant Agreement, dated as of March 3, 2021, between Acquiror and Continental Stock Transfer & Trust Company, as warrant agent.

“Acquiror Warrants” means the Acquiror Common Warrants and the Acquiror Private Placement Warrants.

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation, inquiry, proceeding or investigation, by or before any Governmental Authority.

“Adverse Framework Agreement Event” has the meaning set forth in Section 6.6.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. Notwithstanding the foregoing, for purposes of this Agreement, (a) neither Investor nor the Carlyle Holder nor any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed Affiliates of the Company and its Subsidiaries, (b) neither the Company nor any of its Subsidiaries shall be deemed Affiliates of Investor or the Carlyle Holder and (c) neither M-III Partners, LP nor Brigade Capital Management, LP or its managed funds and accounts, shall be deemed Affiliates of Acquiror.

“Affiliate Contract” has the meaning set forth in Section 4.23.

“Aggregate Fully Diluted Company Common Shares” means, without duplication, the aggregate number of shares of Company Common Stock that, as of the Effective Time, are (a) issued and outstanding immediately prior to the Effective Time, (b) issuable upon, or subject to, the exercise of Company In-the-Money Options (whether or not then vested or exercisable) that are outstanding immediately prior to the Effective Time, or (c) subject to Company RSU Awards (whether or not then vested) that are outstanding immediately prior to the Effective Time (but not including, for this purpose, any performance-based Company RSU Awards).

“Aggregate Merger Consideration” means the number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (a) the Transaction Purchase Price by (b) $10.00.

“Agreement” has the meaning specified in the Preamble hereto.

“Ancillary Agreements” has the meaning specified in Section 11.10.

“Anticorruption Laws” has the meaning set forth in Section 4.11(c).

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition Law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authorities relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so-called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Antitrust Authority or any subpoena, interrogatory or deposition.

“Audited Financial Statements” has the meaning set forth in Section 4.7(a).

“Balance Sheet Date” has the meaning set forth in Section 4.7(a).

“Barclays” has the meaning specified in the definition of Credit Facilities.

“Base Purchase Price” means $704,440,000.00.

“Borrower” has the meaning specified in the definition of Credit Facilities.

“Business Combination” has the meaning set forth in Article II of Acquiror’s amended and restated certificate of incorporation as in effect on the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Carlyle Holder” has the meaning specified in the Recitals.

“CBA” means any collective bargaining agreement or other contract with any labor union, works council or labor organization.

“Class B Holders” means holders of shares of Acquiror Class B Common Stock.

“Closing” has the meaning specified in Section 2.3(a).

“Closing Date” has the meaning specified in Section 2.3(a).

“Closing Date Leakage” means the amount of any Leakage that has occurred after November 30, 2020 and through immediately prior to the Effective Time.

“Closing Statement” has the meaning specified in Section 2.7.

“Code” has the meaning specified in the Recitals hereto.

“Committed PIPE Investment Amount” has the meaning specified in Section 5.6(e).

“Company” has the meaning specified in the Preamble hereto.

“Company Award” means a Company Option or a Company RSU Award.

“Company Benefit Plan” means each benefit or compensation plan, scheme, program, policy, arrangement and contract (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and any bonus, deferred compensation, stock bonus, stock ownership, stock purchase, restricted stock, stock option, phantom stock or other equity or equity-based arrangement, and any employment, termination, retention, incentive, bonus, change in control or severance plan, program, policy, arrangement or contract that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former officer, employee or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could reasonably expect to have any Liability (including on account of an ERISA Affiliate), but shall exclude any such plan, program, policy, agreement or other arrangement required by applicable Law that is sponsored or maintained by a Governmental Authority or that is a Multiemployer Plan.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Debt Financing Subsidiary” has the meaning set forth in Section 4.24(a).

“Company Disclosure Letter” has the meaning specified in the introduction to Article IV.

“Company Equityholder Approval” means the approval of this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, by the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote.

“Company Equity Interests” has the meaning set forth in Section 4.5(b).

“Company Fundamental Representations” means the representations and warranties made pursuant to the first and second sentence of Section 4.1 (Company Organization and Power), Section 4.2 (Due Authorization), Section 4.5 (Capitalization of the Company), Section 4.6(a) (Subsidiaries; Ownership Interests) and Section 4.16 (Finders’ Fees).

“Company In-the-Money Option” means any Company Option (other than any performance-based Company Option, unless any such performance-based Company Option becomes vested pursuant to its terms at the Effective Time) that has an exercise price equal to or less than the Per Share Valuation Amount; provided that, with respect to any Company Option that has an exercise price of $6.50 that will take effect on December 31, 2021, the exercise price of such Company Option for purposes of this determination shall be deemed to be $6.50.

“Company Indemnified Parties” has the meaning specified in Section 7.8(a).

“Company Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on, the assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that any such change, effect, event or occurrence resulting from any of the following shall not be considered when determining whether a Company Material Adverse Effect has occurred: (a) conditions generally affecting the economy or credit, capital and financial markets in the United States or elsewhere in the world, including changes in interest or exchange rates, (b) any general change in or general effect on the industry or in the geographies in which the Company and its Subsidiaries operate, (c) any change in Laws, GAAP, or the enforcement or interpretation thereof, (d) political conditions, including hostilities, acts of war (whether declared or undeclared), cyber-attacks, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (e) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, including any such change relating to the identity of, or facts and circumstances relating to, Acquiror or Sponsor and including any actions taken by any customers, suppliers or personnel of the Company and its Subsidiaries resulting from the foregoing (provided that this clause (e) shall not apply to any representation or warranty in Section 4.3 to the extent that the purpose of such representation or warranty is to address the consequences resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by this Agreement or the Ancillary Agreements), (f) any hurricane, flood, tornado, earthquake or other natural disaster,

(g) any actions expressly required to be taken or omitted pursuant to this Agreement, the Ancillary Agreements, the Framework Agreement or the Framework Agreement Ancillary Agreements, (h) the failure of the Company and its Subsidiaries to achieve any financial projections or forecasts or revenue or earnings predictions (it being understood that, for purposes of this clause (h), the changes or effects giving rise to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect) or (i) COVID-19 or any other epidemic or pandemic; provided, however, that any change or effect referred to in clause (a), (b), (c), (d) or (f) immediately above may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such change, effect, event or occurrence has a disproportionate effect (but then only to the extent of such disproportionate effect) on the Company and its Subsidiaries relative to other companies in the industries or markets in which the Company and its Subsidiaries operate.

“Company Option” means an option to purchase shares of Company Common Stock granted under the Incentive Plan.

“Company Related Party” has the meaning set forth in Section 4.23.

“Company RSU” means a restricted stock unit constituting the right to be issued a share of Company Common Stock upon vesting.

“Company RSU Award” means an award of Company RSUs granted under the Incentive Plan.

“Company Transaction Expenses” means all out-of-pocket fees and expenses paid or payable by the Company, the Carlyle Holder or any of their respective Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated hereby (including in connection with the negotiation, documentation and consummation of the Framework Agreement, the Investor Investment and the Debt Financing).

“Competing Transaction” means (a) with respect to the Company and its Subsidiaries, other than (x) the transactions contemplated hereby, (y) the Investment (as defined in the Framework Agreement) and (z) the acquisition or disposition of equipment or other tangible personal property in the Ordinary Course of Business, (i) any offer or proposal relating to: (A) any acquisition or purchase, direct or indirect, of (1) 15% or more of the consolidated assets of the Company and its Subsidiaries or (2) 15% or more of any class of equity or voting securities of (x) the Company or (y) one or more Subsidiaries of the Company holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and its Subsidiaries; (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity or voting securities of (1) the Company or (2) one or more Subsidiaries of the Company holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and its Subsidiaries; or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the sale or disposition of (1) the Company or (2) one or more Subsidiaries of the Company holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and its Subsidiaries, or (ii) any election pursuant to Section 5.7(a) of the Framework Agreement to consummate the Alternative Transaction (as defined in the Framework Agreement), and (b) with respect to Acquiror, any offer, inquiry, proposal or indication of interest (whether written or oral, binding or non-binding), relating to a Business Combination or similar transaction with any third party (other than with the Company or its Affiliates).

“Competition Laws” means the HSR Act (and any similar Law regarding pre-acquisition notifications for the purpose of competition reviews), the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

“Confidentiality Agreement” has the meaning specified in Section 11.10.

“Constituent Corporations” has the meaning specified in Section 2.1(a).

“Contracts” means any legally binding contracts, agreements, subcontracts, leases and purchase orders.

“Covered Person” means any (a) past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, attorney, advisor or other agent or representative of the Company, Investor, Acquiror or Merger Sub and (b) any past, present or future director, officer, employee, incorporator, member, partner, stockholder, attorney, advisor or other agent or representative of any of the Persons set forth in the foregoing clause (a).

“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease, or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means, in response to COVID-19, any workforce reduction or the compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut-down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with, related to or in response to COVID-19, including the CARES Act and Families First Act or any disaster plan of such Person or any change in applicable Laws related to, in connection with or in response to COVID-19.

“Credit Facilities” means (a) the Credit Agreement, dated as of April 23, 2012, as amended by the Incremental Commitment Amendment, dated as of June 28, 2013, as further amended by the Second Amendment, dated as of September 23, 2013, as further amended by the Third Amendment, dated as of March 6, 2015, as further amended by the Fourth Amendment, dated as of April 10, 2017, as further amended by the Fifth Amendment, dated as of March 9, 2018, as further amended by the Sixth Amendment, dated as of December 8, 2020, as further amended by the Seventh Amendment, dated as of May 10, 2021, and as further amended, amended and restated, supplemented or otherwise modified from time to time, by and among Syniverse

Holdings, Inc. (the “Borrower”), Buccaneer Holdings, LLC (“Holdings”), the lenders from time to time party thereto and Barclays Bank PLC (“Barclays”), as administrative agent (the “First Lien Credit Agreement”), and (b) the Second Lien Credit Agreement, dated as of March 9, 2018, as amended by the First Amendment, dated as of December 8, 2020 and as further amended, amended and restated, supplemented or otherwise modified from time to time, by and among the Borrower, Holdings, the lenders from time to time party thereto and Barclays as administrative agent.

“Data Security Requirements” means, collectively, all of the following to the extent relating to data treatment or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company or any of its Subsidiaries or to any of the IT Systems or any business data of the Company and its Subsidiaries: (a) the Company’s and its Subsidiaries’ own rules, policies, and procedures; (b) all applicable laws, rules and regulations (including, as applicable, the General Data Protection Regulation (GDPR) (EU) 2016/679); (c) industry standards applicable to the industry in which the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (d) contracts into which the Company and its Subsidiaries have entered or by which are otherwise bound.

“Debevoise” has the meaning specified in Section 11.11(b).

“Debevoise Privileged Communications” has the meaning specified in Section 11.11(b).

“Debt Commitment Letter” has the meaning set forth in Section 4.24(a).

“Debt Financing” has the meaning set forth in Section 4.24(a).

“Debt Financing Agreements” has the meaning set forth in Section 8.5(a).

“Debt Financing Parties” has the meaning specified in the definition of Debt Financing Sources.

“Debt Financing Sources” means the Persons that have committed to provide the Debt Financing in connection with the transactions contemplated hereby pursuant to the Debt Commitment Letter, and any joinder agreements entered into pursuant thereto or relating thereto (the “Debt Financing Parties”), together with their respective Affiliates and their, and their respective Affiliates’, partners, members, directors, managers, officers, employees, agents, attorneys, consultants, advisors and other representatives.

“D&O Indemnified Parties” has the meaning specified in Section 7.8(a).

“DGCL” has the meaning specified in the Recitals hereto.

“Dissenting Shares” has the meaning specified in Section 3.5.

“Dollars” or “$” means lawful money of the United States.

“Effective Time” has the meaning specified in Section 2.3(b).

“End Date” has the meaning specified in Section 10.1(b).

“Environmental Law” means all Laws in effect as of the Closing Date concerning pollution or protection of the environment, natural resources or human health as it relates to exposure to Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Person that could be treated at a relevant time as a single employer with the Company or any of its Subsidiaries (including any Transferred Entity) pursuant to Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.2(a).

“Exchange Ratio” means the quotient obtained by dividing (a) the Aggregate Merger Consideration, by (b) the Aggregate Fully Diluted Company Common Shares.

“Fee Letter” has the meaning set forth in Section 4.24(a).

“Financial Statements” has the meaning specified in Section 4.7(a).

“Financing Amounts” has the meaning specified in Section 4.24(b).

“First Lien Credit Agreement” has the meaning specified in the definition of Credit Facilities.

“Foreign Plan” has the meaning specified in Section 4.13(e).

“Framework Agreement” has the meaning specified in the Recitals hereto.

“Framework Agreement Ancillary Agreements” means the Ancillary Agreements (as defined in the Framework Agreement) to the Framework Agreement.

“Fraud” means an actual and intentional misrepresentation of a material fact with respect to the making of the representations and warranties (and, for the avoidance of doubt, not constructive fraud, equitable fraud or negligent misrepresentation or omission) (i) in the case of the Company, in Article IV and (ii) in the case of Acquiror and Merger Sub, in Article V.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Governmental Authority” means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public or private arbitral tribunal.

“Governmental Authorization” has the meaning specified in Section 4.4.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Substance” means any substance or material that is listed, classified or regulated as a “toxic substance,” “hazardous substance,” “hazardous waste” or words of similar meaning or effect under any Environmental Law, including asbestos, asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum by-products.

“Holdings” has the meaning specified in the definition of Credit Facilities.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Incentive Plan” means the Company’s 2011 Equity Incentive Plan, as it may be amended from time to time as approved by the Company’s board of directors.

“Indebtedness” means “Indebtedness”, as such term is defined in the First Lien Credit Agreement.

“Initial End Date” has the meaning specified in Section 10.1(b).

“Intellectual Property” means all intellectual property and proprietary rights throughout the world, including: all rights in patents and patent applications (including any continuations, divisionals, continuations-in-part, provisional applications, renewals, reissues and re-examinations); trademarks and service marks, domain names and all other identifiers of source or origin (including all goodwill associated therewith and all registrations and applications therefor) (“Trademarks”); works of authorship; copyrights (and all registrations and applications therefor); rights of privacy and publicity; moral rights; Software and all rights therein; and trade secrets, industrial designs, data, confidential or proprietary information.

“Interim Period” has the meaning specified in Section 6.1.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Percentage” has the meaning set forth in the Framework Agreement.

“Investor” has the meaning specified in the Recitals.

“Investor Investment” means the purchase of shares of Acquiror Class A Common Stock and, if issued pursuant to the Investor Subscription Agreement, Acquiror Class C Common Stock pursuant to the Investor Subscription Agreement.

“Investor Investment Amount” means the amount actually received by Acquiror pursuant to the Investor Subscription Agreement at or prior to the Closing for the shares in the Investor Investment, which amount, for the avoidance of doubt, shall be at least $500,000,000, and may, on the terms and subject to the conditions of the Framework Agreement, be at most $750,000,000.

“Investor Subscription Agreement” means the subscription agreement pursuant to which, among other matters set forth therein, the Investor Investment will be consummated.

“Investor Transaction Expenses” means all out-of-pocket fees and expenses paid or payable by Investor or any of its Subsidiaries (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated hereby (including in connection with the negotiation, documentation and consummation of the Framework Agreement, the Investor Investment and the Debt Financing).

“IRS” means the Internal Revenue Service.

“IT Systems” means the hardware, software, data, databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology equipment, owned or leased by or licensed to the Company or its Subsidiaries.

“JOBS Act” has the meaning specified in Section 5.8(a).

“Knowledge of the Company” means, as of the date of this agreement, the actual knowledge, without independent investigation (and shall in no event encompass constructively imputed or similar concepts of knowledge) of the individuals set forth on Section 1.1 of the Company Disclosure Letter.

“Law” means a law, act, code, statute, order, ordinance, rule, ruling, regulation, judgment, injunction, award, writ, order or decree.

“Leakage” means, other than as constitutes Permitted Leakage, the aggregate value, without duplication, of any (a) cash or noncash payment, dividend or distribution declared, paid or made in respect of (i) any Subsidiary Equity Interests to a Company Related Party or (ii) any Company Equity Interest, (b) cash or noncash payment made or agreed to be made by the Company for the purchase, redemption, repurchase, repayment or acquisition of (i) any Subsidiary Equity Interests to a Company Related Party or (ii) any Company Equity Interest (in each case other than redemptions or repurchases of Company Common Stock that are (A) issuable upon, or subject to, the exercise of Company In-the-Money Options (whether or not then vested or exercisable) or (B) issuable upon the settlement of Company RSU Awards (whether or not then vested), in each case, in the Ordinary Course of

Business), (c) transfer, sale, lease or exclusive license of assets, properties or rights of the Company or its Subsidiaries to, or for the benefit of, any Company Related Party (in each case other than commercial agreements between the Company and its Subsidiaries, on the one hand, and portfolio companies of the Carlyle Holder and its Affiliates, on the other hand, entered into in the Ordinary Course of Business on an arms’ length basis), (d) any loan, advance or capital contribution to or investment in or for the benefit of any Company Related Party (in each case (x) to the extent not repaid prior to the Effective Time and (y) other than advances to employees or officers for expenses or to customers in the Ordinary Course of Business and on arms’ length terms), (e) any liabilities or obligations assumed, indemnified or incurred for the benefit of any Company Related Party and any guarantees entered into for the benefit of any Company Related Party, in each case other than (x) pursuant to existing agreements or arrangements in place as of February 26, 2021 and set forth in Section 4.23 of the Company Disclosure Letter or (y) any indemnities provided to customers on arms’ length terms or customary director and officer (including employees) indemnification agreements or arrangements, in each case of clause (y), entered into in the Ordinary Course of Business following the date hereof, (f) any payment (or, without duplication, any agreement or commitment to pay, but excluding any grants of Company RSU Awards) by the Company or any of its Subsidiaries of transaction bonuses or similar payments to employees in connection with the Closing or otherwise in connection with the transactions contemplated hereby, including the Transaction Bonuses (as defined in the Company Disclosure Letter), (g) any payment (or, without duplication, any agreement or commitment to pay, but excluding any grants of Company RSU Awards) by the Company or any of its Subsidiaries of discretionary bonuses to employees of the Company and its Subsidiaries in respect of 2020 performance, including any such payments, agreements or commitments made under the Syniverse Discretionary Bonus (as defined in the Company Disclosure Letter), or (h) fees, costs, Tax or other amount paid or agreed or required to be paid by the Company or its Subsidiaries as a result of any of the matters referred to in clauses (a) through (g) of this definition.

“Lenders” has the meaning set forth in Section 4.24(a).

“Letter of Transmittal” has the meaning specified in Section 3.2(b).

“Liability” means any direct or indirect liability, indebtedness, claim, loss, Tax, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, lease or encumbrance.

“Litigation” means any action, claim, charge, complaint, audit, investigation, cease-and-desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Management Agreement” means that certain Amended and Restated Consulting Services Agreement, dated as of February 22, 2021 and effective as of January 1, 2021, by and among Syniverse Holdings, Inc., TC Group V, L.L.C. and Carlyle Investment Management L.L.C.

“Material Contracts” has the meaning set forth in Section 4.12(a).

“Material Customer” has the meaning set forth in Section 4.22.

“Material Vendor” has the meaning set forth in Section 4.22.

“Merger” has the meaning specified in the Recitals hereto.

“Merger Certificate” has the meaning specified in Section 2.1(a).

“Merger Sub” has the meaning specified in the Preamble hereto.

“Merger Sub Capital Stock” means the shares of the common stock, par value $0.0001 per share, of Merger Sub.

“Modification in Recommendation” has the meaning specified in Section 8.2(b)(ii).

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

“NYSE” has the meaning specified in Section 5.8(c).

“Offer Documents” has the meaning specified in Section 8.2(a)(i).

“Open Source Software” means open source, free software, copyleft or community source code license (including any library or code licensed under the GNU General Public License, GNU Lesser General Public License, GNU Affero GPL (AGPL), Apache Software License, or any other public source code license arrangement).

“Option Exercise Amount” means the aggregate exercise price of the Company In-the-Money Options that are outstanding immediately prior to the Effective Time; provided that, with respect to any Company Option that has an exercise price of $6.50 that will take effect on December 31, 2021, the exercise price of such Company Option for purposes of the Option Exercise Amount calculation shall be deemed to be $6.50.

“Ordinary Course of Business” means, with respect to any Person, in the ordinary course of business of such Person, subject to any COVID-19 Measures impacting or taken by the relevant Person.

“Owned Intellectual Property” means the Intellectual Property owned by the Company and its Subsidiaries.

“Owned Real Property” means all real property owned in fee simple by the Company or any of its Subsidiaries.

“Per Share Valuation Amount” means an amount equal to (a) the Transaction Purchase Price, divided by (b) the Aggregate Fully Diluted Company Common Shares.

“Permits” has the meaning set forth in Section 4.11.

“Permitted Leakage” means, notwithstanding the definition of Leakage, (a) any payments or benefits (including any applicable Tax thereon) expressly contemplated by this Agreement or the Framework Agreement, (b) any payments or benefits between the Company and one or more of the Company’s Subsidiaries, (c) fees and reimbursable expenses due and payable under the Management Agreement, (d) payments or benefits pursuant to any employment, severance, bonus, indemnification or similar arrangements concerning the compensation or indemnification of employees, officers or directors made in the Ordinary Course of Business, (e) the fees payable to Affiliates of the Carlyle Holder contemplated by Section 4.16 of the Company Disclosure Letter and (f) any payments approved in writing by Acquiror. Notwithstanding the foregoing, for the avoidance of doubt, any Leakage covered by clauses (f) and (g) of the definition thereof shall not be Permitted Leakage (regardless whether such Leakage is contemplated by or set forth on the Company Disclosure Letter).

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and, in each such case, for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and other Liens arising or incurred in the Ordinary Course of Business or in connection with construction contracts for amounts that are not yet delinquent or are being contested in good faith, (c) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over the Real Property, (d) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above the Real Property, (e) title exceptions disclosed by any title insurance commitment or title insurance policy for any such Real Property issued by a title company and delivered or otherwise made available to Acquiror prior to the date hereof, (f) other encumbrances, defects, irregularities or imperfections of title, encroachments, easements, servitudes, permits, rights of way, flowage rights, restrictions, leases, licenses, covenants, sidetrack agreements and oil, gas, mineral and mining reservations, rights, licenses and leases, which, in each case, do not materially impair the present use or occupancy of the Real Property, (g) statutory Liens in favor of lessors arising in connection with any property leased to the Company or any of its Subsidiaries, (h) Liens securing the obligations under the Credit Facilities (or any replacement to the Credit Facilities incurred in a transaction permitted by this Agreement, including Liens granted to any lender at the Closing in connection with the Debt Financing), and (i) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business in connection with the sale or marketing of products or services of the Company or its Subsidiaries.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Information” means any information that identifies a particular individual and, when referring to a Law concerning the privacy or security of Personal Information, has the same meaning as the similar or equivalent term defined under such Law.

“PIPE Investment” means the purchase of shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock pursuant to the Subscription Agreements.

“PIPE Investment Amount” means the aggregate gross purchase price received by Acquiror prior to Closing for the shares in the PIPE Investment.

“PIPE Investors” means those certain investors participating in the PIPE Investment pursuant to the Subscription Agreements.

“Prospectus” has the meaning specified in Section 11.1.

“Proxy Statement” has the meaning specified in Section 8.2(a)(i).

“Real Property” means any owned real property and any leased real property of the Company or any of its Subsidiaries.

“Real Property Lease” has the meaning set forth in Section 4.18(b).

“Refinancing” means the repayment, repurchase or discharge in full of all outstanding indebtedness and all other obligations of the Company and its Subsidiaries incurred under the Credit Facilities (other than, for the avoidance of doubt, (a) contingent obligations that survive the termination of the Credit Facilities for which no claim has been asserted and (b) in the case of the First Lien Credit Agreement, letters of credit which have been cash collateralized or otherwise provided for as set forth in the First Lien Credit Agreement) and the termination and release of all related guaranties and security interests.

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Restricted Debt Financing Changes” has the meaning specified in Section 8.5(b).

“Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Control Laws (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Control Laws, including: (a) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the OFAC List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (b) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) any national of a Sanctioned Country.

“Sanctions Laws” has the meaning specified in Section 4.11(d).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Second End Date” has the meaning set forth in Section 10.1(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means M3-Brigade Sponsor II LP, a Delaware limited partnership.

“Sponsor Agreement” has the meaning specified in the Recitals hereto.

“Sponsor PIPE Investor” means the PIPE Investor identified to the Company as the “Sponsor PIPE Investor” prior to the entry into this Agreement or an Affiliate of such PIPE Investor to whom the Subscription Agreement with such PIPE Investor is assigned in accordance with its terms after the date of this Agreement.

“Stockholder Notice” has the meaning specified in Section 8.2(c).

“Subscription Agreements” means the subscription agreements (excluding the Investor Subscription Agreement) pursuant to which the PIPE Investment will be consummated.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Equity Interests” has the meaning specified in Section 4.6(b).

“Substantial Detriment” has the meaning specified in the Framework Agreement.

“Super 8-K” has the meaning specified in Section 8.2(a)(i).

“Surviving Corporation” has the meaning specified in Section 2.1(b).

“Syniverse Group” has the meaning specified in Section 11.11(b).

“Tax” means (a) any federal, state, local or non-U.S. income, alternative, minimum (including Taxes under Section 59A of the Code), accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, escheat and unclaimed property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other tax, duty, fee, assessment or other governmental charge or deficiencies thereof of any kind whatsoever in the nature of a tax (including all interest and penalties thereon (or in lieu thereof) and any additions thereto), whether disputed or not and (b) any liability for any of the foregoing arising as a result of Section 1.1502-6 of the Treasury Regulations or similar or analogous provision of state, local or non-U.S. Law, indemnification obligations, or as a successor, by Contract, by Law or otherwise.

“Tax Return” means any federal, state, local or non-U.S. tax return, declaration, statement, report, schedule, election, form or information return or any attachments thereto or amendment to any of the foregoing relating to Taxes.

“Terminating Acquiror Breach” has the meaning specified in Section 10.1(h).

“Terminating Company Breach” has the meaning specified in Section 10.1(e).

“Trade Control Laws” has the meaning specified in Section 4.11(d).

“Trademarks” has the meaning specified in Section 1.1.

“Transaction Proposals” has the meaning specified in Section 8.2(b)(ii).

“Transaction Purchase Price” means an amount equal to (a) the sum of (i) the Base Purchase Price, minus (ii) the Closing Date Leakage, plus (iii) the Investor Investment Amount, plus (iv) the Option Exercise Amount, multiplied by (b) an amount equal to (i) one, minus (ii) the Investment Percentage.

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Merger.

“Transfer Taxes” has the meaning specified in Section 8.4.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Treasury Share” has the meaning specified in Section 3.1(a).

“Trust Account” has the meaning specified in Section 11.1.

“Trust Agreement” has the meaning specified in Section 5.7.

“Trustee” has the meaning specified in Section 5.7.

“Unaudited Financial Statements” has the meaning specified in Section 4.7(a).

“Wachtell” has the meaning specified in Section 11.11(a).

“Wachtell Privileged Communications” has the meaning specified in Section 11.11(a).

“Working Capital Loans” means any loan made to Acquiror by any of the Sponsor, an Affiliate of the Sponsor, or any of Acquiror’s officers or directors, and evidenced by a promissory note, for the purpose of financing costs incurred in connection with a Business Combination.

“Written Consent” has the meaning specified in the Recitals hereto.

Section 1.2    Construction.

(a)    Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) the word “or” shall be disjunctive but not exclusive; and (vii) “$” or “US$” means United States Dollars.

(b)    Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e)    Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

(f)    Exhibits attached to, or referenced in this Agreement are incorporated herein as if set forth in full herein.

(g)    Unless the context of this Agreement otherwise requires, (i) references to any Law shall be deemed to refer to such Law as consolidated, replaced, revised, amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder, (ii) references herein to any Contract (including this Agreement) shall be deemed to refer to such Contract as amended, restated, supplemented or otherwise modified from time to time, and (iii) references herein to any Person shall be deemed to include such Person’s successors and assigns.

ARTICLE II

THE MERGER; CLOSING

Section 2.1    The Merger.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, Acquiror and the Company (Merger Sub and the Company sometimes being referred to herein as the “Constituent Corporations”) shall cause Merger Sub to, and Merger Sub shall, be merged with and into the Company, with the Company being the surviving corporation in the Merger. The Merger shall be consummated in accordance with this Agreement and the DGCL and shall be evidenced by a certificate of merger with respect to the Merger (as so filed, the “Merger Certificate”), executed by the Constituent Corporations in accordance with the relevant provisions of the DGCL, such Merger to be effective as of the Effective Time.

(b)    Upon consummation of the Merger, the separate corporate existence of Merger Sub shall cease and the Company, as the surviving corporation of the Merger (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Corporation”), shall continue its corporate existence under the DGCL, as a wholly owned Subsidiary of Acquiror. The Merger shall have the effects provided in this Agreement and as specified in the DGCL.

Section 2.2    Effects of the Merger. At and after the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, of a public as well as a private nature, of the Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each Constituent Corporation, and all property, real, personal and mixed, and all debts due to each such Constituent Corporation, on whatever account, shall become vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Corporation as they are of the Constituent Corporations; and the title to any real property vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Constituent Corporations shall not revert or become in any way impaired by reason of the Merger; but all Liens upon any property of a Constituent Corporation shall thereafter attach to the Surviving Corporation and shall be enforceable against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; all of the foregoing in accordance with the applicable provisions of the DGCL.

Section 2.3    Closing; Effective Time.

(a)    In accordance with the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. (New York time) on the date which is three (3) Business Days after the first date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

(b)    Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, the Company shall file the Merger Certificate with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger shall become effective at the time when the Merger Certificate has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Merger Certificate (the “Effective Time”).

Section 2.4    Closing Deliverables.

(a)    At the Closing, the Company will deliver or cause to be delivered:

(i)    to Acquiror, a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.2(a), Section 9.2(b) and Section 9.2(c) have been fulfilled;

(ii)    to Acquiror, the written resignations of all of the directors of the Company (other than any such Persons identified as initial directors of the Surviving Corporation, in accordance with Section 2.6(a)), effective as of the Effective Time;

(iii)    to Acquiror, the Registration Rights Agreement, duly executed by the Carlyle Holder and Investor;

(iv)    to Acquiror, the Stockholders Agreement, duly executed by the Carlyle Holder and Investor;

(v)    to Acquiror, a copy of the Restated Certificate duly adopted pursuant to the Written Consent and filed with the Delaware Secretary of State; and

(vi)    to Acquiror, a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that the Company is not, and was not during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder and no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(b)    At the Closing, Acquiror will deliver or cause to be delivered:

(i)    to the Exchange Agent, the portion of the Aggregate Merger Consideration to be paid in shares of Acquiror Common Stock for further distribution to the Company’s equityholders pursuant to Section 3.2;

(ii)    to the Company, a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.3(c) have been fulfilled;

(iii)    to the Company, the Registration Rights Agreement, duly executed by duly authorized representatives of Acquiror and Sponsor;

(iv)    to the Company, the Stockholders Agreement, duly executed by duly authorized representatives of Acquiror and Sponsor; and

(v)    to the Company, the written resignations of all of the directors and officers of Acquiror and Merger Sub (other than those Persons identified as the initial directors and officers, respectively, of Acquiror after the Effective Time, in accordance with the provisions of Section 2.6(b) and Section 7.6), effective as of the Effective Time.

(c)    On the Closing Date, concurrently with the Effective Time, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds, (i) all Acquiror Transaction Expenses as set forth on a written statement to be delivered to the Company and Investor not less than three (3) Business Days prior to the Closing Date, (ii) all Company Transaction Expenses as set forth on a written statement to be delivered to Acquiror and Investor by or on behalf of the Company not less than three (3) Business Days prior to the Closing Date, and (iii) all Investor Transaction Expenses as set forth on a written statement to be delivered to Acquiror and the Company by or on behalf of Investor not less than three (3) Business Days prior to the Closing Date and (iv) outstanding indebtedness of the Company and its Subsidiaries incurred under the Credit Facilities (including accrued but unpaid interest) to the extent such amount is greater than cash proceeds from the Debt Financing actually received by, or on behalf of, the Company or any of its Subsidiaries and, in any event, in an aggregate amount not to exceed the sum of (A) the amount of cash available in the Trust Account following the Acquiror Shareholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption Amount, plus (B) the PIPE Investment Amount actually received by Acquiror prior to the Closing, plus (C) the Investor Investment Amount, minus (D) the sum of the amounts contemplated by clauses (i), (ii) and (iii) above, and as set forth on a written statement to be delivered to Acquiror and Investor by or on behalf of the Company not less than three (3) Business Days prior to the Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof (if applicable), together with corresponding invoices for the foregoing; provided that any Company Transaction Expenses due to current or former employees, independent contractors, officers, or directors of the Company or any of its Subsidiaries shall be paid to the Company for further payment to such employee, independent contractor, officer or director through the Company’s payroll.

Section 2.5    Governing Documents.

(a)    On the Closing Date, concurrently with the Effective Time, the certificate of incorporation of the Company in effect prior to the Effective Time shall be amended and restated to read in its entirety as set forth Exhibit B, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the DGCL. At the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that references to Merger Sub’s name shall be replaced by references to the name set forth in the Restated Certificate, until thereafter amended as provided therein and under the DGCL.

(b)    The certificate of incorporation (which shall be in the form attached as Exhibit A, with such changes as may be agreed in writing by Acquiror and the Company, the “Acquiror Certificate of Incorporation”), the certificate of designations (which shall be in the form attached as Exhibit E, with such changes as may be agreed in writing by Acquiror and the Company, the “Acquiror Certificate of Designations”) and bylaws of Acquiror

(which shall be in the form mutually agreed in good faith by Acquiror and the Company prior to Closing, the “Acquiror Bylaws”) as of immediately prior to the Effective Time, shall be the certificate of incorporation, certificate of designations and bylaws of Acquiror from and after the Effective Time, until thereafter amended as provided therein and under the DGCL.

Section 2.6    Directors and Officers.

(a)    (i) The officers of the Company as of immediately prior to the Effective Time, shall be the officers of the Surviving Corporation from and after the Effective Time, and (ii) the Persons set forth on Section 2.6(a) of the Company Disclosure Letter shall be the directors of the Surviving Corporation from and after the Effective Time, in each case, each to hold office in accordance with the Governing Documents of the Surviving Corporation.

(b)    The parties shall take all actions necessary to ensure that, from and after the Effective Time, the Persons identified as the initial post-Closing directors and officers of Acquiror in accordance with the provisions of Section 7.6 shall be the directors and officers (and in the case of such officers, holding such positions as such officers hold at the Company immediately prior to the Effective Time), respectively, of Acquiror, each to hold office in accordance with the Governing Documents of Acquiror.

Section 2.7    Closing Statement. No later than five (5) Business Days prior to the Closing Date, the Company shall provide to Acquiror and Investor a statement substantially in the form attached hereto as Annex I (the “Closing Statement”) setting forth the Company’s good faith calculation of the Exchange Ratio, Aggregate Merger Consideration, Aggregate Fully Diluted Company Common Shares, Transaction Purchase Price, Per Share Valuation Amount, the Investment Percentage, Closing Date Leakage and the Option Exercise Amount, delivered with reasonable supporting detail with respect to the calculation of such amounts. The Company shall provide Acquiror and its representatives reasonable access to information, personnel, books and records of the Company or its Subsidiaries that Acquiror reasonably requests relating to the Closing Statement and the Company’s preparation thereof, and shall cause the personnel of the Company and its Subsidiaries to cooperate reasonably with Acquiror and its representatives in connection with Acquiror’s review of the Closing Statement. The Company shall consider in good faith any changes Acquiror proposes or requests to the Closing Statement and revise such statement if, based on its good faith assessment, such changes are warranted; provided that in no event shall such obligation require the contemplated Closing Date to be postponed or otherwise delayed (it being understood and agreed that, notwithstanding the foregoing if Acquiror proposes a change to the Closing Statement and the Company agrees that such a change is warranted, then, to the extent required and unless waived by the Acquiror in accordance with Section 11.2, the contemplated Closing Date shall be postponed or otherwise delayed to the extent necessary but in any event by no more than three (3) Business Days in order to implement such revision).

Section 2.8    Tax-Free Reorganization Matters. The parties intend that, for United States federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations to which each of Acquiror, Merger Sub and the Company are to be parties under Section 368(b) of the Code and the Treasury Regulations, and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). The Merger shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by Law or a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. The parties shall cooperate with each other and their respective counsel to document and support the Tax treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, including providing factual support letters.

ARTICLE III

EFFECTS OF THE MERGER ON THE COMPANY COMMON STOCK AND EQUITY AWARDS

Section 3.1    Conversion of Securities.

(a)    At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock, each share of Company Common Stock, in each case, that is issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Company Common Stock subject to Company Awards (which shall be subject to Section 3.3), (ii) any shares of Company Common Stock held in the treasury of the Company, which treasury shares shall be canceled as part of the Merger and shall not constitute “Company Common Stock” hereunder (each such share, a “Treasury Share”), and (iii) any Dissenting Shares), shall be canceled and converted into the right to receive the applicable portion of the Aggregate Merger Consideration as determined pursuant to Section 3.1(c).

(b)    At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror or Merger Sub, each share of Merger Sub Capital Stock, shall be converted into a share of common stock, par value $0.0001 of the Surviving Corporation.

(c)    Each holder of shares of Company Common Stock as of immediately prior to the Effective Time (other than in respect of (x) Treasury Shares, (y) Dissenting Shares, and (z) any shares of Company Common Stock subject to Company Awards (which shall be subject to Section 3.3)) shall be entitled to receive a portion of the Aggregate Merger Consideration equal to (i) the Exchange Ratio, multiplied by (ii) the number of shares of Company Common Stock held by such holder as of immediately prior to the Effective Time, with fractional shares rounded up or down to the nearest whole share (with 0.5 of a share or greater rounded up), as applicable.

(d)    Notwithstanding anything in this Agreement to the contrary, no fractional shares of Acquiror Common Stock shall be issued in the Merger.

Section 3.2    Exchange Procedures.

(a)    Prior to the Closing, and in any event no later than five (5) Business Days prior to the Closing Date, Acquiror shall appoint an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of paying the Aggregate Merger Consideration to the Company’s equityholders. At or before the Effective Time, Acquiror shall deposit with the Exchange Agent the number of shares of Acquiror Common Stock equal to the portion of the Aggregate Merger Consideration to be paid in shares of Acquiror Common Stock.

(b)    Reasonably promptly after the Effective Time, Acquiror shall send or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock as of immediately prior to the Effective Time, whose shares of Company Common Stock were converted pursuant to Section 3.1(a) into the right to receive a portion of the Aggregate Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and the risk of loss and title shall pass, only upon proper transfer of each share to the Exchange Agent, and which letter of transmittal will be in a form mutually agreed in good faith among the Exchange Agent, Acquiror and the Company prior to Closing, for use in such exchange (each, a “Letter of Transmittal”).

(c)    Each holder of shares of Company Common Stock that have been converted into the right to receive a portion of the Aggregate Merger Consideration, pursuant to Section 3.1(a), shall be entitled to receive such portion of the Aggregate Merger Consideration upon receipt by the Exchange Agent of an “agent’s message” (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) or a duly completed and validly executed Letter of Transmittal, as applicable, and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the transfer of any share.

(d)    If payment of the Aggregate Merger Consideration is to be made to a Person other than the record holder of any Company Common Stock, it shall be a condition of payment that the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Aggregate Merger Consideration to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of Acquiror that such Taxes either have been paid or are not applicable.

(e)    Promptly following the date that is one (1) year after the Effective Time, Acquiror shall instruct the Exchange Agent to deliver to Acquiror all documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, any portion of the Aggregate Merger Consideration that remains unclaimed shall be returned to Acquiror, and any Person that was a holder of shares of Company Common Stock as of immediately prior to the Effective Time that has not exchanged such shares of Company Common Stock for an applicable portion of the Aggregate Merger Consideration in accordance with this Section 3.2 prior to the date that is one (1) year after the Effective Time, may transfer such shares of Company Common Stock to Acquiror and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and Acquiror shall promptly deliver, such applicable portion of the Aggregate Merger Consideration without any interest thereupon. None of Acquiror, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any of the Aggregate Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any such shares shall not have not been transferred immediately prior to such date on which any amounts payable pursuant to this Article III would otherwise escheat to or become the property of any Governmental Authority, any such amounts shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

Section 3.3    Treatment of Company Awards.

(a)    As of the Effective Time, each Company Option (whether vested or unvested) that is then outstanding shall be converted into an option to purchase shares of Acquiror Common Stock upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions (each, an “Acquiror Option”), except that (i) such Acquiror Option shall provide the right to purchase that whole number of shares of Acquiror Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such Acquiror Option shall be equal to the exercise price per share of such Company Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent); provided, however, that the conversion of the Company Options will be made in a manner consistent with Treasury Regulation Sections 1.424-1, such that such conversion will not constitute a “modification” of such Company Options for purposes of Section 409A or Section 424 of the Code.

(b)    As of the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time shall be converted into an Acquiror RSU Award with substantially the same terms and conditions as were applicable to such Company RSU Award immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Acquiror RSU Award shall be comprised of that number of Acquiror RSUs as is equal to the product of (i) the number of Company RSUs subject to such Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional restricted stock units rounded to the nearest whole restricted stock unit (with 0.5 of a restricted stock unit or greater rounded up).

(c)    The Company shall take all necessary actions to effect the treatment of Company Awards pursuant to this Section 3.3 in accordance with the Incentive Plan and the applicable award agreements thereunder and Acquiror shall ensure that no Acquiror Option or Acquiror RSU may be exercised or settled, as applicable, prior to the effective date of an applicable Form S-8 (or other applicable form, including Form S-1 but excluding Form S-3) of Acquiror. The board of directors of the Company shall amend the Incentive Plan and take all other necessary actions, effective as of immediately prior to the Closing, in order to provide that no new Company Awards will be granted under the Incentive Plan.

Section 3.4    Withholding. Notwithstanding any other provision to this Agreement, Acquiror, Merger Sub, the Company and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such Taxes that are required to be deducted and withheld from such amounts under the Code or any other applicable Law; provided that except with respect to (x) payments in the nature of compensation to be made to employees or former employees of the Company and (y) any deduction or withholding required as a result of the applicable withholding agent not having timely received the documentation described in Section 2.4(a)(vi) or a properly completed IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate IRS Form W-8, as applicable, Acquiror shall use commercially reasonable efforts to provide the Company with at least ten (10) days prior written notice of the intent to withhold in connection with the payment of the Aggregate Merger

Consideration and will reasonably cooperate with the Company to reduce or eliminate any applicable withholding. To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be (i) timely remitted to the appropriate Governmental Authority and (ii) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.5    Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Aggregate Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Aggregate Merger Consideration in accordance with Section 3.1 without interest thereon, upon transfer of such shares. The Company shall provide Acquiror prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Acquiror shall be consulted with respect to all material negotiations and proceedings with respect to such demands (and promptly notified of all other negotiations and proceedings with respect to such demands). Except with the prior written consent of Acquiror (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered to Acquiror and Merger Sub by the Company on the date of this Agreement (the “Company Disclosure Letter”) (each section of which, subject to Section 11.9, qualifies the correspondingly numbered and lettered representations in this Article IV), the Company represents and warrants to Acquiror and Merger Sub as of the date of this Agreement and as of the Closing as follows:

Section 4.1    Company Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted. Each of the Company’s Subsidiaries is an entity duly organized, validly existing and in good standing (or the equivalent thereof, where such concept is recognized) under the laws of its jurisdiction of organization and has all requisite corporate, limited liability company or other entity power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (or the equivalent thereof, where such concept is recognized) in the jurisdictions in which the property and assets owned, leased or operated by the Company or such Subsidiary, or the nature of the business conducted by the Company or such Subsidiary, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements. The Company has made available to Acquiror true, correct and complete copies of the Governing Documents of the Company. The Company Common Stock (a) has been duly authorized and validly issued, (b) is fully paid and non-assessable and (c) was issued free and clear of any Liens (other than under those applicable securities Laws or created or imposed by Acquiror or Merger Sub) and in compliance with all applicable Laws and the Company’s Governing Documents.

Section 4.2    Due Authorization.

(a)    The Company and its Subsidiaries have all requisite corporate, limited liability company or other entity power and authority to execute and deliver this Agreement and the other documents contemplated hereby to which the Company or any of its Subsidiaries is a party, as applicable, and to consummate the transactions contemplated hereby and thereby. The execution, performance and delivery of this Agreement and the other documents to which the Company or any of its Subsidiaries is (or will be) a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby by the Company or any of its Subsidiaries, as applicable, have been duly authorized by all requisite corporate, limited liability company or other entity power action of the Company and/or any of its applicable Subsidiaries. This Agreement has been, and on or prior to the Closing, the other documents to which the Company or any of its Subsidiaries is a party contemplated hereby will be, duly executed and delivered by the Company or any of its applicable Subsidiaries and constitutes, and on or prior to the Closing, the other documents to which the Company or any of its Subsidiaries is a party contemplated hereby constitutes, a valid, legal and binding obligation of the Company (and in the case of such other documents contemplated hereby, the Company or any of its Subsidiaries party thereto) (assuming that this Agreement has been, and the other such documents to which the Company or any of its Subsidiaries is a party will be, duly and validly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company (and in the case of the other such documents contemplated hereby, the Company or any of its Subsidiaries party thereto) in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b)    On or prior to the date of this Agreement, the board of directors of the Company has duly adopted resolutions (i) determining that this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby (including the Restated Certificate) are advisable and fair to, and in the best interests of, the Company and its stockholders, as applicable, and

(ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby (including the Restated Certificate). No other corporate action is required on the part of the Company or any of its stockholders to enter into this Agreement or the documents to which the Company is a party contemplated hereby or to approve the transactions contemplated hereby and thereby or the Restated Certificate other than the Company Equityholder Approval. Promptly following the execution and delivery of this Agreement (and in any event within 24 hours thereof), the Company Equityholder Approval will be duly and validly obtained in accordance with applicable Law (including the DGCL) and the Governing Documents of the Company upon the execution and delivery of the Written Consent, and the Written Consent will constitute the irrevocable Company Equityholder Approval.

Section 4.3    No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.4 and except as set forth on Section 4.3 of the Company Disclosure Letter, the execution and delivery by the Company or any of its Subsidiaries of this Agreement and the documents to which the Company or any of its Subsidiaries is (or will be) a party and the performance of the Company’s or such of its Subsidiaries’ obligations hereunder and thereunder (including the consummation of the transactions contemplated hereunder and thereunder) do not (a) conflict with or result in any breach of any provision of the Governing Documents of the Company or any of its applicable Subsidiaries, (b) assuming compliance with the matters referred to in Section 4.4, violate any applicable Law of any Governmental Authority having jurisdiction over the Company or any of its applicable Subsidiaries, (c) require any consent of or other action by any Person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any Material Contract, (d) result in a violation or revocation of any material Permit or (e) except as contemplated by this Agreement, result in the creation or imposition of any Lien other than Permitted Liens on any assets of the Company or its Subsidiaries, except, in the case of clauses (b), (c), (d) and (e), as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.4    Governmental Authorities; Consents. Assuming the truth and accuracy of the representations and warranties of Acquiror and Merger Sub contained in Section 5.4, no notices to, filings with or authorizations, registrations, declarations, consents or approvals of any Governmental Authority (each, a “Governmental Authorization”) is required on the part of the Company or its Subsidiaries with respect to the Company’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) compliance with and filings under the HSR Act and any other applicable Competition Laws set forth on Section 8.1 of the Company Disclosure Letter; (ii) those the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, and (iii) the filing of the Merger Certificate in accordance with the DGCL.

Section 4.5    Capitalization of the Company.

(a)    As of the date hereof, the authorized capital stock of the Company consists solely of 250,000,000 shares of common stock, with a par value of $0.01 per share. Section 4.5(a) of the Company Disclosure Letter sets forth as of the date hereof (i) the holders of the outstanding Company Common Stock (with the names of non-US employees of the Company and its Subsidiaries redacted) and (ii) the total number of Company Common Stock held by each such holder. As of the date hereof, the Company has reserved 23,791,667 Company Common Stock for issuance (upon grant, exercise or settlement of equity awards) under the Incentive Plan. Section 4.5(a) of the Company Disclosure Letter sets forth as of the date hereof (A) for the outstanding Company Options and Company RSU Awards, (1) the aggregate number of Company Common Stock represented by outstanding unvested Company Options or Company RSU Awards and (2) the aggregate number of Company Common Stock represented by outstanding vested Company Options and (B) with respect to each tranche of outstanding Company Options, the exercise price and expiration date of such Company Options.

(b)    Other than those described in Section 4.5(a) or as contemplated by this Agreement and the Framework Agreement, there are no outstanding (i) equity securities of the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for, or measured by reference to, equity securities of the Company, (iii) options, warrants, calls or other rights to acquire from the Company or obligations of the Company to issue, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of the Company, or (iv) restricted equity, equity appreciation, phantom equity, appreciation rights, contingent value rights, profit participation or similar rights with respect to any equity securities of the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the “Company Equity Interests”).

(c)    Other than as contemplated by this Agreement and the Framework Agreement, no Person is party to any right of first refusal, right of first offer, proxy, voting agreement, registration rights agreement, equityholders agreement or any other contract with respect to the sale, issuance, repurchase, redemption, transfer or voting of the Company Equity Interests.

Section 4.6    Subsidiaries; Ownership Interests.

(a)    Section 4.6(a) of the Company Disclosure Letter sets forth the Company’s direct or indirect ownership interest in each of its Subsidiaries.

(b)    Other than those described in Section 4.6(a) or as contemplated by this Agreement, there are no outstanding (i) equity securities of the Company’s Subsidiaries, (ii) securities of the Company’s Subsidiaries convertible into or exchangeable or exercisable for, or measured by reference to, equity securities of the Company’s Subsidiaries, (iii) options, warrants, calls or other rights to acquire from any of the Company’s Subsidiaries or obligations of the Company’s Subsidiaries to issue, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of any of the Company’s Subsidiaries, or (iv) restricted equity, equity appreciation, phantom equity, profit participation or similar rights with respect to any equity securities of the Company’s Subsidiaries (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the “Subsidiary Equity Interests”).

(c)    Neither the Company nor any of its Subsidiaries is party to any right of first refusal, right of first offer, proxy, voting agreement, registration rights agreement, equityholders agreement or any other contract with respect to the sale, issuance, repurchase, redemption, transfer or voting of the Subsidiary Equity Interests.

(d)    Section 4.6(d) of the Company Disclosure Letter lists all shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) any other Person (other than the Company or any of its Subsidiaries) that are owned by the Company or any of its Subsidiaries.

Section 4.7    Financial Statements.

(a)    The Company has delivered to Acquiror true and complete copies of (i) the audited consolidated balance sheet of the Company and its Subsidiaries, taken as a whole, as of December 31, 2019 and November 30, 2020 and the related audited consolidated statements of operations, equity and cash flows for the years ended December 31, 2019 and November 30, 2020 (collectively, the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of Syniverse Holdings, Inc. and its Subsidiaries as of May 31, 2021 (the “Balance Sheet Date”) and the related unaudited consolidated statement of operations for the period starting on December 1, 2020 and ending on May 31, 2021 (collectively, the “Unaudited Financial Statements”).

(b)    The Audited Financial Statements and the Unaudited Financial Statements (i) have been prepared in accordance with GAAP on a consistent basis (except as may be indicated in the notes thereto) and (ii) fairly present, in all material respects, the financial position and the results of operations and consolidated cash flows at and for the periods then ended (clauses (i) and (ii) subject, in the case of the Unaudited Financial Statements, to the absence of any disclosures normally made in footnotes to audited financial statements and normal year-end audit adjustments that will not be material in effect or amount).

(c)    Since January 1, 2018, the Company and its Subsidiaries have maintained internal control over financial reporting sufficient to provide reasonable assurance regarding (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP in all material respects, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made in accordance with authorizations of the relevant management and director in all material respects and (iii) prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on its financial statements.

(d)    The financial information set forth on Section 4.7(d) of the Company Disclosure Letter fairly presents, in all material respects, the financial position and the results of operations of the Company and its Subsidiaries at and for the periods then ended (except as may be indicated in the notes thereto and subject to the absence of any disclosures normally made in footnotes to audited financial statements and normal year-end audit adjustments that will not be material in effect or amount).

Section 4.8    No Undisclosed Liabilities. There are no Liabilities of the Company and its Subsidiaries that would be required under GAAP to be disclosed on a consolidated balance sheet of the Company and its Subsidiaries, except (i) Liabilities disclosed in the Audited Financial Statements or the Unaudited Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date, (iii) executory obligations under Material Contracts that are not the result of any breach thereunder, and (iv) other Liabilities that would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

Section 4.9    Absence of Changes. From the Balance Sheet Date through the date of this Agreement, (a) there has not been any change, effect, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (b) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business, and (c) neither the Company nor any of its Subsidiaries has taken any action that, had such action occurred on or after the Balance Sheet Date, would have required Acquiror’s consent pursuant to Section 6.1, except, in each case, as disclosed in Section 4.9 of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement.

Section 4.10    Litigation and Proceedings. Within the last three (3) years through the date hereof, (a) there is and has been no Litigation pending or, to the Knowledge of the Company, threatened by or against the Company or its Subsidiaries, (b) there is or has been no outstanding order, writ, judgment, injunction, decision, ruling, award or decree issued against the Company or its Subsidiaries, and (c) to the Knowledge of the Company, there is no investigation by a Governmental Authority that relates to the Company or any of its Subsidiaries, except, in each case of clauses (a), (b) and (c), as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.11    Compliance with Laws; Licenses and Permits.

(a)    The Company and its Subsidiaries are, and have been since January 1, 2018, operating in all material respects in compliance with applicable Law, except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

(b)    The Company and its Subsidiaries hold all licenses, franchises, permits, certificates, consents, approvals or other similar authorizations issued by applicable Governmental Authorities necessary for the lawful conduct of the business of the Company and its Subsidiaries (the “Permits”), except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Subsidiaries from consummating the transactions contemplated by this Agreement. The Permits are valid and in full force and effect, neither the Company nor any of its applicable Subsidiaries is in default under any condition or provision of any of the Permits and no suspension, revocation, cancellation or material modification of any condition or provision of any Permit is pending or, to the Knowledge of the Company, has been threatened and none of the Permits will be terminated or modified as a result of the transactions contemplated hereby, except, in each case, as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Subsidiaries from consummating the transactions contemplated by this Agreement.

(c)    Since January 1, 2018, neither of the Company, nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor, to the Knowledge of the Company, any agent or representative of the Company or its applicable Subsidiaries has, in connection with or acting on behalf of the Company or its applicable Subsidiaries, (i) received, made or offered any unlawful payment, or offered or promised to make or receive any unlawful payment, or provided or offered or promised to provide or receive anything of value (whether in the form of property or services or in any other form), to or from any foreign or domestic government official or employee, or to any finder, agent, or other party acting on behalf of or under the auspices of any Governmental Authority, for the purpose of (A) influencing any act or decision of a government official in his or her official capacity, (B) inducing a government official to do or omit to do any act in violation of his or her lawful duties or (C) inducing a government official to influence or affect any act or decision of any Governmental Authority, (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (iii) taken any other action or made any omission, in each case, in violation of any Law applicable to the Company or its Subsidiaries governing corrupt practices, money laundering, anti-bribery or anticorruption or that otherwise prohibits payments to any government or public officials, including, if applicable, the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd 1, et seq., the UK Bribery Act 2010 and any Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (all such Laws, “Anticorruption Laws”). As of the date hereof and since January 1, 2018, none of the Company or its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice or inquiry alleging any such material violation or conducted any internal investigation or audit with respect to any actual or alleged violation of any Anticorruption Laws.

(d)    Each of the Company and its Subsidiaries is, and since January 1, 2018, has been, in compliance with all applicable Laws relating to economic or trade sanctions or embargoes, including all Laws administered and enforced by OFAC (“Sanctions Laws”), Ex-Im Laws, and U.S. anti-boycott Laws (collectively, “Trade Control Laws”). None of the Company or its Subsidiaries is party to any contract or is currently, or has been since January 1, 2018, engaged in any transaction or other business in breach of Trade Control Laws. As of the date hereof and in the last five (5) years, neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any other Person any written or, to the Knowledge of the Company, oral notice or inquiry of any violation or alleged violation of any Trade Control Laws.

(e)    Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries, is currently, or has been in the last five (5) years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or Sanctioned Country in violation of Sanctions Laws; or (iv) otherwise in violation of Trade Control Laws.

(f)    The Company and its Subsidiaries have implemented and maintain in effect written policies, procedures and internal controls that are reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws and Anti-Corruption Laws.

Section 4.12    Material Contracts.

(a)    Section 4.12 of the Company Disclosure Letter lists a true and correct list of the following contracts to which the Company or any of its Subsidiaries is a party as of the date hereof (collectively, the “Material Contracts”):

(i)    any agreement relating to any incurrence, assumption or guarantee of indebtedness for borrowed money in excess of $10,000,000 in the aggregate (other than intercompany indebtedness among or between the Company and/or its wholly owned Subsidiaries);

(ii)    any joint venture agreement, strategic alliance agreement or partnership agreement or other similar agreements or arrangements with a third party;

(iii)    any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any business, capital stock or other equity securities or assets of any other Person (whether by merger, consolidation or other business combination, sale of stock or other securities, sale of assets or otherwise) under which the Company or any Subsidiary has any material obligations;

(iv)    any agreement with a Material Customer in its capacity as a customer;

(v)    any agreement with a Material Vendor in its capacity as a vendor;

(vi)    except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, any agreement that (A) limits, or purports to limit, the freedom of the Company or any of its affiliates (1) to compete with any Person or in any product line or line of business, (2) to operate or engage in business in any geographic area, or (3) to solicit business from any Person, or (B) obligates, or purports to obligate, the Company or any of its affiliates, (1) to purchase or otherwise obtain any product or service exclusively from a single Person or group of affiliated Persons, (2) to sell or otherwise provide any product or service exclusively to a single Person or group of affiliated Persons, or (3) to provide “most favored nation” terms;

(vii)    any (A) agreement pursuant to which the Company or its Subsidiaries receives a license from a third party to any Intellectual Property (other than licenses to commercially available software or licenses granted in connection with the purchase or lease of IT Systems or IT services) or (B) agreement material to the Company and its Subsidiaries, taken as a whole, pursuant to which Owned Intellectual Property is licensed to a third party other than non-exclusive licenses granted to customers in the Ordinary Course of Business, including in connection with the sale or licensing of products or services of the Company and its Subsidiaries, in each case of clauses (A) and (B), that involved aggregate payments by or to the Company and its Subsidiaries in excess of $500,000 during the twelve (12) month-period immediately preceding the Balance Sheet Date, or (C) agreement for the escrow of any Owned Intellectual Property material to the Company and its Subsidiaries, taken as a whole;

(viii)    any agreement involving the settlement, release, compromise or waiver of any material rights, claims, obligations, duties or liabilities, other than in the Ordinary Course of Business, or that materially restricts or limits the use of any Owned Intellectual Property (including consent to use and co-existence agreements);

(ix)    any agreement involving a remaining commitment by the Company or its Subsidiaries to pay capital expenditures in excess of $5,000,000, in the aggregate;

(x)    any agreement to sell, assign, transfer or otherwise dispose of any assets for a purchase price in excess of $10,000,000, in the aggregate;

(xi)    any material agreement relating to any interest rate, currency swap, derivatives or hedging transactions;

(xii)    any CBA;

(xiii)    any agreement under which the Company or any of its Subsidiaries has made, directly or indirectly, any advance, loan or extension of credit (other than extensions of credit to customers in the Ordinary Course of Business) to any Person in excess of $2,000,000, in the aggregate;

(xiv)    any agreement that is for the employment or engagement of any directors, officers, employees or independent contractors providing for annual base salary or guaranteed or nondiscretionary compensation, in each case in excess of $250,000, in the aggregate; and

(xv)    any material agreement with a Governmental Authority.

(b)    Each Material Contract is in full force and effect and is a valid and binding obligation of the Company or its applicable Subsidiary party to such Material Contract, or to the Knowledge of the Company, any other party (except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally, (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought and (iii) any Material Contract that will terminate upon the expiration of the state term thereof prior to the Closing Date) and neither the Company nor any of its Subsidiaries that is a party thereto or, to the Knowledge of the Company and as of the date hereof, any other party thereto is in default or breach in any material respect under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any notice of any intention to terminate, any such Material Contract, and no event has occurred that, individually or in the aggregate, with notice or lapse of time or both, would be or would reasonably be expected to (i) constitute an event of default thereunder or result in a right of termination thereof or (ii) cause or permit the acceleration or cancellation of or other changes, amendments or alterations of or to any right or obligation or the loss of any benefit thereunder, except, in each case, as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.13    Employee Benefit Plans and Related Matters; ERISA.

(a)    Section 4.13 of the Company Disclosure Letter lists all material Company Benefit Plans. With respect to each material Company Benefit Plan, the Company has made available to Acquiror or Merger Sub complete and correct copies (to the extent applicable) of (i) the plan and any amendments thereto and trust documents (or any other funding instruments) and the most recent summary plan description (and any summary of material modifications thereto), (ii) the most recent annual report (Form 5500 series), (iii) the most recent IRS determination letter, (iv) the most recent actuarial reports and (v) any non-routine correspondence with any Governmental Authority received in the last 3 years.

(b)    No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries has any Liability (including on account of an ERISA Affiliate) with respect to, (i) a Multiemployer Plan, (ii) a plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (iii) a multiple employer plan (as described in Section 413(c) of the Code); or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any Liability to provide, retiree or post-termination health or other welfare benefits to former employees of the Company or any of its Subsidiaries or any other Person, other than health continuation coverage pursuant to Section 4980B of the Code.

(c)    Each Company Benefit Plan has been established, maintained, funded and administered in all material respects in compliance with its terms, the applicable requirements of ERISA, the Code and any other applicable Law. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS and, to the Knowledge of the Company, there are no existing circumstances or events that could reasonably be expected to result in any revocation of, or a change to, such determination letter or qualified status. Neither the Company nor any of its Subsidiaries has incurred, or could reasonably expect to incur, any material penalty or Tax (whether or not assessed) under Section 4980B, 4980D, 4980H 6721 or 6722 of the Code. With respect to each Company Benefit Plan, the Company and its Subsidiaries have timely made in all material respects all required contributions, reimbursements, premiums and other payments and have properly accrued any amounts not yet due. All options and restricted stock units listed in Section 4.5(a) of the Company Disclosure Letter have been issued under and in compliance in all material respects with the Incentive Plan and all applicable Laws. As of the date hereof, no more than 6,350,000 shares of Company Common Stock remain available for issuance under the Incentive Plan.

(d)    Other than routine claims for benefits, there are no pending or, to the Knowledge of the Company, threatened actions, audits, investigations, proceedings, litigations or claims by or on behalf of any participant in any of the Company Benefit Plans, or otherwise involving any Company Benefit Plan or the assets of any Company Benefit Plan, that could reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries.

(e)    Without limiting the generality of the foregoing, with respect to each Company Benefit Plan that is subject to the laws of a jurisdiction other than the United States (a “Foreign Plan”): (i) each Foreign Plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities; (ii) each Foreign Plan intended to receive favorable tax treatment under applicable tax laws has been qualified or similarly determined to satisfy the requirements of such tax laws; (iii) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA); and (iv) no Foreign Plan has any material unfunded liabilities that are not reflected or reserved against on the Audited Financial Statements or the Unaudited Financial Statements, nor are such unfunded liabilities reasonably expected to arise in connection with the transactions contemplated by this Agreement.

(f)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would reasonably be expected to, either alone or in combination with any other event, (i) result in any payment becoming due to any employee of the Company or any of its Subsidiaries or pursuant to any Company Benefit Plan, (ii) increase any benefits under any Company Benefit Plan, (iii) result in the acceleration of the time of payment, vesting or funding or increase the amount of, any compensation or benefits due to any employee of the Company or any of its Subsidiaries or under any Company Benefit Plan, (iv) result in any forgiveness of indebtedness of any employee of the Company or any of its Subsidiaries, or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code).

(g)    Neither the Company nor any of its Subsidiaries maintains any obligation to gross-up or reimburse any employee of the Company or any of its Subsidiaries for any Tax or related interest or penalties incurred by such individual, including under Section 409A or 4999 of the Code or otherwise.

(h)    Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

Section 4.14    Employees, Labor Matters, etc.

(a)    Neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by any CBA, and there are no labor unions or other organizations or groups representing, purporting to represent or attempting to represent any employees of the Company or any of its Subsidiaries, except, in each case, as set forth on Section 4.14 of the Company Disclosure Letter. To the Knowledge of the Company, since January 1, 2018, there have been no actual, pending or threatened labor organizing activities with respect to any employee of the Company or any of its Subsidiaries. Since January 1, 2018, there has been no pending or, to the Knowledge of the Company, threatened strike, slowdown, picketing, work stoppage, lockout, handbilling, unfair labor practice charge, labor grievance, labor arbitration or other similar labor activity or material labor dispute with respect to any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any notice or consultation obligations to any labor union, labor organization or works council, which is representing any employee of the Company or any of its Subsidiaries, in connection with the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

(b)    Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries is, and since January 1, 2018 has been, in compliance with all applicable Laws respecting labor, employment, and employment practices, including all Laws respecting terms and conditions of employment, employee and independent contractor classification, wages and hours, health and safety, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action and unemployment insurance.

(c)    The Company and each of its Subsidiaries has reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which it is aware. With respect to each such allegation with potential merit, the Company and each of its Subsidiaries (as applicable) has taken prompt corrective action that is reasonably calculated to prevent further improper action.

(d)    To the Knowledge of the Company, no current or former employee or independent contractor of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement or any fiduciary duty or restrictive covenant or obligation owed to the Company or its Subsidiaries.

(e)    The performance goals with respect to the performance-based Company Options and the performance-based Company RSUs set forth on Attachment #1 to Section 4.5(a) of the Company Disclosure Letter are unlikely to be met and such performance-based Company Options and performance-based Company RSUs are cancelled and forfeited for no consideration in accordance with their terms at the end of the applicable performance period if the applicable performance goals are not met by the end of the applicable performance period.

Section 4.15    Tax Matters.

(a)    Filing and Payment. All income and other material Tax Returns required to be filed by, or with respect to, the Company and its Subsidiaries have been duly and timely filed and are complete and correct in all material respects. All income and other material Taxes required to be paid by, with respect to, or that could give rise to a Lien on the assets of, the Company and its Subsidiaries, have been duly and timely paid. All material Taxes required to be withheld or collected by the Company and its Subsidiaries, have been duly and timely withheld and collected, and such withheld and collected Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

(b)    Procedure and Compliance. No agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any material Taxes of the Company and its Subsidiaries is currently in effect, and no written power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority. No material Taxes or Tax Returns of the Company and its Subsidiaries are under audit, examination or investigation by any Governmental Authority or otherwise the subject of any claim, litigation or other proceeding and no Governmental Authority has asserted or threatened in writing any deficiency, adjustment or claim with respect to material Taxes against the Company and its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open.

(c)    Closing Agreements. None of the Company or its Subsidiaries has received or applied for a Tax ruling or requested, received or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any corresponding or similar provision of state, local or non-U.S. Law), in each case that would be binding upon such Person after the Closing Date.

(d)    Certain Events. None of the Company or its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in, or use of an improper, method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (ii) installment sale or open transaction disposition made on or prior to the Closing, (iii) gain recognition agreement entered into prior to Closing, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) executed on or prior to the Closing Date. None of the Company or its Subsidiaries will be required to pay any Tax after the Closing Date as a result of an election under Section 965(h) of the Code.

(e)    Listed Transactions. Neither the Company nor any of its Subsidiaries that is required to file a U.S. federal income Tax Return has participated within the last five (5) years in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(c) or (ii) any materially equivalent provision of any non-U.S. jurisdiction in which a material portion of the activities of the Company and its Subsidiaries, taken as a whole, is undertaken.

(f)    Tax Liens. There are no Liens for material Taxes on any of the assets of the Company and its Subsidiaries, other than for Taxes not yet due and payable or that are not yet delinquent.

(g)    Affiliated Group. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group as defined in Section 1504 of the Code or any affiliated, combined, consolidated, aggregate, unitary or other group under state, local or non-U.S. Law (other than such a group that the common parent of which is the Company or one of its Subsidiaries) or (ii) has any material liability for Taxes of any person (other than a member of a group the common parent of which is the Company or one of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any corresponding or similar provision of state, local or non-U.S. Law) as a transferee or successor, by contract or otherwise.

(h)    Taxing Authorities. No written claims have ever been made by any Governmental Authority where the Company or a Subsidiary of the Company does not file Tax Returns that such Person is or may be subject to material taxation by, or required to file material Tax Returns in, that jurisdiction which claim has not been settled, withdrawn or otherwise resolved. Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it was organized or is domiciled for tax purposes.

(i)    Tax Agreements. Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than agreements among any of the Company and the Company Subsidiaries and customary commercial agreements entered into in the ordinary course of business that are not primarily related to Taxes).

(j)    VAT. To the extent that each of the Company and its Subsidiaries is required to be registered for purposes of any material Tax, including goods and services Taxes and value-added Taxes (including VAT), such Person has made and maintained such registration, and complied with all other material requirements related to such registration, in each relevant jurisdiction.

(k)    CARES Act. Each of the Company and its Subsidiaries, to the extent applicable, has (i) properly complied with all legal requirements in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act (or any similar provision of state, local or non-U.S. Law), (ii) properly complied with all legal requirements and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, and (iii) not deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) pursuant to or in connection with the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, or any other provision of the CARES Act.

(l)    Section 355. During the two (2)-year period ending on the date of this Agreement or otherwise as part of a “plan (or series of related transactions)” (within the meaning of Section 355(e) of the Code) of which the Merger is also a part, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” (each within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to be governed by Section 355(a) of the Code.

(m)    Tax Classification. Section 4.15(m) of the Company Disclosure Letter sets forth a list of the entity classification of the Company and each of its Subsidiaries for U.S. federal income Tax purposes.

(n)    Tax-Free Reorganization. Each of the Company and its Subsidiaries has not taken any action, nor to the knowledge of the Company are there any facts or circumstances, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

Section 4.16    Finders’ Fees. Except for Moelis & Company LLC and Centerview Partners LLC, whose fees shall be paid by Acquiror, the Company or one of their Subsidiaries if the Closing occurs, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries may become liable.

Section 4.17    Insurance. Section 4.17 of the Company Disclosure Letter sets forth a list of all material insurance policies maintained by (or for the benefit of) the Company and its Subsidiaries as of the date hereof. Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (a) all such insurance policies are in full force and effect and (b) the Company and its Subsidiaries are in compliance with all current property and liability insurance policies covering the Company and its Subsidiaries (and all premiums due and payable thereon have been paid in full on a timely basis), and as of the date hereof no written notice of cancellation, termination or revocation has been received by the Company or its Subsidiaries.

Section 4.18    Properties.

(a)    Owned Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

(b)    Real Property Leases. Section 4.18(b) of the Company Disclosure Letter sets forth a list of all leases and subleases for any real property pursuant to which the Company or any of its Subsidiaries is a tenant as of the date of this Agreement (each a “Real Property Lease”). Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (i) each Real Property Lease is in full force and effect and constitutes a valid and binding agreement of the Company or each of its Subsidiaries party thereto, enforceable in accordance with its terms (subject to proper authorization and execution of such Real Property Lease by the other party thereto and to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) neither the Company nor any of its Subsidiaries that is a party thereto nor, to the Knowledge of the Company and as of the date hereof, any other party to the Real Property Lease is in breach or default under such Real Property Lease, and no event has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a right of termination thereof or would cause or permit the modification or acceleration of rent under such Real Property Lease, (iii) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person (other than to the Company or any of its Subsidiaries) the right to use or occupy such Real Property Lease or any portion thereof and (iv) the Real Property Leases comprise all of the Real Property held and used by the Company and its Subsidiaries in the operation of their business.

(c)    Personal Property. The Company or its Subsidiaries have good and valid title to, or otherwise have the right to use pursuant to a valid and enforceable lease or similar contractual arrangement, all of their respective tangible assets that are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in each case, free and clear of any Liens other than Permitted Liens. Such tangible assets are (i) reasonably maintained in the Ordinary Course of Business and (ii) are in reasonably good operating condition and repair (subject to normal wear and tear).

Section 4.19    Intellectual Property; IT Systems; Data Privacy and Security.

(a)    Section 4.19(a) of the Company Disclosure Letter lists all Intellectual Property registered, issued or the subject of a pending application included in the Owned Intellectual Property. The Intellectual Property set forth in Section 4.19(a) of the Company Disclosure Letter is properly registered and in good standing with the relevant Governmental Authority with which it is registered, issued or pending and, to the Knowledge of the Company, enforceable. The Company or its Subsidiaries exclusively owns and possesses, all right, title and interest in and to, or as a valid and enforceable license to use, all Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole, that is used in the operation of the business of the Company and its Subsidiaries free and clear of all Liens except for Permitted Liens; provided that the foregoing is not a representation as to infringement, misappropriation or other violation of Intellectual Property, which is the subject of Section 4.19(b).

(b)    Since January 1, 2018, neither the Company nor any of its Subsidiaries has received any notice, demand or claim (i) that the Company or any of its Subsidiaries is infringing on or has misappropriated or otherwise violated the Intellectual Property rights of any Person or (ii) challenging the Company’s or its Subsidiaries’ ownership or use of any Owned Intellectual Property. The operation of the business of the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate, or, since January 1, 2018, has infringed, misappropriated or otherwise violated, the Intellectual Property of any third Person and, to the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating, or, since January 1, 2018, has infringed, misappropriated or otherwise violated, any of the Owned Intellectual Property and none of the Company or any of its Subsidiaries has sent any claim, demand, or notice alleging the same.

(c)        The Company and its Subsidiaries have entered into valid and enforceable written agreements with each of its current or former employees, contractors and consultants who have participated in the development of any material Owned Intellectual Property that (i) grants the Company, or one of its Subsidiaries, ownership of the Person’s contributions, development or conception (or the Company and its Subsidiaries otherwise owns such Owned Intellectual Property pursuant to applicable Law) and (ii) provides for the non-disclosure by such Persons of all material confidential information of the Company and its Subsidiaries.

(d)        The Company and its Subsidiaries have not used Open Source Software or any modification or derivative thereof in a manner that (i) would grant or purport to grant to any Person any rights to any of the Owned Intellectual Property, or (ii) under any license requiring the Company or its Subsidiaries to disclose or distribute the source code to any Owned Intellectual Property, to license or provide the source code to any of the Owned Intellectual Property for the purpose of making derivative works, or to make available for redistribution to any Person the source code to any of the Owned Intellectual Property at no or minimal charge.

(e)        The Company, and its Subsidiaries, have taken all actions reasonably necessary and all actions common in the industry to maintain and protect all of the material Owned Intellectual Property, including the confidentiality of any confidential information of the Company and its Subsidiaries and the Company and its Subsidiaries have not disclosed any confidential material Owned Intellectual Property (including the source code to any material Software included within the Owned Intellectual Property) to any third party other than pursuant to a written confidentiality agreement pursuant to which such third party agrees to protect such confidential information.

(f)        The Company and its Subsidiaries own and possess all source code for all material Software included within the Owned Intellectual Property. Neither the Company nor any of its Subsidiaries has disclosed, delivered, licensed, granted any right, made available or provided to any Person, or obligated themselves to disclose, deliver or license to any Person (including any escrow agent) or allowed any Person to access or use, any source code for the material Software included within the Owned Intellectual Property, other than employees, contractors and consultants of the Company and its Subsidiaries that have confidentiality obligations to the Company or its Subsidiaries with respect to such source code and no source code has been placed in escrow.

(g)        The Company and its Subsidiaries have implemented and maintained commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, all such plans and procedures have been proven effective upon testing in all material respects, and in the last twelve (12) months, there has not been any material failure with respect to any of the IT Systems. To the Knowledge of the Company, the IT Systems do not contain any virus or malware that would interfere with the conduct of the business of the Company and its Subsidiaries or present a risk of unauthorized access, disclosure, use, corruption, destruction or loss of any Personal Information.

(h)        The Company and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the IT Systems and the data stored or contained therein or transmitted thereby including by implementing industry standard procedures designed to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program, and the taking and storing on-site and off-site of back-up copies of critical data.

(i)        The Company and its Subsidiaries are, in all material respects, in compliance with, and have been, since January 1, 2018, in all material respects, in compliance with all Data Security Requirements. Since January 1, 2018, the IT Systems have not suffered any security breach that resulted in authorized access to, or unauthorized use of any IT Systems or the disclosure of Personal Information, nor has the Company or any of its Subsidiaries received any notices, letters, complaints or other correspondence relating to non-compliance (alleged or actual) with Data Security Requirements or other obligations concerning Personal Information or cybersecurity related to the Company.

(j)        The matter set forth on Section 4.19(j) of the Company Disclosure Letter has not had, and would not reasonably be expected to have, a material impact on the Company and its Subsidiaries, taken as a whole.

Section 4.20    Environmental Matters. Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (a) the Company and its Subsidiaries are, and since January 1, 2018 have been, in compliance with all applicable Environmental Laws, (b) the Company and its Subsidiaries are in possession of, and in compliance with, all Permits that are required pursuant to applicable Environmental Laws, (c) neither the Company nor any of its Subsidiaries have received from any Governmental Authority any written notice of violation of any Environmental Law, and (d) as of the date hereof, no Litigation is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law.

Section 4.21    Information Supplied. None of the information relating to the Company or its Subsidiaries supplied or to be supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion in the Proxy Statement will, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Acquiror Shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.22    Customers and Vendors. Section 4.22 of the Company Disclosure Letter sets forth a true, correct and complete list of (a) the fifteen (15) largest customers (each, a “Material Customer”) of the Company and its Subsidiaries, taken as a whole, based on amounts invoiced to such customers during the twelve (12) months ended December 31, 2020 and during the twelve (12) months ended December 31, 2019, showing the approximate aggregate amount invoiced to each such Material Customer during each such period and (b) the fifteen (15) largest vendors (each, a “Material Vendor”) of the Company and its Subsidiaries, taken as a whole, based on amounts paid by or on behalf of the Company and its Subsidiaries to such vendor (excluding any offsets) during the twelve (12) months ended December 31, 2020 and during the twelve (12) months ended December 31, 2019, showing the approximate aggregate amount paid to each such Material Vendor (excluding any offsets) during each such period. As of the date hereof, since December 31, 2020, no Material Customer or Material Vendor has canceled or otherwise terminated or otherwise materially and adversely modified, or, to the Knowledge of the Company, threatened in writing to cancel or otherwise terminate or otherwise materially and adversely modify, its relationship with the Company and its Subsidiaries.

Section 4.23    Related Party Transactions. Section 4.23 of the Company Disclosure Letter lists all contracts as of the date hereof to which (a) the Company or any of its Subsidiaries, on the one hand, and (b) the Carlyle Holder or its Affiliates or any of their respective, or the Company’s or its Subsidiaries’ respective, directors, officers or employees (this clause (b), each a “Company Related Party”) (other than any employment, severance, bonus, indemnification and similar arrangements concerning the compensation, benefits and indemnification of directors, officers or employees in the Ordinary Course of Business), on the other hand, are parties or are otherwise bound or affected (each such contract, an “Affiliate Contract”).

Section 4.24    Debt Financing.

(a)        The Company has delivered to the Acquiror a true, complete and correct copy of the executed commitment letter, dated as of August 16, 2021 (including all exhibits, schedules and annexes thereto, and as amended, restated, supplemented, modified, assigned, waived or replaced from time to time after the date hereof in compliance with Section 8.5, the “Debt Commitment Letter”), from Barclays Bank PLC, Goldman Sachs Bank USA, BofA Securities, Inc., Credit Suisse AG, Credit Suisse Loan Funding LLC, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Mizuho Bank, Ltd. (collectively, the “Lenders”), pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to provide to Syniverse Holdings, Inc. (the “Company Debt Financing Subsidiary”) debt financing in the amounts set forth therein (the “Debt Financing”). As of the date hereof, the Debt Commitment Letter has not been amended or modified, and the commitments contained therein have not been terminated, reduced, rescinded or withdrawn, and no such termination, reduction, rescission or withdrawal thereof is contemplated by the Company Debt Financing Subsidiary or, to the Knowledge of the Company, any other party thereto; provided that the existence or exercise of “market flex” provisions contained in the fee letter referenced in the Debt Commitment Letter (the “Fee Letter”), a redacted copy of which the Company has delivered to the Acquiror, shall not constitute an amendment, restatement, supplement, modification, assignment, waiver or replacement of the Debt Commitment Letter. As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligations of the Company Debt Financing Subsidiary and, to the Knowledge of the Company, the other parties thereto, in each case, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally. As of the date hereof, there are no written agreements, side letters, understandings, contracts or arrangements of any kind relating to the Debt Financing (other than the Debt Commitment Letter and the Fee Letter) among the parties thereto. As of the date hereof, the Debt Financing is subject to no conditions precedent or other contractual contingencies, other than those expressly set forth in the Debt Commitment Letter and the Fee Letter. As of the date hereof, to the Knowledge of the Company, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach by the Company Debt Financing Subsidiary or any other party thereto under the

Debt Commitment Letter. As of the date hereof, assuming the satisfaction of all of the conditions in Article IX, the Company has no reason to believe that (i) any of the conditions to funding set forth in the Debt Commitment Letter will not be satisfied on or prior to the Closing Date or (ii) the Debt Financing will not be made available to the Company Debt Financing Subsidiary on the Closing Date in accordance with the terms of the Debt Commitment Letter. The Company or an Affiliate thereof has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date hereof.

(b)        Assuming the satisfaction of the condition set forth in Section 9.3(e) and the accuracy of the estimates, as of the date hereof, of Acquiror Transaction Expenses, Company Transaction Expenses and Investor Transaction Expenses, the Debt Financing, when funded in accordance with the Debt Commitment Letter, will provide the Company at and as of the Closing Date with sufficient available funds, together with (A) cash on hand of the Company and its Subsidiaries, (B) the Investor Investment Amount, (C) the PIPE Investment Amount, (D) cash available in the Trust Account following the Acquiror Shareholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption Amount, and (E) other cash on hand at the Acquiror or Merger Sub on the Closing Date hereunder to permit the Company and its Subsidiaries to consummate the Refinancing and pay the Acquiror Transaction Expenses, Company Transaction Expenses and Investor Transaction Expenses on the Closing Date (such payments, collectively, the “Financing Amounts”).

Section 4.25    No Additional Representations or Warranties. Except as provided in this Article IV (or, in the case of Investor, in the Investor Subscription Agreement), neither the Company nor any of its Affiliates, nor Investor nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror or Merger Sub or any of their respective Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or Merger Sub or their respective Affiliates. Without limiting the foregoing, Acquiror and Merger Sub acknowledge that Acquiror and Merger Sub and their respective advisors, have made their own investigation of the Company and its Subsidiaries, and of Investor and its Affiliates, and, except as provided in this Article IV (or, in the case of Investor, in the Investor Subscription Agreement), are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries, or of Investor or its Affiliates, the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Company and its Subsidiaries, or of Investor or its Affiliates, as conducted after the Closing, as contained in any materials provided by the Company any of its Affiliates, or by Investor or any of its Affiliates, or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

Except as set forth in any Acquiror SEC Filings filed or submitted on or prior to the date hereof (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 5.6 (Capitalization of Acquiror), Section 5.7 (Trust Account) and Section 5.13 (Litigation and Proceedings)), Acquiror and Merger Sub represent and warrant to the Company as of the date of this Agreement and as of the Closing as follows:

Section 5.1    Acquiror and Merger Sub Organization. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted. Each of Acquiror and Merger Sub is duly qualified or licensed to do business and is in good standing (or the equivalent thereof, where such concept is recognized) in the jurisdictions in which the property and assets owned, leased or operated by Acquiror or Merger Sub, or the nature of the business conducted by Acquiror or Merger Sub, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect. Acquiror has made available to the Company true, correct and complete copies of the Governing Documents of the Acquiror and Merger Sub. The Acquiror Common Stock (a) has been duly authorized and validly issued, (b) is fully paid and non-assessable and (c) was issued free and clear of any Liens (other than under those applicable securities Laws) and in compliance with all applicable Laws and the Acquiror’s Governing Documents.

Section 5.2    Due Authorization.

(a)        The Acquiror and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and the other documents contemplated hereby to which Acquiror or Merger Sub is a party, as applicable, and to consummate the transactions contemplated hereby and thereby. The execution, performance and delivery of this Agreement and the other documents to which Acquiror or Merger Sub is (or will be) a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Acquiror or Merger Sub, as applicable, have been duly authorized by all requisite corporate power action of Acquiror and Merger Sub. This Agreement has been, and on or prior to the Closing, the other documents to which Acquiror or Merger Sub is a party contemplated hereby will be, duly executed and delivered by Acquiror and/or Merger Sub, as applicable, and constitutes, and on or prior to the Closing, the other documents to which Acquiror or Merger Sub is a party contemplated hereby constitutes, a valid, legal and binding obligation of Acquiror and Merger Sub (and in the case of such other documents contemplated hereby, Acquiror and/or Merger Sub to the extent party thereto) (assuming that this Agreement has been, and the other such documents to which Acquiror or Merger Sub is a party will be, duly and validly authorized, executed and delivered by the other Persons party thereto), enforceable against Acquiror and Merger Sub (and in the case of the other such documents contemplated hereby, Acquiror and/or Merger Sub to the extent party thereto) in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b)        On or prior to the date of this Agreement, the board of directors of Acquiror has duly adopted resolutions (i) determining that this Agreement and the other documents to which Acquiror is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, Acquiror and its stockholders, (ii) approving the transactions contemplated by this Agreement and the other documents to which Acquiror is a party contemplated hereby as a Business Combination, (iii) determining that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof, (iv) authorizing and approving the execution, delivery and performance by Acquiror of this Agreement and the other documents to which Acquiror is a party contemplated hereby and the transactions contemplated hereby and thereby and (iv) recommending to the shareholders of Acquiror the approval of the transactions contemplated by this Agreement and the other documents to which Acquiror is a party contemplated hereby.

(c)        On or prior to the date of this Agreement, (i) the board of directors of Merger Sub has duly adopted resolutions (A) determining that this Agreement and the other documents to which Merger Sub is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, Merger Sub and its sole stockholder, (B) authorizing and approving the execution, delivery and performance by Acquiror of this Agreement and the other documents to which Merger Sub is a party contemplated hereby and the transactions contemplated hereby and thereby and (C) recommending to the sole stockholder of Merger Sub the approval of the transactions contemplated by this Agreement and the other documents to which Merger Sub is a party contemplated hereby and (ii) Acquiror, as the sole stockholder of Merger Sub, has duly authorized and approved this Agreement and the transactions contemplated hereby and by the other documents to which Merger Sub is a party contemplated hereby in accordance with applicable Law (including the DGCL) and the Governing Documents of Merger Sub.

(d)        The Acquiror Shareholder Approval constitutes the only votes of any of Acquiror’s share capital necessary in connection with entry into this Agreement by Acquiror and Merger Sub and the consummation of the transactions contemplated hereby, including the Closing, and no other corporate action is required on the part of Acquiror, Merger Sub or any of their respective stockholders to enter into this Agreement or the documents to which either of Acquiror or Merger Sub is a party contemplated hereby or to approve the transactions contemplated hereby and thereby.

Section 5.3    No Conflict. Subject to the receipt of the Acquiror Shareholder Approval, the execution and delivery by Acquiror and Merger Sub of this Agreement and the documents to which Acquiror or Merger Sub is (or will be) a party and the performance of the Acquiror’s and Merger Sub’s obligations hereunder and thereunder (including the consummation of the transactions contemplated hereunder and thereunder) do not (a) conflict with or result in any breach of any provision of the Governing Documents of Acquiror or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.4, violate any applicable Law of any Governmental Authority having jurisdiction over Acquiror or Merger Sub, (c) require any consent of or other action by any Person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which Acquiror or Merger Sub is a party or by which any of their respective properties or assets may be bound or affected or (d) except as contemplated by this Agreement, result in the creation or imposition of any Lien on any assets of Acquiror or Merger Sub, except, in the case of clauses (b), (c), and (d), as would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.4    Governmental Authorities; Consents. Assuming the truth and accuracy of the representations and warranties of the Company contained in Section 4.4, no Governmental Authorization is required on the part of Acquiror, Merger Sub or any of their Affiliates with respect to Acquiror’s or Merger Sub’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) compliance with and filings under the HSR Act and any other applicable Competition Laws set forth on Section 8.1 of the Company Disclosure Letter, (ii) compliance with applicable requirements of the DGCL, securities Laws and the NYSE and (iii) the filing of the Merger Certificate in accordance with the DGCL.

Section 5.5    SEC Filings. Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since February 16, 2021, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing including all exhibits thereto through the date hereof, the “Acquiror SEC Filings”). Each of the Acquiror SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. To the knowledge of Acquiror, none of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.6    Capitalization of Acquiror.

(a)        As of the date of this Agreement, the authorized share capital of Acquiror is $501,000,000, consisting of (i) 450,000,000 shares of Acquiror Class A Common Stock, of which 40,000,000 shares are issued and outstanding, (ii) 50,000,000 shares of Acquiror Class B Common Stock, of which 10,000,000 shares are issued and outstanding, and (iii) 1,000,000 shares of Acquiror Preferred Stock, of which no shares are issued and outstanding, (clauses (i), (ii) and (iii) collectively, the “Acquiror Securities”). The foregoing represents all of the issued and outstanding Acquiror Securities as of the date of this Agreement. All issued and outstanding Acquiror Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) Acquiror’s Governing Documents, and (B) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound; and (iv) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as contemplated by the Sponsor Agreement.

(b)        Subject to the terms of conditions of the Acquiror Warrant Agreement, the Acquiror Warrants will be exercisable on the later of (i) thirty (30) days following the Closing Date and (ii) one year following the consummation of the Acquiror’s initial public offering, for one share of Acquiror Common Stock at an exercise price of eleven Dollars and fifty cents ($11.50) per share. As of the date of this Agreement, 13,333,333 Acquiror Common Warrants and 7,500,000 Acquiror Private Placement Warrants are issued and outstanding. All outstanding Acquiror Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) Acquiror’s Governing Documents and (B) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound. Except for the Subscription Agreements, Acquiror’s Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Securities.

(c)        Except as set forth in this Section 5.6 or as contemplated by this Agreement or the other documents contemplated hereby, and other than in connection with the PIPE Investment and the Investor Investment, Acquiror has not granted any outstanding options, stock appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for Acquiror Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Acquiror Securities or the value of which is determined by reference to the Acquiror Securities, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Securities. There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror’s shareholders may vote. Except as disclosed in the Acquiror SEC Filings, Acquiror is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to the Acquiror Securities.

(d)        The Aggregate Merger Consideration and the shares of Acquiror Common Stock, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and non-assessable, free and clear of any Liens, and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, Acquiror’s Governing Documents, or any Contract to which Acquiror is a party or otherwise bound.

(e)        On or prior to the date of this Agreement, Acquiror has entered into Subscription Agreements with PIPE Investors, true, correct and complete copies of which have been provided to the Company on or prior to the date of this Agreement, pursuant to which, and on the terms and subject to the conditions of which, such PIPE Investors have agreed, in connection with the transactions contemplated hereby, to purchase from Acquiror, shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock for a PIPE Investment Amount of at least $265,000,000 (such amount, the “Committed PIPE Investment Amount”), at least $15,000,000 of which shall be in respect of such shares to be so purchased by the Sponsor PIPE Investor. On or prior to the date of this Agreement, Acquiror has entered into the Investor Subscription Agreement with Investor, a true, correct and complete copy of which has been provided to the Company on or prior to the date of this Agreement, pursuant to which, and on the terms and subject to the conditions of which, Investor has agreed, in connection with the transactions contemplated hereby and the Framework Agreement, to purchase from Acquiror, shares of Acquiror Class A Common Stock and, if issued pursuant to the Investor Subscription Agreement, Acquiror Class C Common Stock for the Investor Investment Amount. On or prior to the date of this Agreement, Acquiror has identified to the Company each of the PIPE Investors (or has caused the identification of each such PIPE Investor to the Company). Such Subscription Agreements and the Investor Subscription Agreement are in full force and effect with respect to, and binding on, Acquiror and, to the knowledge of Acquiror, on each PIPE Investor or, as applicable, Investor, party thereto, in accordance with their terms, and has not been withdrawn or terminated, or otherwise modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Acquiror. Each Subscription Agreement and the Investor Subscription Agreement is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, each PIPE Investor or, as applicable, Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Subscription Agreement or the Investment Subscription Agreement violates any Laws. There are no other agreements, side letters, or arrangements between Acquiror and any PIPE Investor or Investor relating to any Subscription Agreement or Investor Subscription Agreement that could affect the obligation of such PIPE Investors or Investor to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreement of such PIPE Investors or, in the case of Investor, the Investor Investment Amount, and, as of the date hereof, Acquiror does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement or Investor Subscription Agreement not being satisfied, or the PIPE Investment Amount or Investor Investment Amount not being available to Acquiror, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Acquiror under any material term or condition of any Subscription Agreement or the Investor Subscription Agreement and, as of the date hereof, Acquiror has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement or the Investor Subscription Agreement. The Subscription Agreements contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein. The

Investor Subscription Agreement, together with the Framework Agreement, contain all of the conditions precedent to the obligations of Investor to contribute to Acquiror the Investor Investment Amount. No fees, consideration or other discounts are payable or have been agreed by Acquiror or any of its Subsidiaries (including, from and after the Closing, the Company and its Subsidiaries) to any PIPE Investor in respect of its PIPE Investment, except as set forth in the Subscription Agreements, or to Investor in respect to its Investor Investment, except as set forth in the Investor Subscription Agreement.

(f)        Acquiror has no Subsidiaries apart from Merger Sub, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person, other than this Agreement.

Section 5.7    Trust Account.

(a)        As of the date of this Agreement, Acquiror has at least $400 million in the Trust Account (including, if applicable, an aggregate of approximately $14,000,000 of deferred underwriting commissions and other fees being held in the Trust Account), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, pursuant to the Investment Management Trust Agreement, dated as of March 3, 2021, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than shareholders of Acquiror holding shares of Acquiror Common Stock sold in Acquiror’s initial public offering who shall have elected to redeem their shares of Acquiror Common Stock pursuant to Acquiror’s Governing Documents and the underwriters of Acquiror’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no claims or proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to Acquiror’s Governing Documents shall terminate, and as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to Acquiror’s Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. To Acquiror’s knowledge, as of the date hereof, following the Effective Time, no Acquiror Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Shareholder is exercising an Acquiror Share Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and, to the knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated.

(b)        As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, neither Acquiror nor Merger Sub have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror and Merger Sub on the Closing Date.

Section 5.8    Internal Controls; Listing; Financial Statements.

(a)        Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Since its incorporation, Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror Financial Statements for external purposes in accordance with GAAP.

(b)        Each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)        Since February 16, 2021, Acquiror has complied in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange (the “NYSE”). The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NYSE. There is no Litigation pending or, to the knowledge of Acquiror, threatened against Acquiror by the NYSE or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or prohibit or terminate the listing of Acquiror Class A Common Stock on the NYSE.

(d)        The Acquiror SEC Filings contain true and complete copies of the audited balance sheet as of March 8, 2021, and statement of operations, cash flow and shareholders’ equity of Acquiror for the period from December 16, 2020 (inception) through December 31, 2020, together with the auditor’s reports thereon (the “Acquiror Financial Statements”). Except as disclosed in the Acquiror SEC Filings, the Acquiror Financial Statements (i) fairly present, in all material respects, the financial position and the results of operations and consolidated cash flows at and for the periods then ended, (ii) have been prepared in accordance with GAAP on a consistent basis (except as may be in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Neither Acquiror nor Merger Sub has any material off-balance sheet arrangements that are not disclosed in the SEC Acquiror Filings.

(e)        There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f)        Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

Section 5.9    Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.10    Indebtedness. Neither Acquiror nor Merger Sub has any indebtedness (or any guarantees of indebtedness) other than Working Capital Loans.

Section 5.11    No Undisclosed Liabilities. There are no Liabilities of Acquiror or Merger Sub that would be required under GAAP to be disclosed on a consolidated balance sheet of Acquiror and Merger Sub, except (i) Liabilities disclosed in the financial statements or disclosed in the notes thereto included in Acquiror’s SEC Filings, (ii) Liabilities incurred in the Ordinary Course of Business since the date of the most recent balance sheet included in the Acquiror SEC Filings, (iii) executory obligations under Contracts to which Acquiror or Merger Sub is a party or by which any of their respective properties or assets may be bound or affected that are not the result of any breach thereunder, and (iv) other Liabilities that would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.12    Absence of Changes. Since Acquiror’s incorporation, (a) there has not been any change, effect, event or occurrence that has or would reasonably be expected to, individually or in the aggregate, result in an Acquiror Material Adverse Effect and (b) the business of Acquiror and Merger Sub, taken as a whole, has been conducted in the Ordinary Course of Business.

Section 5.13    Litigation and Proceedings. Since Acquiror’s incorporation through the date hereof, (a) there is and has been no Litigation pending or, to the knowledge of Acquiror, threatened by or against Acquiror or Merger Sub, (b) there is or has been no outstanding order, writ, judgment, injunction, decision, ruling, award or decree issued against Acquiror or Merger Sub, and (c) to the knowledge of Acquiror, there is no investigation by a Governmental Authority that relates to Acquiror or Merger Sub, except, in each case of clauses (a), (b) and (c), as would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect. As of the date hereof, each of Acquiror and Merger Sub is in compliance with all applicable Laws in all material respects. Since Acquiror’s incorporation, Acquiror and Merger Sub have not received any written notice of or been charged with the violation of any Laws, except where such violation has not been, individually or in the aggregate, material to Acquiror or Merger Sub.

Section 5.14    Tax Matters.

(a)        Filing and Payment. All income and other material Tax Returns required to be filed by, or with respect to, Acquiror and Merger Sub have been duly and timely filed and are complete and correct in all material respects. All income and other material Taxes required to be paid by, with respect to, or that could give rise to a Lien on the assets of, Acquiror and Merger Sub, have been duly and timely paid. All material Taxes required to be withheld or collected by Acquiror and Merger Sub, have been duly and timely withheld and collected, and such withheld and collected Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

(b)        Procedure and Compliance. No agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any material Taxes of Acquiror and Merger Sub is currently in effect, and no written power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority. No material Taxes or Tax Returns of Acquiror and Merger Sub are under audit, examination or investigation by any Governmental Authority or otherwise the subject of any claim, litigation or other proceeding and no Governmental Authority has asserted or threatened in writing any deficiency, adjustment or claim with respect to material Taxes against Acquiror and Merger Sub with respect to any taxable period for which the period of assessment or collection remains open.

(c)        Closing Agreements. Neither Acquiror nor Merger Sub has received or applied for a Tax ruling or requested, received or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any corresponding or similar provision of state, local or non-U.S. Law), in each case that would be binding upon such Person after the Closing Date.

(d)        Certain Events. Neither Acquiror nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in, or use of an improper, method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (ii) installment sale or open transaction disposition made on or prior to the Closing, (iii) gain recognition agreement entered into prior to Closing, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) executed on or prior to the Closing Date. Neither Acquiror nor Merger Sub will be required to pay any Tax after the Closing Date as a result of an election under Section 965(h) of the Code.

(e)        Listed Transactions. Neither Acquiror nor Merger Sub has participated within the last five (5) years in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(c) or (ii) any materially equivalent provision of any non-U.S. jurisdiction in which a material portion of the activities of Acquiror and Merger Sub is undertaken.

(f)        Tax Liens. There are no Liens for material Taxes on any of the assets of Acquiror and Merger Sub, other than for Taxes not yet due and payable or that are not yet delinquent.

(g)        Affiliated Group. Neither Acquiror nor Merger Sub (i) has been a member of an affiliated group as defined in Section 1504 of the Code or any affiliated, combined, consolidated, aggregate, unitary or other group under state, local or non-U.S. Law (other than such a group that the common parent of which is Acquiror) or (ii) has any material liability for Taxes of any person (other than a member of a group the common parent of which is Acquiror) under Section 1.1502-6 of the Treasury Regulations (or any corresponding or similar provision of state, local or non-U.S. Law) as a transferee or successor, by contract or otherwise.

(h)        Taxing Authorities. No written claims have ever been made by any Governmental Authority where Acquiror or Merger Sub does not file Tax Returns that such Person is or may be subject to material taxation by, or required to file material Tax Returns in, that jurisdiction which claim has not been settled, withdrawn or otherwise resolved. Neither Acquiror nor Merger Sub has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it was organized or is domiciled for tax purposes.

(i)        Tax Agreements. Neither Acquiror nor Merger Sub is a party to any material Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than agreements among Acquiror and Merger Sub and customary commercial agreements entered into in the ordinary course of business that are not primarily related to Taxes).

(j)        VAT. To the extent that Acquiror or Merger Sub is required to be registered for purposes of any material Tax, including goods and services Taxes and value-added Taxes (including VAT), such Person has made and maintained such registration, and complied with all other material requirements related to such registration, in each relevant jurisdiction.

(k)        CARES Act. Each of Acquiror and Merger Sub, to the extent applicable, has (i) properly complied with all legal requirements in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act (or any similar provision of state, local or non-U.S. Law), (ii) properly complied with all legal requirements and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, and (iii) not deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) pursuant to or in connection with the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, or any other provision of the CARES Act.

(l)        Section 355. During the two (2)-year period ending on the date of this Agreement or otherwise as part of a “plan (or series of related transactions)” (within the meaning of Section 355(e) of the Code) of which the Merger is also a part, neither the Acquiror nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” (each within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to be governed by Section 355(a) of the Code.

(m)        Tax-Free Reorganization. Acquiror and Merger Sub have not taken any action, nor to the knowledge of Acquiror are there any facts or circumstances, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

Section 5.15    Finders’ Fees. Except for J.P. Morgan Securities LLC, whose fees shall be paid by Acquiror, the Company or one of their Subsidiaries if the Closing occurs, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by Acquiror or any of its Affiliates.

Section 5.16    Business Activities.

(a)        Since their respective dates of incorporation, neither Acquiror nor Merger Sub have conducted any business activities other than activities related to Acquiror’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in Acquiror’s Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Acquiror or Merger Sub or to which Acquiror or Merger Sub is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or Merger Sub or any acquisition of property by Acquiror or Merger Sub or the conduct of business by Acquiror or Merger Sub as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to Acquiror or Merger Sub.

(b)        Except for Merger Sub and the transactions contemplated by this Agreement and the Ancillary Agreements, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination. Except for the transactions contemplated by this Agreement and the Ancillary Agreements, Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(c)        Merger Sub was formed solely for the purpose of effecting the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and has no, and at all times prior to the Effective Time, except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(d)        As of the date hereof and except for this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby (including with respect to expenses and fees incurred in connection therewith), neither Acquiror nor Merger Sub are party to any Contract with any other Person that would require payments by Acquiror or any of its Subsidiaries after the date hereof in excess of $1,000,000 in the aggregate, other than Working Capital Loans.

Section 5.17    Stock Market Quotation. The issued and outstanding units of Acquiror, each such unit comprised of one share of Acquiror Class A Common Stock and one-third of one Acquiror Warrant are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “MBAC.U”. The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NYSE under the symbol “MBAC”. The Acquiror Common Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “MBAC.WS”. Acquiror is in compliance with the rules of the NYSE, and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by the NYSE or the SEC with respect to any intention to deregister the Acquiror Class A Common Stock or Acquiror Common Warrants or terminate the listing of Acquiror Class A Common Stock or Acquiror Common Warrants on the NYSE. None of Acquiror, Merger Sub or their respective Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Class A Common Stock or Acquiror Common Warrants under the Exchange Act. Acquiror has not received any notice from the NYSE or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Acquiror Class A Common Stock from the NYSE or the SEC.

Section 5.18    Proxy Statement. On the date the Proxy Statement is filed pursuant to Section 14A of the Exchange Act, the Proxy Statement (or any amendment or supplement thereto) shall comply in all material respects with the applicable requirements of the Exchange Act. On the date of any filing pursuant to Section 14A of the Exchange Act, the date the Proxy Statement is first mailed to the Acquiror Shareholders and at the time of the

Acquiror Shareholders’ Meeting, the Proxy Statement (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company or the Investor specifically for inclusion in the Proxy Statement.

Section 5.19    No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, each of Acquiror and Merger Sub, and any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

Section 5.20    Related Party Transactions. Except as described in the Acquiror SEC Filings or in connection with the PIPE Investment, there are no transactions, Contracts, side letters, arrangements or understandings between Acquiror or Merger Sub, on the one hand, and any director, officer, stockholder, warrant holder or Affiliate (including Sponsor) of Acquiror or Merger Sub or M-III Partners, LP or Brigade Capital Management, LP or their respective managed funds and accounts, on the other hand.

Section 5.21    Acquiror Shareholders. Other than Investor and the existing shareholders of the Company, to the knowledge of the Acquiror as of the date of this Agreement: (a) no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the Transactions such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401,

(b) no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company post-Closing as a result of the Transactions and (c) no foreign person will be accorded, as a result of the Transactions, with (i) access to any material non-public technical information (as defined in 31 C.F.R Part 800.232) in the possession of the Company and its Subsidiaries; (ii) membership or observer rights on, or the right to nominate an individual to a position on, the board of directors of the Company or Acquiror; or (iii) any involvement, other than through voting of shares, in substantive decision making (as defined in 31 C.F.R Part 800.245) of the Company or its Subsidiaries.

Section 5.22    Takeover Statutes and Charter Provisions. Each of the board of directors of Acquiror and Merger Sub has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL or any similar restrictions under any Laws will be inapplicable to this Agreement and the Merger. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover Law or similar Law applies with respect to Acquiror or Merger Sub in connection with this Agreement or the Merger. There is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which Acquiror or Merger Sub is subject, party or otherwise bound.

Section 5.23    No Additional Representation or Warranties. Except as provided in this Article V (or, in the case of Investor, in the Framework Agreement and the Investor Subscription Agreement), neither Acquiror nor Merger Sub, nor Investor, nor any of their respective Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates. Without limiting the foregoing, the Company acknowledges that the Company and its advisors, have made their own investigation of Acquiror, Merger Sub, Investor and their respective Subsidiaries and, except as provided in this Article V (or, in the case of Investor, in the Framework Agreement and the Investor Subscription Agreement), are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror, Merger Sub or any of their respective Subsidiaries, or Investor or any of its Affiliates, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Acquiror, Merger Sub and their respective Subsidiaries, or Investor and its Affiliates, as conducted after the Closing, as contained in any materials provided by Acquiror, Merger Sub or any of their Affiliates, or Investor or its Affiliates, or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1    Conduct of Business. From the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to Article X (the “Interim Period”), except (i) as required by Law, (ii) pursuant to any COVID-19 Measures, (iii) as expressly set forth in, or required by, this Agreement, the Ancillary Agreements, the Framework Agreement or the Framework Agreement Ancillary Agreements, (iv) as set forth in Section 6.1 of the Company Disclosure Letter or (v) as otherwise consented to in writing by Acquiror, which (except for the matters set forth in clause (r) of this Section 6.1), consent shall not be unreasonably conditioned, withheld, delayed or denied, the Company shall, and shall cause its

Subsidiaries to, as applicable, (x) use commercially reasonable efforts to operate the business of the Company in the Ordinary Course of Business in all material respects, (y) use commercially reasonable efforts to preserve intact the Company’s and its Subsidiaries’ business operations and business relationships with Material Customers and Material Vendors and (z) not permit:

(a)        the Company to amend its certificate of incorporation or bylaws;

(b)        the Company or any of its Subsidiaries to authorize for issuance, issue, pledge, encumber, transfer, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance, pledge, encumbrance, transfer, sale or grant of (i) any Company Equity Interests or Subsidiary Equity Interests or (ii) any security convertible into or exchangeable or exercisable for any Company Equity Interests or Subsidiary Equity Interests, in each case other than (A) issuances in the Ordinary Course of Business of Company Options or Company RSU Awards (excluding any performance-based Company RSU Awards and any performance-based Company Options) to employees, officers or directors (and not including any Person employed or affiliated with the Carlyle Holder and its Affiliates) pursuant to the Incentive Plan or other employee stock option, employee stock purchase or similar equity-based plans approved by Investor and the Company’s board of directors in accordance with Section 6.1(u), in each case, solely to the extent such issuances are taken into account in the calculation of the Exchange Ratio or (B) issuances in the Ordinary Course of Business of Subsidiary Equity Interests to the Company or any of its Subsidiaries;

(c)        the Company or any Subsidiary to redeem, repurchase or otherwise acquire any (i) Company Equity Interests or non-wholly owned Subsidiary Equity Interests (other than, in the Ordinary Course of Business, customary repurchases of management equity at a price no greater than fair market value) or (ii) indebtedness for borrowed money of the Company or any Subsidiary (other than (x) amortization payments under the Credit Facilities or repayments under the Company’s and its Subsidiaries’ revolving credit facility under its Credit Facilities and (y) intercompany indebtedness among or between the Company and/or its Subsidiaries);

(d)        the Company to appoint or change the Company’s independent public accountants or auditors or change any significant financial accounting policy of the Company (other than as required by any accounting pronouncements or interpretations under GAAP issued from and after the date hereof);

(e)        any change to the Company’s entity classification in effect as of the date hereof;

(f)        any material alteration to the lines of business of the Company and its Subsidiaries or entry into any material new line of business;

(g)        the Company or any of its Subsidiaries to adopt any plan of liquidation, dissolution or winding up or file any voluntary petition for bankruptcy, receivership or similar proceeding or adopt a plan of reorganization;

(h)        the Company or any of its Subsidiaries to incur, create, assume, guarantee or otherwise become liable for any indebtedness (excluding any trade payables incurred in the Ordinary Course of Business) for borrowed money in excess of $10,000,000 (in the aggregate) or other

Indebtedness in excess of $25,000,000 (other than (x) amounts drawn under the Company’s and its Subsidiaries’ revolving credit facility under its Credit Facilities up to an amount equal to amounts repaid under such revolving credit facility by the Company and its Subsidiaries after the date hereof and (y) intercompany indebtedness among or between the Company and/or its Subsidiaries);

(i)        the Company or any of its Subsidiaries to make, change or revoke any material election concerning Taxes, adopt or change any material accounting method concerning Taxes, adopt or change any Tax accounting period, amend any material Tax Return or claim for a refund of a material amount of Taxes, enter into any Tax closing agreement or seek any Tax ruling, settle, compromise or otherwise dispose of any material Tax proceeding, fail to pay any material Tax when due (including any material estimated Tax payments), surrender any claim for a refund of a material amount of Taxes, waive or extend the statute of limitations in respect of any material amount of Taxes or material Tax Return or prepare or file any material Tax Return in a manner inconsistent in any material respect with applicable past practices;

(j)        the Company or any of its Subsidiaries to enter into any contract that would restrict any equityholder of the Company (or any Affiliate of such equityholder, other the Company and its Subsidiaries) from entering into or continuing to operate any line of business;

(k)        the Company or any of its Subsidiaries to enter into any Affiliate Contract, other than commercial agreements between the Company and its Subsidiaries, on the one hand, and portfolio companies of the Carlyle Holder and its Affiliates, on the other hand, entered into in the Ordinary Course of Business on an arms’ length basis (provided, that the Company shall reasonably promptly notify Acquiror of any such commercial agreements that, to the Knowledge of the Company, fall within the foregoing exception);

(l)        the sale, assignment, transfer, conveyance, license, lease or other disposal of any properties, rights or assets of the Company or its Subsidiaries to a Person (other than the Company or any of its Subsidiaries) in excess of $10,000,000, in the aggregate, in each case other than in the Ordinary Course of Business;

(m)        the license of any material Owned Intellectual Property, except for non-exclusive licenses granted to customers in the Ordinary Course of Business;

(n)        abandonment or permission to lapse of any material Owned Intellectual Property (other than (i) expiration of patents at the end of their statutory term or (ii) in the Ordinary Course of Business patent or Trademark prosecution), in each case without prior consultation with Acquiror;

(o)        the settlement or compromise of any Litigation (whether or not commenced prior to the date of this Agreement, but other than any Litigation relating to Taxes or Tax matters, which shall be governed by Section 6.1(i)) (i) without the prior consultation with Acquiror, involving the payment of, or an agreement to pay over time, in cash, notes or other property, in the aggregate, an amount in excess of $5,000,000, in the aggregate (in each case, (x) exclusive of costs, interest and attorneys’ fees and (y) excluding amounts actually paid by insurance), (ii) which will require Acquiror to satisfy any non-de minimis obligation, (iii) which imposes any equitable or injunctive relief that, if granted, would impose material conditions on or restrict in any material manner Acquiror or, without prior consultation with Acquiror, the Company, (iv) without the prior consultation with Acquiror, alleging criminal conduct by the Company or any of its Subsidiaries or any of their respective directors, officers or employees or (v) without the prior consultation with Acquiror, that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(p)        the Company or any Subsidiary to acquire by merger, consolidation, acquisition of stock or assets or otherwise, or make any investment in, any assets, Person (other than the Company’s wholly owned Subsidiaries) or business or division thereof, in each case for a purchase price in excess of $10,000,000 in the aggregate;

(q)        the creation of any Lien upon any Transferred Assets that would prevent the substantial consummation of the Pre-Closing Steps in accordance with the terms hereof with respect to such Transferred Asset in connection with the Closing;

(r)        any Leakage;

(s)        except as required by applicable Law or the terms of any existing CBA, the Company or any Subsidiary to negotiate, modify, extend, amend or enter into any CBA or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries, in each case without prior consultation with Acquiror;

(t)        the Company or any Subsidiary to implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act, in each case without prior consultation with Acquiror;

(u)        except as required by the existing terms of a Company Benefit Plan set forth on Section 4.13 to the Company Disclosure Letter in effect as of the date hereof, the Company or any of its Subsidiaries to (i) accelerate or commit to accelerate the funding, payment or vesting of, or increase the compensation or benefits payable or to become payable to any employee or director (including any current or former officer, director or other member of senior management) of the Company and its Subsidiaries, other than, for employees with an annual base salary of $350,000 or less, increases in compensation or benefits in the Ordinary Course of Business, (ii) establish, adopt, enter into, terminate or materially amend any Company Benefit Plan or (iii) hire or terminate any employee with an annual base salary of $350,000 or more, other than terminations for “cause,” provided, however, that the Company shall provide Acquiror with prior written notice prior to hiring or terminating any employee who is a direct report of the Company’s Chief Executive Officer;

(v)        (i) the amendment or modification in any material respect or termination (excluding terminations upon expiration of the term thereof in accordance with the terms thereof, so long as the Company or its applicable Subsidiary does not have the unilateral right to renew or extend the term of such Material Contract) of any (A) contract with AT&T, T-Mobile (Sprint) or Verizon that is a Material Contract or Carrier Contract or

(B) Material Contract of the type set forth in Section 4.12(a)(vi), or (ii) adoption or entering into a new contract that would have been (A) a contract with AT&T, T-Mobile (Sprint) or Verizon that is a Material Contract or Carrier Contract or (B) a Material Contract of the type set forth in Section 4.12(a)(vi), if adopted or entered into prior to the date hereof, except in the case of each of the foregoing clause (i) and clause (ii), in the Ordinary Course of Business (which shall include renewals consistent with the terms thereof but shall not including Contracts of the type set forth in Section 4.12(a)(vi) to the extent purporting to bind direct or indirect equityholders of the Company);

(w)        the Company or any of its Subsidiaries to take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations; or

(x)        any agreement or commitment by the Company or any of its Subsidiaries to do any of the foregoing.

Section 6.2    Inspection.

(a)        From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable notice, the Company shall provide to Acquiror, Merger Sub and their respective authorized representatives during normal business hours reasonable access to all books and records, facilities and employees of the Company and its Subsidiaries; provided that any such access shall be conducted at Acquiror’s expense, in accordance with applicable Law (including any applicable Law relating to antitrust, competition, employment or privacy issues) and any COVID-19 Measures, under the supervision of the Company’s or its Subsidiaries’ personnel and in such a manner as to maintain confidentiality and not to unreasonably interfere with the normal operations of the Company and its Subsidiaries and their businesses.

(b)        Notwithstanding anything to the contrary in Section 6.2(a), the Company may withhold any document (or portions thereof) or information (i) that is subject to the terms of a non-disclosure agreement with a third party, (ii) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege, (iii) if the provision of access to such document (or portion thereof) or information, as reasonably determined by such party’s counsel, would reasonably be expected to conflict with applicable Laws or (iv) to the extent predating the date of this Agreement, relating to interactions with prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby or any alternative transaction with respect to all or a portion of the Company’s assets, bids received from others in connection with such sale process or alternative transactions and information and analysis (including financial analysis) relating to such bids or alternative transactions; provided, however, that, with respect to clauses (i), (ii), and (iii), to the extent permitted by Law and reasonably practicable, the Company shall inform Acquiror of the general nature of the information being withheld and, upon Acquiror’s request, reasonably cooperate with Acquiror to provide such information in a manner that would not violate such contracts, fiduciary duty or Law or result in a loss of privilege.

(c)    All information provided to Acquiror, Merger Sub or their respective representatives pursuant to this Section 6.2 shall be held by Acquiror, Merger Sub and their respective representatives as confidential under the terms of the Confidentiality Agreement and shall be subject to the Confidentiality Agreement, the applicable terms of which are incorporated herein by reference.

Section 6.3    Preparation and Delivery of Additional Company Financial Statements.

(a)    The Company shall use reasonable best efforts to deliver to Acquiror, as promptly as reasonably practicable following the date of this Agreement, audited consolidated balance sheets of the Company and its Subsidiaries, taken as a whole, as of December 31, 2019 and November 30, 2020 and the related audited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years ended December 31, 2019 and November 30, 2020, together with the auditor’s reports thereon, which comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and the Exchange Act applicable to a registrant; provided that upon delivery of such financial statements, such financial statements shall be deemed the “Audited Financial Statements” for purposes of this Agreement and the representation and warranties set forth in Section 4.7 shall be deemed to apply to such financial statements with the same force and effect as if made as of the date of this Agreement.

(b)    The Company shall use its reasonable best efforts to deliver to Acquiror, as soon as reasonably practicable following the date hereof, any additional financial or other information (including interim financial statements) reasonably requested by Acquiror to prepare pro forma financial statements required under federal securities Laws to be included in Acquiror’s filings with the SEC (including, if applicable, the Proxy Statement).

(c)    The Company shall use its reasonable best efforts to cause its independent auditors to provide any necessary consents to the inclusion of the financial statements set forth in Section 4.7 and this Section 6.3 in Acquiror’s filings with the SEC in accordance with the applicable requirements of federal securities Laws.

(d)    The Company shall provide Acquiror with copies of its monthly management financial reports and any other financial reporting made to its lenders. All such financial information shall be made available to Acquiror with reasonable promptness following receipt by the Company’s board of directors (or a committee thereof) or lenders, as applicable.

Section 6.4    Related Party Transactions. At or prior to the Closing, the Company shall terminate or settle, or cause to be terminated or settled, without further liability to Acquiror, the Company, any of the Company’s Subsidiaries or Investor, all Affiliate Contracts (other than this Agreement, the Ancillary Agreements, the Framework Agreement, the Framework Agreement Ancillary Agreements, the Investor Subscription Agreement and those set forth on Section 6.4 of the Company Disclosure Letter) and provide Acquiror with evidence of such termination or settlement reasonably satisfactory to Acquiror.

Section 6.5    Acquisition Proposals. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article X, the Company and its Subsidiaries shall not, and the Company shall instruct and use its reasonable best efforts to cause its representatives acting on its behalf, not to (a) solicit, initiate, enter into or continue any negotiations with, or encourage or respond to any inquiries or proposals by, any Person with respect to, or provide any non-public information or data concerning the Company or any of the Company’s Subsidiaries to any Person relating to, a Competing Transaction (other than to make such third party aware of the provisions of this Section 6.5) or afford to any Person access to the business, properties, assets or personnel of the Company or any of the Company’s Subsidiaries in connection with a Competing Transaction, (b) enter into any acquisition agreement, business combination agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Competing Transaction, (c) grant any waiver, amendment or release under any confidentiality agreement, standstill agreement or the anti-takeover laws of any state, or (d) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make a Competing Transaction. In addition, the Company shall, and shall cause its Subsidiaries and the Carlyle Holder to, and shall cause their respective representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Competing Transaction, except that, if there is a significant likelihood (in the good faith determination of the Company) that the Merger will not be consummated, notwithstanding the Company’s compliance in all material respects with its obligations hereunder, the Company and its representatives may engage in discussions with its representatives and Investor and its representatives in connection with planning for the potential implementation of the Pre-Closing Steps (as defined in the Framework Agreement), provided that (x) neither the Company nor Investor may actively pursue the Alternative Transaction and (y) none of the Company, Investor or any of their respective representatives may engage in discussions with respect to the financing of the Alternative Transaction with any financial advisor or potential financing source. Without limiting the foregoing, the Company shall (i) promptly (and in any event within twenty-four (24) hours) notify Acquiror orally and in writing of the receipt of any offer or proposal with respect to a Competing Transaction, which notice shall include a copy of such offer or proposal (or, where such offer or proposal is not submitted by such Person in writing, a reasonably detailed written description of the material terms and conditions of such offer or proposal), and (ii) keep Acquiror promptly informed (and in any event within twenty-four (24) hours) in all material respects of any material communications relating to material changes to, such proposal or offer (including any change in the price or other material terms thereof).

Section 6.6    Investor Investment. Unless otherwise approved in writing by Acquiror (which approval shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under the Framework Agreement. The Company shall (a) notify Acquiror at least five Business Days prior to take any steps to terminate the Framework Agreement, (b) not mutually agree to terminate the Framework Agreement, and (c) keep Acquiror reasonably informed of, and allow Acquiror to participate in, any discussions with respect to, any attempted termination of, or proposed modifications to, the Framework Agreement by Investor or the Company (if applicable). Subject to the terms and conditions of the Framework Agreement, the Company shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Framework Agreement on the terms described therein, including, in the event that all conditions in the Framework Agreement and Investor Subscription Agreement have been satisfied (other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, which conditions are capable of being satisfied), using its reasonable best efforts to enforce its rights under the Framework Agreement to cause the Investor to consummate the Investor Investment in accordance with the terms thereof and the Investor Subscription Agreement (including, for the avoidance of doubt, causing the Investor Investment Amount to be greater than $500,000,000 to the extent required under the terms of the Framework Agreement, including as a result of any Acquiror Share Redemptions). Subject to the terms and conditions of the Framework Agreement, the Company shall use its reasonable best efforts to not take, or fail to take, any action that could reasonably be expected to give rise to a failure of the conditions to the closing under the Framework Agreement to occur or any right of termination thereunder (an “Adverse Framework Agreement Event”). The Company shall notify Acquiror as promptly as practicable (and in any event within 48 hours) of learning of any change, effect, event or occurrence that constitutes an Adverse Framework Agreement Event.

ARTICLE VII

COVENANTS OF ACQUIROR

Section 7.1    Employee Matters.

(a)    Equity Plans. Prior to the Closing Date, the board of directors of Acquiror shall approve and submit for approval by the Acquiror stockholders a customary public-company equity incentive award plan, in a form determined by Acquiror following consultation with the Company (the “Incentive Award Plan”), reserving 33.8 million shares of Acquiror Common Stock, for issuance to the Company’s service providers (as such number shall be formulaically adjusted in the event of changes in the Company’s capitalization prior to the Closing Date). If the Incentive Award Plan is approved by Acquiror’s stockholders by the requisite approval threshold, then, within two (2) Business Days following the expiration of the sixty (60)-day period following the date Acquiror has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Acquiror shall file an effective registration statement on Form S-8 (or other applicable form as permitted to be filed at such time) with respect to the Acquiror Common Stock issuable under the Incentive Award Plan, and Acquiror shall use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Incentive Award Plan remain outstanding.

(b)    No Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, each of the parties to this Agreement acknowledges and agrees that all provisions contained in this Section 7.1 are included for the sole benefit of Acquiror and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of Acquiror, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or (other than Investor) any third-party beneficiary or other right of any kind or nature whatsoever.

Section 7.2    Trust Account Proceeds and Related Available Equity.

(a)    Prior to the Closing, none of the funds held in the Trust Account may be used or released except (i) for the withdrawal of interest to pay any tax obligation owed by Acquiror as a result of assets owned by Acquiror, including franchise taxes and (ii) only upon the Closing, to effectuate the Acquiror Share Redemption.

(b)    Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, at the Closing, Acquiror (A) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (B) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to Acquiror Shareholders pursuant to the Acquiror Share Redemptions, and (2) pay all remaining amounts then available in the Trust Account to Acquiror for immediate use, subject to this Agreement and the Trust Agreement, and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 7.3    Listing. From the date hereof through the Effective Time, Acquiror shall ensure Acquiror remains listed as a public company on the NYSE, and shall prepare and submit to the NYSE a listing application, if required under the NYSE rules, covering the shares of Acquiror Common Stock issuable in the Merger, and shall use reasonable best efforts to obtain approval for the listing of such shares of Acquiror Common Stock and the Company shall reasonably cooperate with Acquiror with respect to such listing.

Section 7.4    No Solicitation by Acquiror. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article X, Acquiror shall not, and shall cause its Subsidiaries and Sponsor not to, and Acquiror shall instruct its and their representatives acting on its and their behalf not to, (a) make any proposal or offer that constitutes a Competing Transaction, (b) solicit, initiate, enter into or continue any negotiations with, or encourage or respond to any inquiries or proposals by, any Person with respect to a Competing Transaction, (c) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Competing Transaction, (d) grant any waiver, amendment or release under any confidentiality agreement, standstill agreement or the anti-takeover laws of any state, or (e) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make a Competing Transaction. From and after the date hereof, Acquiror shall, and shall instruct its officers and directors to, and Acquiror shall instruct and cause its representatives, its Subsidiaries, Sponsor and their respective representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Competing Transaction. Without limiting the foregoing, Acquiror shall (i) promptly (and in any event within twenty-four (24) hours) notify the

Company orally and in writing of the receipt of any offer or proposal with respect to a Competing Transaction, which notice shall include a copy of such offer or proposal (or, where such offer or proposal is not submitted by such Person in writing, a reasonably detailed written description of the material terms and conditions of such offer or proposal), and (ii) keep the Company promptly informed (and in any event within twenty-four (24) hours) in all material respects of any material communications relating to material changes to, such proposal or offer (including any change in the price or other material terms thereof).

Section 7.5    Acquiror Conduct of Business.

(a)    During the Interim Period, except (i) as required by Law, (ii) as expressly set forth in, or required by, this Agreement (including in connection with the PIPE Investment and the Investor Investment) or the Ancillary Agreements or (iii) as otherwise consented to in writing by the Company, which consent shall not be unreasonably conditioned, withheld, delayed or denied, Acquiror shall, and shall cause its Subsidiaries (including Merger Sub) to, as applicable, (x) operate its business in the ordinary course and consistent with past practice and (y) not:

(i)    seek any approval from the Acquiror Shareholders to change, modify or amend the Trust Agreement or the Governing Documents of Acquiror or Merger Sub, except as contemplated by the Transaction Proposals;

(ii)    (A) make or declare any dividend or distribution to the shareholders of Acquiror or make any other distributions in respect of any of Acquiror’s or Merger Sub’s capital stock, share capital or equity interests, (B) split, combine, reclassify or otherwise amend any terms of any shares or series of Acquiror’s or Merger Sub’s capital stock or equity interests, or (C) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of Acquiror or Merger Sub, other than a redemption of shares of Acquiror Class A Common Stock made as part of the Acquiror Share Redemptions;

(iii)    take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

(iv)    enter into, or permit any of the assets owned or used by it to become bound by, any Contract, other than as expressly required in connection with the Transactions;

(v)    other than as expressly required by the Sponsor Agreement and other than the entry into the Subscription Agreement entered into on the date hereof (and agreements and matters incidental and ancillary thereto) or otherwise in accordance with Section 7.10 by the Sponsor PIPE Investor or its Affiliates, enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of

Acquiror or Merger Sub (including, for the avoidance of doubt, (x) the Sponsor and (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater) or with M-III Partners, LP, Brigade Capital Management, LP or any of their respective managed funds and accounts;

(vi)    make, change or revoke any material election concerning Taxes, adopt or change any material accounting method concerning Taxes, adopt or change any Tax accounting period, amend any material Tax Return or claim for a refund of a material amount of Taxes, enter into any Tax closing agreement or seek any Tax ruling, settle, compromise or otherwise dispose of any material Tax proceeding, fail to pay any material Tax when due (including any material estimated Tax payments), surrender any claim for a refund of a material amount of Taxes, waive or extend the statute of limitations in respect of any material amount of Taxes or material Tax Return or prepare or file any material Tax Return in a manner inconsistent in any material respect with applicable past practices;

(vii)    make any changes with respect to its financial accounting policies or procedures, except as required by changes in Law or GAAP;

(viii)    issue or sell any debt securities or warrants or other rights to acquire any debt securities of Acquiror or any of Acquiror’s Subsidiaries or guaranty any debt securities of another Person, or incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other material liabilities, debts or obligations, other than (A) fees and expenses incurred in support of the Transactions and (B) any indebtedness for borrowed money or guarantee incurred between Acquiror and Merger Sub;

(ix)    other than with respect to the PIPE Investment or the Investor Investment, (A) issue any Acquiror Securities or securities exercisable for or convertible into Acquiror Securities, other than the issuance of the Aggregate Merger Consideration, (B) grant any options, warrants or other equity-based awards with respect to Acquiror Securities not outstanding on the date hereof, or (C) amend, modify or waive any of the material terms or rights set forth in any Acquiror Warrant or the Acquiror Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(x)    waive, release, compromise, settle or satisfy any pending or threatened material claims (which shall include any pending or threatened Action) or compromising or settling any material liability;

(xi)    (A) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquiror or its Subsidiaries (other than the Transactions); or

(xii)    enter into any agreement or commitment by the Acquiror or its Subsidiaries (including Merger Sub) to do any action prohibited under this Section 7.5.

(b)    During the Interim Period, (i) Acquiror shall, and shall cause its Subsidiaries (including Merger Sub) to comply with, and continue performing under, as applicable, Acquiror’s Governing Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or its Subsidiaries may be a party, (ii) Acquiror shall cause Merger Sub to perform when due its obligations under this Agreement and to consummate the Merger pursuant to the terms and subject to the conditions set forth in this Agreement and (iii) Acquiror shall ensure that Merger Sub prior to the Effective Time shall not conduct any business, incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement.

Section 7.6    Post-Closing Directors and Officers of Acquiror. Subject to the terms of the Acquiror’s Governing Documents, Acquiror shall take all such actions within its power as may be necessary or appropriate such that immediately following the Effective Time:

(a)    the board of directors of Acquiror shall consist of (i) Andrew Davies, the Company’s Chief Executive Officer, as a director, (ii) Mohsin Meghji as a director, (iii) one (1) individual to be designated by the Sponsor as director, which director shall be a person who qualifies as an “independent” director for the purposes of the requirements of the NYSE, (iv) five (5) individuals to be designated by the Company as directors, at least one of such directors who shall be a person who qualifies as an “independent” director for the purposes of the requirements of the NYSE and the Exchange Act (including Section 10A-3 of the Exchange Act), and (v) four (4) individuals to be designated by Investor as directors, at least one of such directors who shall be a person who qualifies as an “independent” director for the purposes of the requirements of the NYSE and the Exchange Act (including Section 10A-3 of the Exchange Act);

(b)    the board of directors of Acquiror shall have at least three (3) “independent” directors for the purposes of the NYSE and the Exchange Act (including Section 10A-3 of the Exchange Act), each of whom shall serve in such capacity in accordance with the terms of the Acquiror’s Governing Documents following the Effective Time; and

(c)    the initial officers of Acquiror shall be the officers of the Company immediately prior to the Effective Time, who shall serve in such capacity in accordance with the terms of Acquiror’s Governing Documents following the Effective Time.

Section 7.7    Acquiror Governing Documents. Subject to receipt of the Acquiror Shareholder Approval, prior to the Effective Time, Acquiror shall cause its certificate of incorporation and bylaws to be amended and restated in their entirety in the forms of the Acquiror Certificate of Incorporation and the Acquiror Bylaws and cause to be adopted a certificate of designations in the form of the Acquiror Certificate of Designations, including by (a) filing with the Delaware Secretary of State an Amended and Restated Certificate of Incorporation in the form of the Acquiror

Certificate of Incorporation, (b) filing with the Delaware Secretary of State a Certificate of Designations in the form of the Acquiror Certificate of Designations and (c) adopting the amended and restated bylaws in the form of the Acquiror Bylaws.

Section 7.8    Indemnification and Insurance.

(a)    From and after the Effective Time, Acquiror agrees that it shall indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Company being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) Acquiror and each of its Subsidiaries (together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Litigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause its Subsidiaries to (i) maintain for a period of not less than six (6) years from the Effective Time provisions in their respective Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of Acquiror’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Governing Documents of the Company, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, each of the covenants in this Section 7.8.

(b)    For a period of six (6) years from the Effective Time, Acquiror shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives) on terms no less favorable than the terms of such current insurance coverage, except that in no event shall Acquiror be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium payable by Acquiror or the Company, as applicable, for such insurance policy for the year ended December 31, 2020; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6)-year period, any insurance required to be maintained under this Section 7.8 shall be continued in respect of such claim until the final disposition thereof.

(c)    Notwithstanding anything contained in this Agreement to the contrary, (i) this Section 7.8 shall survive the consummation of the Merger indefinitely, (ii) shall be binding, jointly and severally, on Acquiror and all successors and assigns of Acquiror and (iii) the provisions of this Section 7.8 are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Parties and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract, at Law or otherwise. In the event that Acquiror or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror shall ensure that proper provision shall be made so that the successors and assigns of Acquiror shall succeed to the obligations set forth in this Section 7.8.

(d)    On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the post-Closing directors and officers of Acquiror, which indemnification agreements shall continue to be effective following the Closing.

Section 7.9    Acquiror Public Filings. From the date hereof through the Effective Time, Acquiror will (a) keep current and timely file or furnish all reports required to be filed or furnished with the SEC and (b) otherwise comply in all material respects with its reporting obligations under applicable Laws, except, in each case, to the extent any delay or noncompliance is caused by any change in applicable Law or GAAP or the inability of Acquiror’s independent public accounting firm to comply with directed deadlines, in which case Acquiror will use its reasonable best efforts to take the actions contemplated by clauses (a) and (b) above.

Section 7.10    PIPE Subscriptions. Unless otherwise approved in writing by the Company (which approval shall not be unreasonably conditioned, withheld, delayed or denied), and except for any of the following actions that would not increase conditionality or impose any new obligation on the Company or Acquiror, reduce the Committed PIPE Investment Amount or the subscription amount under any Subscription Agreement or reduce or impair the rights of Acquiror under any Subscription Agreement, Acquiror shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Subscription Agreements, in each case, other than any assignment or transfer contemplated therein or expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision); provided that, in the case of any such assignment or transfer, the initial party to such Subscription Agreement remains bound by its obligations with respect thereto in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock contemplated thereby. Subject to the immediately preceding sentence and in the event that all conditions in the Subscription Agreements have been satisfied, Acquiror shall take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including using its reasonable best efforts to enforce its rights under the Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) Acquiror the applicable purchase price under each PIPE Investor’s applicable Subscription Agreement in accordance with its terms. Without limiting the generality of the foregoing, Acquiror (a) shall use its reasonable best efforts, and shall instruct its representatives to, keep the Company and its representatives reasonably informed with respect to the PIPE Investment and the rotation of the shares of Acquiror Common Stock during the period from the date hereof through Closing and (b) shall give the Company, prompt written notice: (i) of any breach or default by any party to any Subscription Agreement known to Acquiror; (ii) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (iii) if Acquiror does not expect to receive all or any portion of the PIPE Investment Amount on the terms and in the manner contemplated by the Subscription Agreements.

Section 7.11    Stockholder Litigation. In the event that any litigation related to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against Acquiror or the board of directors of Acquiror by any of Acquiror’s stockholders prior to the Closing, Acquiror shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle or agree to settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably conditioned, withheld, delayed or denied.

ARTICLE VIII

JOINT COVENANTS

Section 8.1    HSR Act; Other Competition Laws and Filings.

(a)    Subject to the terms and conditions herein provided, each party shall, and shall cause their respective Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable, and in any event prior to the End Date, the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the conditions precedent set forth in Article IX). Each party shall, and shall cause their respective Affiliates to, use reasonable best efforts to promptly obtain consents of all Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Each party shall make or cause to be made (and to the extent necessary cause its Affiliates to make) (i) any filings pursuant to the HSR Act as promptly as practicable but in any event within ten (10) Business Days after the date hereof and (ii) all other filings (or where applicable, drafts thereof) required by applicable Competition Laws for the jurisdictions set forth on Section 8.1 of the Company Disclosure Letter as promptly as practicable, in each case, with respect to the transactions contemplated by this Agreement. The parties shall resubmit any such filings as soon as is reasonably practicable in the event such filings are rejected for any reason whatsoever by the relevant Governmental Authority.

Each party shall make (and to the extent necessary cause its Affiliates to make) an appropriate response as promptly as practicable to any Governmental Authority requests for information and documentary material that may be made in connection with this Agreement or the consummation of the transactions contemplated hereby (including, pursuant to the HSR Act, other Competition Laws or other applicable Laws). Subject to Section 8.1(d), each party and its respective Affiliates shall not extend any waiting period or comparable period under the HSR Act or other Competition Laws or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated hereby, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably conditioned, withheld, delayed or denied). Each party shall, and shall cause their respective Affiliates to, take and permit all actions that are necessary or reasonably advisable to (A) satisfy the conditions in Section 9.1, (B) consummate the transactions contemplated by this Agreement and (C) in the case of each of clauses (A) and (B), obtain any applicable consents from Governmental Authorities in connection therewith, in each case, as promptly as practicable and in any event before the End Date; provided that the Company shall not be required to, or to cause its Affiliates to, take any such actions which would constitute a Substantial Detriment. Each party shall, and shall cause their respective Affiliates to, not take any action that would reasonably be expected to prevent obtaining any applicable consents from Governmental Authorities in connection with the satisfaction of the conditions in Section 9.1.

(b)    Each party will promptly notify the other parties hereto of any written communication to or from any Governmental Authority regarding any of the transactions contemplated hereby, and, subject to applicable Law, shall (i) permit the other parties hereto to review in advance any proposed written communication to any such Governmental Authority, and consider in good faith and incorporate the other party’s reasonable comments, (ii) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party hereto in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend, and (iii) furnish the other party with copies of all correspondence, filings and written communications (and summaries of any oral communications in which the other party does not participate) between them and their Affiliates and their respective representatives on one hand and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement and the transactions contemplated hereby. The parties shall consult with each other prior to taking any material position in discussions with or filings to be submitted to any Governmental Authority. Any information that a party provides to another party pursuant to this Section 8.1(b) may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law, and may be designated as “outside antitrust counsel only.”

(c)    In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby, in each case, in order to permit the consummation of the transactions contemplated hereby to occur as promptly as practicable (and in any event prior to the End Date).

(d)    Without limiting in any respect the Company’s obligations under this Section 8.1, the Company shall have the right to comply with the provisions of the Framework Agreement as relates to the subject matter of this Section 8.1 (including as to Investor’s rights to direct, devise and implement strategy thereunder), and to (subject to the foregoing) direct, devise and implement the strategy for obtaining all consents of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) responding to, or delegating to Investor to respond to, any request from, or inquiry or investigation by, any Governmental Authority pursuant to any Competition Law (including directing the timing, nature and substance of all such responses), (ii) leading, or delegating to Investor to lead, all meetings and communications (including any negotiations) with any such Governmental Authority, (iii) determining when (if at all, but subject to the Company’s obligations in this Agreement, including the last two sentences of Section 8.1(a)) to discuss, offer, or agree to any divestiture, sale, licensing, holding separate or other disposition of any asset or business, or any behavioral or conduct restriction or other alteration to the business or operations of the Company or its Subsidiaries and (iv) controlling the defense and settlement of any litigation, action, suit, investigation or proceeding brought by or before any Governmental Authority pursuant to any Competition Law; provided that the Company shall consult with Acquiror in a reasonable manner and consider in good faith the views and comments of Acquiror in connection with the foregoing.

(e)    Notwithstanding anything to the contrary in this Section 8.1 or elsewhere in this Agreement, in no event shall the Company be required to take any action which would constitute a Substantial Detriment.

Section 8.2    Preparation of Proxy Statement; Shareholders’ Meeting and Approvals.

(a)    Proxy Statement.

(i)    As promptly as practicable after the execution of this Agreement, (x) Acquiror and the Company shall jointly prepare and Acquiror shall file with the SEC, mutually acceptable materials which shall include the proxy statement to be filed with the SEC and sent to the Acquiror Shareholders relating to the Acquiror Shareholders’ Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”). Each of Acquiror and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. Each of Acquiror and the Company agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement (the “Super 8-K”), or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or their respective Subsidiaries to any regulatory authority (including the NYSE) in connection with the Merger and the other transactions contemplated hereby (the “Offer Documents”). Acquiror will cause the Proxy Statement to be mailed to the Acquiror Shareholders after all comments of the SEC on the Proxy Statement are addressed. Acquiror shall promptly following the date of this Agreement commence a “broker-search” in accordance with Rule 14a-12 of the Exchange Act.

(ii)    To the extent not prohibited by Law, Acquiror will advise the Company, reasonably promptly after Acquiror receives notice thereof, of the time when the Proxy Statement or any supplement or amendment has been filed, of the issuance of any stop order, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement or for additional information. To the extent not prohibited by Law, the Company and their counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement and any Offer Document before any such document is filed with the SEC, and Acquiror shall give reasonable and good faith consideration to any comments made by the foregoing. Acquiror shall not file any such documents with the SEC without the prior consultation of the Company as described in the preceding sentence. To the extent not prohibited by Law, Acquiror shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Acquiror or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Acquiror to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC. Acquiror shall respond to any SEC comments on the Proxy Statement and any Offer Document as promptly as practicable.

(iii)    Each of Acquiror and the Company shall ensure that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Acquiror Shareholders and at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv)    If at any time prior to the Effective Time any information relating to the Company, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers, or supplied by the Company or Acquiror or on such party’s behalf for inclusion or incorporation by reference in the Proxy Statement, is discovered by the Company or Acquiror, which is required to be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders.

(b)    Acquiror Shareholder Approval.

(i)    Acquiror shall (x) as promptly as practicable, (A) cause the Proxy Statement to be disseminated to Acquiror Shareholders in compliance with applicable Law, (B) solely with respect to the Transaction Proposals, duly (1) give notice of and (2) convene and hold a general meeting (the “Acquiror Shareholders’ Meeting”) in accordance with Acquiror’s Governing Documents and applicable Law and NYSE rules (including NYSE rule 102.06), (C) solicit proxies from the holders of Acquiror Common Stock with respect to the Transaction Proposals and (D) unless there has been a Modification in Recommendation, include the recommendation of Acquiror, through its board of directors, to vote in favor of each of the Transaction Proposals, and (y) provide its shareholders with the opportunity to elect, prior to the Acquiror Shareholder Approval, to effect an Acquiror Share Redemption.

(ii)    Acquiror shall, through its board of directors, unless there has been a Modification in Recommendation, recommend to its shareholders the (A) amendment and restatement of Acquiror’s certificate of incorporation, including any separate or unbundled proposals as are required to implement the foregoing, (B) the approval of the Transactions in accordance with the Acquiror Certificate of Incorporation, (C) approval of the issuance of shares of Acquiror capital stock in connection with the Merger, PIPE Investment (including the issuance of more than one percent (1%) of shares of Acquiror Common Stock to a “related party” pursuant to the rules of the NYSE as contemplated by the Subscription Agreements with the applicable PIPE Investors) and Investor Investment, (D) approval of the adoption by Acquiror of the Incentive Award Plan described in Section 7.1(a), (E) the election of directors effective as of the Closing as contemplated by Section 7.6, (F) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement or correspondence related thereto, (G) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby and (H) adjournment of the Acquiror Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses (A) through (H), together, the “Transaction Proposals”), and include such recommendations in the Proxy Statement. The board of directors of Acquiror shall not withdraw, amend, qualify or modify its recommendation to the shareholders of Acquiror that they vote in favor of the Transaction Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the shareholders of Acquiror described in the Recitals hereto, a “Modification in Recommendation”); provided that no breach of this sentence shall be deemed to have occurred if, prior to such Modification in Recommendation and the Acquiror Shareholder Approval (1) the board of directors of Acquiror determines in good faith, after consultation with its outside legal counsel and, if and to the extent advisable depending on the circumstances, financial advisors, that failure to effect a Modification in Recommendation would be a breach of the fiduciary duties owed by the directors of Acquiror to the stockholders of Acquiror under applicable Law, (2) Acquiror shall have delivered written notice to the Company of its intention to make a Modification in Recommendation at least five (5) Business Days prior to the taking of such action by Acquiror, which notice shall include the reasons for such determination and, if and to the extent applicable, any other material documents with respect thereto, (3) during such period and prior to making a Modification in Recommendation, if requested by the Company, Acquiror and its representatives shall have negotiated in good faith with the Company and its representatives regarding any revisions or adjustments proposed by the Company to the terms and conditions of this Agreement as would enable the board of directors of Acquiror to reaffirm such board’s recommendation to the shareholders of Acquiror that they vote in favor of the Transaction Proposals and not make such Modification in Recommendation and (4) if the Company requested negotiations in accordance with clause (3), Acquiror may make a Modification in Recommendation only if the board of directors of Acquiror, after considering in good faith any revisions or adjustments to the terms and conditions of this Agreement that the Company shall have, prior to the expiration of the five (5) Business Day period, offered in writing to Acquiror, continues to determine in good faith, after consultation with its outside legal counsel and, if and to the extent advisable depending on the circumstances, financial advisors, that failure to make a Modification in Recommendation would be a breach of its fiduciary duties to Acquiror’s stockholders under applicable Law.

(iii)    Acquiror agrees that, unless this Agreement is terminated in accordance with its terms, its obligation to establish a record date for, duly call, give notice of, convene and hold the Acquiror Shareholders’ Meeting for the purpose of obtaining the Acquiror Shareholder Approval shall not be affected by any Modification in Recommendation, and Acquiror agrees to establish a record date for, duly call, give notice of, convene and hold the Acquiror Shareholders’ Meeting and submit for the approval of its shareholders the matters contemplated by the Proxy Statement (including the Transaction Proposals), regardless of whether or not there shall be any Modification in Recommendation. For the avoidance of doubt, a Modification in Recommendation will not limit or otherwise affect the agreements and covenants set forth in the Sponsor Agreement. Acquiror may only adjourn the Acquiror Shareholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Shareholder Approval, (ii) for the absence of a quorum or (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Acquiror Shareholders prior to the Acquiror Shareholders’ Meeting; provided that the Acquiror Shareholders’ Meeting (x) may not be adjourned to a date that is more than fifteen (15) days after the date for which the Acquiror Shareholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) shall not be held later than three (3) Business Days prior to the End Date. Acquiror agrees that it shall provide the holders of shares of Acquiror Class A Common Stock the opportunity to elect redemption of such shares of Acquiror Class A Common Stock in connection with the Acquiror Shareholders’ Meeting, as required by Acquiror’s Governing Documents. Without the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Transaction Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror Shareholders at the Acquiror Shareholders’ Meeting, as adjourned or postponed.

(c)    Company Equityholder Approval. As promptly as practicable following the execution and delivery of the Written Consent, the Company shall prepare and distribute to the equityholders of the Company who as of the delivery of the Written Consent to Acquiror had not executed and delivered the Written Consent a notice of action by written consent and appraisal rights as required by Sections 228 and 262 of the DGCL, as well as any additional information required by applicable Law or the Governing Documents of the Company (the “Stockholder Notice”). Acquiror shall be provided with a reasonable opportunity to review and comment on the Stockholder Notice and the Acquiror shall cooperate with the Company in the preparation of the Stockholder Notice and promptly provide all reasonable information regarding Acquiror and Merger Sub reasonably requested by the Company.

Section 8.3    Support of Transaction. Without limiting any covenant contained in Article VI, or Article VII (but except with respect to Competition Laws for which the parties’ respective obligations shall be limited to those set forth in Section 8.1), Acquiror and the Company shall each, and each shall cause its Subsidiaries to, (a) use reasonable best efforts to obtain as soon as practicable all material consents and approvals of third parties (including any Governmental Authority) that any of Acquiror, or the Company or their respective Affiliates are required to obtain in order to consummate the Merger and (b) take such other action as soon as practicable as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable and in accordance with all applicable Law.

Section 8.4    Tax Matters. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with this Agreement shall constitute Company Transaction Expenses.

Section 8.5    Debt Financing.

(a)    The Company shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things reasonably necessary or advisable to consummate the Refinancing. In addition, the Company shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things reasonably necessary or advisable to arrange and obtain the Debt Financing on a timely basis (but in any event substantially concurrent with the Closing) on the terms and subject only to the conditions contained in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter) or on other terms and conditions not less favorable to the Company in any material respect than those described in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter), including using reasonable best efforts to (i) maintain in effect the Debt Commitment Letter (subject to the Company’s and its Subsidiaries’ right to replace, amend, restate, supplement, modify, assign, or waive the Debt Commitment Letter in accordance herewith and subject to the Restricted Debt Financing Changes), (ii) negotiate and enter into definitive agreements with respect to the Debt Commitment Letter (such definitive agreements being referred to as the “Debt Financing Agreements”) on the terms and subject only to the conditions contained in the Debt Commitment Letter and the Fee Letter (including any such “market flex” provisions contained in the Fee Letter) or on other terms and conditions not less favorable to the Company in any material respect than those described in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter), (iii) satisfy on a timely basis (but in any event substantially concurrent with the Closing) or obtain the waiver of all conditions applicable to the Company or its Subsidiaries contained in the Debt Commitment Letter (or any Debt Financing Agreements), (iv) consummate the Debt Financing contemplated by the Debt Commitment Letter and the Fee Letter substantially concurrent with the Closing and (v) enforce its rights under the Debt Commitment Letter and the Debt Financing Agreements. The Company shall keep the Acquiror informed upon request on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing. The Company shall give the Acquiror prompt written notice upon having Knowledge of any default or breach by any party to the Debt Commitment Letter or any termination of the Debt Commitment Letter.

(b)    Other than as set forth in this Section 8.5(b), prior to the Closing, the Company or the Company Debt Financing Subsidiary shall not, without the prior written consent of the Acquiror (not to be unreasonably conditioned, withheld, delayed or denied), replace, amend, restate, supplement, modify, assign or waive any provision of the Debt Commitment Letter, the Fee Letter or the Debt Financing Agreements (it being understood that the exercise of any “market flex” provisions contained in the Fee Letter shall not be deemed a replacement, amendment, restatement, supplement, modification, assignment or waiver) to the extent such replacement, amendment, restatement, supplement, modification, assignment or waiver would (i) reduce the aggregate amount of the Debt Financing such that the Company and its Subsidiaries would not have sufficient cash proceeds, together with (A) cash on hand of the Company and its Subsidiaries, (B) the Investor Investment Amount, (C) the PIPE Investment Amount, (D) cash available in the Trust Account following the Acquiror Shareholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption Amount, and (E) other cash on hand at the Acquiror or Merger Sub on the Closing Date hereunder, to permit the Company and its Subsidiaries to consummate the Refinancing and pay the Financing Amounts on the Closing Date, (ii) adversely affect the ability of the Company or the Company Debt Financing Subsidiary, as applicable, to enforce its rights against the other parties to the Debt Commitment Letter or the Debt Financing Agreements or (iii) would reasonably be expected to prevent, delay or hinder the Closing, including by imposing additional conditions, or otherwise amending, restating, supplementing, modifying, assigning or waiving any of the existing conditions to the availability of the Debt Financing (items under clauses (i) through (iii) above, collectively, the “Restricted Debt Financing Changes”); provided that, for the avoidance of doubt, the Company or the Company Debt Financing Subsidiary may replace, amend, restate, supplement, modify, assign or waive the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities) that have not executed the Debt Commitment Letter as of the date of this Agreement, subject to the Restricted Debt Financing Changes (it being understood that the aggregate commitments of the lenders party to the Debt Commitment Letter prior to such replacement, amendment, restatement, supplement, modification, assignment or waiver may be reduced in the amount of such additional party’s commitments); provided, further, that the Company shall notify the Acquiror in writing of any such replacement, amendment, restatement, supplement, modification, assignment of, or waiver of any of its rights under, the Debt Commitment Letter not otherwise prohibited by the foregoing clauses (i) through (iv) reasonably promptly after the time such replacement, amendment, restatement, supplement, modification, assignment or waiver is agreed. The Company shall promptly deliver to the Acquiror copies of any replacement, amendment, restatement, supplement, modification, assignment or waiver to or under the Debt Commitment Letter or the Debt Financing Agreements. In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor (other than as a result of Acquiror’s or Merger Sub’s breach of any provisions of this Agreement or failure to satisfy the conditions set forth in Section 9.1 or Section 9.2), the Company will (x) use reasonable best efforts to obtain alternative debt financing (in an amount sufficient, when taken together with the available portion of the Debt Financing, and together with (A) cash on hand of the Company and its Subsidiaries, (B) the Investor Investment Amount, (C) the PIPE Investment Amount, (D) cash available in the Trust Account following the Acquiror Shareholders’ Meeting (after deducting the amount required to satisfy the Acquiror Share Redemption Amount) and (E) other cash on hand at the Acquiror or Merger Sub on the Closing Date hereunder, to consummate the Refinancing and pay the Financing Amounts) from the same or other sources and which does not include any terms or conditions to the consummation of such alternative debt financing that are less favorable to the Company in any material respect than those contained in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter) and (y) promptly notify the Acquiror of such unavailability and the reason therefor. For purposes of this Agreement, upon any replacement, amendment, restatement, supplement, modification, assignment of, or waiver under, the Debt Commitment Letter (including in connection with an alternative debt financing) in accordance with this Section 8.5(b), the term “Debt Commitment Letter,” and consequently the term “Debt Financing,” shall mean such Debt Commitment Letter as so replaced, amended, restated, supplemented, modified, assigned or waived and the Debt Financing contemplated by such Debt Commitment Letter as so replaced, amended, restated, supplemented, modified, assigned or waived.

(c)    From the date of the announcement of this Agreement or the transactions contemplated hereby (pursuant to any applicable public communication made in compliance with Section 11.12), until the Closing Date, upon the reasonable request of the Company, the Acquiror shall, and shall use its reasonable best efforts to cause its Subsidiaries to and shall use reasonable best efforts to cause any of its and their respective representatives (including accounting representatives) to, use reasonable best efforts to provide customary cooperation in connection with the arrangement of the Debt Financing, including to:

(i)    provide (A) (1) the Acquiror Financial Statements (the receipt thereof is hereby acknowledged) and the audited consolidated balance sheets and the related statements of operations, cash flow and shareholders’ equity of the Acquiror as of the last day of and for any subsequent fiscal year of the Acquiror ended at least ninety (90) days prior to the Closing Date, together with all related notes and schedules thereto, and accompanied by the auditor’s reports thereon and (2) the unaudited consolidated balance sheets and related statements of operations, cash flows and shareholders’ equity of the Acquiror as of the last day of and for any subsequent fiscal quarter ended at least forty-five (45) days prior to the Closing Date and, in each case, to the extent applicable, for the comparable period of the prior fiscal year, together with all related notes and schedules thereto, in the case of each of clauses (1) and (2), prepared in accordance with GAAP and (B) all other financial information necessary to allow the Company to prepare a pro forma unaudited consolidated balance sheet and related pro forma unaudited consolidated statement of operations as of and for the twelve-month period ending on the last day of the most recently completed twelve-month period for which historical financial statements are provided pursuant to clause (A) above, which need not be prepared in compliance with Regulation S-X of the Securities Act or include adjustments for purchase accounting;

(ii)    (A) use reasonable best efforts to provide reasonable and customary information relating to the Acquiror and Merger Sub for, and assist the Company and the Debt Financing Sources in preparation of, rating agency presentations, bank information memoranda, syndication memoranda, lender presentations and other customary marketing materials required in connection with the Debt Financing, (B) use reasonable best efforts to cooperate with the due diligence efforts of the Debt Financing Sources in connection with the Debt Financing, to the extent reasonable and customary (and, to the extent applicable, subject to the limitations contained in this Agreement), (C) use reasonable best efforts to assist with the marketing efforts of the Company and the Debt Financing Sources for all or any portion of the Debt Financing and (D) provide customary authorization letters with respect to the Acquiror and Merger Sub authorizing the distribution of information to prospective lenders (including customary 10b-5 and material non-public information representations);

(iii)    promptly, and in any event no later than four (4) Business Days prior to the Closing, provide all documentation and other information that any Debt Financing Source has reasonably determined is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and, if the Company or any of its Subsidiaries qualifies as a “legal entity” customer under 31 C.F.R. §1010.230, a beneficial ownership certification in relation to the Acquiror and Merger Sub, which certification shall be substantially similar to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association, in each case, as reasonably requested in writing by the Company at least nine (9) Business Days prior to the Closing Date; and

(iv)    use reasonable best efforts to cooperate with the Company and the Debt Financing Sources to satisfy the conditions precedent to the Debt Financing to the extent the satisfaction of such conditions require the cooperation of, and is within the control of Acquiror or Merger Sub;

provided that nothing in this Section 8.5(c) shall require the Acquiror or any of its Subsidiaries to take or permit the taking of any action pursuant to this Section 8.5(c) to the extent it would (i) conflict with or violate the Acquiror’s Governing Documents or the organizational documents of any of its Subsidiaries or any applicable Law, (ii) require the Acquiror or its Subsidiaries or and of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the Debt Financing or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, that would be effective prior to the Closing Date (except the authorization letters set forth in Section 8.5(c)(ii)(C)), (iii) cause any representation or warranty in this Agreement to be breached by the Acquiror or any of its Subsidiaries, (iv) require the Acquiror or any of its Subsidiaries to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Debt Financing prior to the Closing or have any obligation of the Acquiror or any of its Subsidiaries under any agreement, certificate, document or instrument be effective until the Closing (except the authorization letters set forth in Section 8.5(c)(ii)(C)), (v) cause any director, officer, employee or stockholder of the Acquiror or any of its Subsidiaries to incur any personal liability, (vi) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Material Contract to which the Acquiror or any of its Subsidiaries is a party, (vii) provide access to or disclose information that the Acquiror or any of its Subsidiaries determines would jeopardize any attorney-client privilege or other applicable privilege or protection of the Acquiror or any of its Subsidiaries (provided, however, that, to the extent permitted by Law, the Acquiror shall inform the Company of the withholding thereof and, upon the Company’s request, use commercially reasonable efforts to provide such information in a manner that would not jeopardize any attorney-client privilege or other applicable privilege or protection of the Acquiror or any of its Subsidiaries) or (viii) without limiting the cooperation contemplated by Section 8.5(c)(i)(B) above, require the Acquiror to prepare or deliver any pro forma financial information, projections or any other information that is not necessary or customary to include in the offering materials for a syndicated term loan.

Section 8.6    Payoff. The Company shall use its reasonable best efforts to obtain and deliver to Acquiror, at least one (1) Business Day prior to the Closing Date, a form, agreed among the parties thereto, of (a) a customary payoff letter with respect to the Credit Facilities and (b) other customary documents relating to the release of any Liens securing and guarantees of the Credit Facilities.

Section 8.7    Section 16 Matters. Prior to the Effective Time, each of the Company and Acquiror shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of shares of the Company Common Stock or acquisitions of shares of Acquiror Common Stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who is or may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE IX

CONDITIONS TO OBLIGATIONS

Section 9.1    Conditions to Obligations of Acquiror, Merger Sub and the Company. The obligations of Acquiror, Merger Sub and the Company to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

(a)    the Acquiror Shareholder Approval (other than with respect to “(D)”, “(G)” and “(H)” referenced in the definition thereof) shall have been obtained;

(b)    the Investor Investment has been consummated or will be consummated prior to the Merger;

(c)    the Refinancing shall have been, or substantially concurrent with the Merger shall be, consummated;

(d)    any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated and the parties shall have obtained all consents, waivers, clearances and approvals required under any applicable Competition Laws for the jurisdictions set forth on Section 8.1 of the Company Disclosure Letter;

(e)    there shall not be in force any Governmental Order enjoining or prohibiting the consummation of the Merger or any Law that makes the consummation of the Merger illegal or otherwise prohibited; provided that the Governmental Authority issuing such Governmental Order has jurisdiction over the parties hereto with respect to the transactions contemplated hereby;

(f)    the shares of Acquiror Common Stock contemplated to be listed pursuant to this Agreement shall have been listed on the NYSE and shall be eligible for continued listing on the NYSE immediately following the Closing (as if it were a new initial listing by an issuer that had never been listed prior to Closing); and

(g)    Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) after giving effect to the payment of the Acquiror Share Redemption Amount.

Section 9.2    Conditions to Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror and Merger Sub:

(a)    (i) the Company Fundamental Representations shall be true and correct in all material respects, as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date (except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or any Ancillary Agreement) and (ii) each of the representations and warranties of the Company contained in this Agreement other than the Company Fundamental Representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Company Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(b)    the Company shall in all material respects have performed and complied with all covenants required by this Agreement to be performed or complied with by the Company at or prior to the Closing;

(c)    since the date hereof, no Company Material Adverse Effect shall have occurred and be continuing;

(d)    the Company shall have delivered to Acquiror and Merger Sub a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company, stating that the conditions specified in Section 9.2(a), Section 9.2(b) and Section 9.2(c) have been satisfied; and

(e)    the Company (or its applicable Affiliates) shall have executed and delivered to Acquiror each of the Ancillary Agreements to which the Company or its applicable Affiliates, as applicable, will be a party.

Section 9.3    Conditions to the Obligations of the Company. The obligation of the Company to consummate, or cause to be consummated, the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)    (i) the representations and warranties of Acquiror and Merger Sub contained in Section 5.6 shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date (except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or any Ancillary Agreement) and (ii) each of the representations and warranties of Acquiror and Merger Sub contained in this Agreement other than Section 5.6 (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects, as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date (except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements);

(b)    Acquiror and Merger Sub shall in all material respects have performed and complied with all covenants required by this Agreement to be performed or complied with by the Acquiror or Merger Sub at or prior to the Closing;

(c)    since the date hereof, no Acquiror Material Adverse Effect shall have occurred and be continuing;

(d)    Acquiror shall have delivered to the Company a certificate, dated as of the Closing Date, signed by a duly authorized officer of Acquiror, stating that the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.3(c) have been satisfied;

(e)    (i) the amount of cash available in the Trust Account following the Acquiror Shareholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption Amount, plus (ii) the PIPE Investment Amount actually received by Acquiror prior to the Closing, is equal to or exceeds $375,000,000;

(f)    Acquiror (or its applicable Affiliates, including the Sponsor) shall have executed and delivered to the Company each of the Ancillary Agreements to which the Acquiror or its applicable Affiliates, as applicable, will be a party; and

(g)    all of the directors of Acquiror (other than those Persons identified as the initial directors of Acquiror after the Effective Time, in accordance with the provisions of Section 2.6(b) and Section 7.6) shall have resigned or otherwise been removed effective as of or prior to the Effective Time.

ARTICLE X

TERMINATION/EFFECTIVENESS

Section 10.1    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)    by mutual written consent of the Company and Acquiror;

(b)    by the Company or Acquiror if the Merger shall not have been consummated on or before the close of business on May 16, 2022 ( the “Initial End Date”); provided that if on the Initial End Date any of the conditions set forth in Section 9.1(d) or Section 9.1(e) (but for the purposes of Section 9.1(e), only to the extent related to any Competition Law) shall not have been satisfied but all other conditions set forth in Article IX shall have been satisfied or waived or shall then be capable of being satisfied, then the Initial End Date shall be automatically extended to August 16, 2022 (the “Second End Date”). As used in this Agreement, the term “End Date” shall mean the Initial End Date, unless extended pursuant to the foregoing sentence, in which case, the term “End Date” shall mean the Second End Date. Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to (x) the Company, if the Company’s material breach or violation of any covenant or obligation contained in this Agreement is the primary cause of the failure of the Merger to be consummated by the End Date or (y) Acquiror, if Acquiror’s or Merger Sub’s material breach or violation of any covenant or obligation contained in this Agreement is the primary cause of the failure of the Merger to be consummated by the End Date.

(c)    by the Company or Acquiror if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger or if there shall be adopted any Law that permanently makes consummation of the Merger illegal or otherwise prohibited;

(d)    by the Company or Acquiror if the Acquiror Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(e)    by Acquiror if written consents constituting the Company Equityholder Approval shall not have been delivered to Acquiror within 24 hours following the execution and delivery of this Agreement;

(f)    by the Company if there has been a Modification in Recommendation;

(g)    by the Company by written notice to the Acquiror if there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Sub set forth in this Agreement, such that any of the conditions specified in Section 9.3(a) or Section 9.3(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”) if such Terminating Acquiror Breach cannot be cured by the earlier of (i) the End Date and (ii) thirty (30) days after the Company’s written notice to Acquiror of such Terminating Acquiror Breach or, if curable by such date, is not cured by such date; or

(h)    by Acquiror by written notice to the Company if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that any of the conditions specified in Section 9.2(a) or Section 9.2(b) would not be satisfied at the Closing (a “Terminating Company Breach”) if such Terminating Company Breach cannot be cured by the earlier of (i) the End Date and (ii) thirty (30) days after Acquiror’s written notice to the Company of such Terminating Company Breach or, if curable by such date, is not cured by such date.

Section 10.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or any Covered Person, other than liability of the Company, Acquiror or Merger Sub, as the case may be, for Fraud or any willful breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.2 and Article XI and the Confidentiality Agreement shall survive any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1    Trust Account Waiver. The Company acknowledges that Acquiror is a blank check company with the powers and privileges to effect a Business Combination. The Company further acknowledges that, as described in the prospectus dated March 3, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of Acquiror assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the trust account for the benefit of Acquiror, certain of its public stockholders and the underwriters of Acquiror’s initial public offering (the “Trust Account”). The Company acknowledges that it has been advised by Acquiror that cash in the Trust Account may be disbursed only in the circumstances and to the Persons described in the Prospectus and in accordance with the Trust Agreement. For and in consideration of Acquiror entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account as a result of, or arising out of, this Agreement or any Ancillary Agreement and agrees not to seek recourse against the Trust Account or any funds distributed therefrom in connection with a Acquiror Share Redemption as a result of, or arising out of, this Agreement, any Ancillary Agreement and any other prior negotiations, Contracts or agreements with Acquiror; provided that (x) nothing herein shall serve to limit or prohibit the Company’s or Investor’s right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Acquiror Share Redemptions) to the Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate the Acquiror Share Redemptions, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Company or Investor may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

Section 11.2    Modification or Amendment; Waiver.

(a)    Subject to the provisions of applicable Law, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Acquiror, Merger Sub and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. The conditions to each of the parties’ respective obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law; provided that any such waiver shall only be effective if made in writing and executed by the party against whom the waiver is to be effective.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 11.3    Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iii) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification), addressed as follows:

(a)	If to Acquiror or Merger Sub, to:

M3-Brigade Acquisition II Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention:	Mohsin Y. Meghji; Charles Garner
Email:	mmeghji@m3-partners.com; cgarner@m3-partners.com

with copies to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	John L. Robinson
Email:	JLRobinson@wlrk.com

(b)	If to the Company or to the Surviving Corporation, to:

Syniverse Corporation

8125 Highwoods Palm Way

Tampa, FL 33647

Attention:	Laura Binion
Email:	laura.binion@syniverse.com

with copies to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:	Jonathan E. Levitsky; Christopher Anthony
Email:	jelevitsky@debevoise.com; canthony@debevoise.com

or to such other address or addresses as the parties may from time to time designate in writing.

Section 11.4    Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 11.5    Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that (a) Investor is intended as a third-party beneficiary, and may enforce the provisions, of this Agreement against Acquiror and Merger Sub (but not against the Company), (b) Sponsor is intended as a third-party beneficiary of, and may enforce, Section 6.1(r), (c) the D&O Indemnified Parties are intended third-party beneficiaries of, and may enforce, Section 7.8, and (d) the D&O Indemnified Parties and the Covered Persons (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 10.2 and Section 11.16.

Section 11.6    Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided that, if the Closing shall occur, Acquiror shall (a) pay or cause to be paid, the Company Transaction Expenses, (b) pay or cause to be paid, the Acquiror Transaction Expenses and (c) pay or cause to be paid, the Investor Transaction Expenses, in each of case of clauses (a), (b)

and (c), in accordance with Section 2.4(c). For the avoidance of doubt, any payments to be made (or to be caused to be made) by Acquiror pursuant to the proviso to the foregoing sentence shall be paid upon consummation of the Merger and release of proceeds from the Trust Account.

Section 11.7    Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 11.8    Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may (1) be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (2) be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 11.9    Company Disclosure Letter. The Company Disclosure Letter is a part of this Agreement as if fully set forth herein. The Company Disclosure Letter is arranged in sections corresponding to those contained in this Agreement and any information disclosed in a section of the Company Disclosure Letter shall be deemed to have been disclosed with respect to the corresponding section contained in this Agreement and every other section in this Agreement if the relevance of such disclosure to such other section is reasonably apparent on its face. Certain information set forth in the Company Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement and the disclosure of any information shall not be deemed to constitute an acknowledgment that such information or other information is required to be disclosed. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific information in the Company Disclosure Letter is not intended to imply that such amounts, or higher or lower amounts or the information so included or other information, are or are not material, and no party shall use the fact of the setting of such amounts or the inclusion of any such information in any dispute or controversy as to whether any obligation, information or matter not described herein or included in the Company Disclosure Letter is or is not material for purposes of this Agreement.

Section 11.10    Entire Agreement. (a) This Agreement (together with the Company Disclosure Letter and all Exhibits hereto), (b) the Sponsor Agreement, (c) the Written Consent, (d) the non-disclosure letter agreement, dated as of March 24, 2021, between Acquiror and the Company (the “Confidentiality Agreement”), (e) the Investor Subscription Agreement and (f) the Framework Agreement (clauses (b), (c), (d), (e) and (f), collectively, the “Ancillary Agreements”) constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the Ancillary Agreements.

Section 11.11    Conflicts and Privilege.

(a)    Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Sponsor, the stockholders or holders of other equity interests of Acquiror or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “Acquiror Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the Syniverse Group, on the other hand, Wachtell, Lipton, Rosen & Katz (“Wachtell”) may represent the Sponsor and/or any other member of the Acquiror Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation and/or the Sponsor. Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement or the transactions contemplated hereby) between or among Acquiror, the Sponsor and/or any other member of the Acquiror Group, on the one hand, and Wachtell, on the other hand (the “Wachtell Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Acquiror Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with Acquiror or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person (other than the Acquiror Group) may use or rely on any of the Wachtell Privileged Communications, whether located in the records or email server of the Acquiror, Surviving Corporation or their respective Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the Wachtell Privileged Communications, by virtue of the Merger.

(b)    Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other equity interests of the Company and any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “Syniverse Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the Acquiror Group, on the other hand, any legal counsel, including Debevoise & Plimpton LLP (“Debevoise”) that represented the Company prior to the Closing may represent any member of the Syniverse Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation. Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement or the transactions contemplated hereby) between or among the Company and/or any member of the Syniverse Group, on the one hand, and Debevoise, on the other hand (the “Debevoise Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Syniverse Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person (other than the Syniverse Group) may use or rely on any of the Debevoise Privileged Communications, whether located in the records or email server of the Acquiror, Surviving Corporation or their respective Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the Debevoise Privileged Communications, by virtue of the Merger.

Section 11.12    Publicity.

(a)    All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Acquiror and the Company, which approval shall not be unreasonably withheld by any party; provided that the Company shall in no event be required to give such approval if doing so would constitute a breach of Section 5.3 of the Framework Agreement; provided, further, that no party shall be required to obtain consent pursuant to this Section 11.12(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.12(a).

(b)    The restriction in Section 11.12(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall, to the extent permitted by Law, use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to satisfy the condition set forth in Section 9.1(d) (including any relating filing) shall be deemed not to violate this Section 11.12.

Section 11.13    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 11.14    Jurisdiction; Waiver of Jury Trial.

(a)    Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.14.

(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.15    Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 11.16    Non-Recourse. Except in the case of claims against a Person in respect of such Person’s actual fraud:

(a)    Solely with respect to the Company, Acquiror and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Acquiror and Merger Sub as named parties hereto; and

(b)    no Covered Person shall have any liability (whether in Contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the Company, Acquiror or Merger Sub under this Agreement.

Section 11.17    Non-Survival of Representations, Warranties and Covenants. Except in the case of Fraud, none of the representations and warranties in this Agreement, or in any certificate delivered pursuant to Section 9.2(d) or Section 9.3(d), shall survive the Closing. All covenants and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) the Company’s covenants and agreements with respect to Closing Date Leakage and Leakage in Section 2.7 and Section 6.1(r), respectively, shall (solely to the extent actual Closing Date Leakage exceeds the amount taken into account in calculating the Transaction Purchase Price) survive the Closing for a period of twelve (12) months following the Closing, (b) those other covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (c) this Article XI.

Section 11.18    Debt Financing. Notwithstanding anything in this Agreement to the contrary, the Acquiror on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby: (a) agrees that any action, suit or proceeding of any kind or description, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action, suit or proceeding to the exclusive jurisdiction of such court; (b) agrees that any such action, suit or proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise expressly provided in the Debt Commitment Letter or other applicable definitive document agreement relating to the Debt Financing; (c) agrees not to bring or support, or permit any of its controlled Affiliates to bring or support, any action, suit or proceeding, whether in contract or in tort or otherwise, arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder against any Debt Financing Source in any forum other than any federal or state court sitting in the Borough of Manhattan, New York, New York; (d) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such action, suit or proceeding brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (e) agrees that none of the Debt Financing Sources will have any liability prior to the Effective Time to the Acquiror or any of its Subsidiaries or any of their respective controlled Affiliates or representatives relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise; (f) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce any of the provisions of this Section 11.18; and (g) agrees that, notwithstanding anything to the contrary herein, this Section 11.18 and the definition of “Debt Financing Sources” (and any provision of this Agreement to the extent an amendment, modification, or waiver of such provision would modify the substance of the foregoing provisions) may not be amended, modified or waived in any manner that is materially adverse to the Debt Financing Sources without the prior written consent of the Lenders. Notwithstanding the foregoing, nothing in this Section 11.18 shall in any way limit or modify the rights and obligations of the Company or any of its Subsidiaries under this Agreement or any Debt Financing Source’s (or any other Person’s that entered into agreements in connection with the Debt Financing) obligations to the Company or any of its Subsidiaries under the Debt Commitment Letter or the definitive agreements governing the Debt Financing. This Section 11.18 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

M3-BRIGADE ACQUISITION II CORP.

By:	/s/ Mohsin Meghji
Name:	Mohsin Meghji
Title:	Chairman & Chief Executive Officer

BLUE STEEL MERGER SUB INC.

By:	/s/ Mohsin Meghji
Name:	Mohsin Meghji
Title:	Chief Executive Officer

SYNIVERSE CORPORATION

By:	/s/ James A. Attwood, Jr.
Name:	James A. Attwood, Jr.
Title:	Chairman

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Incorporation of Acquiror

[attached]

Exhibit A

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

M3-BRIGADE ACQUISITION II CORP.

[●], 202[●]

M3-Brigade Acquisition II Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.

The present name of the Corporation is “M3-Brigade Acquisition II Corp.” The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 16, 2020 under the name M3 Acquisition II Corp.

2.

This Second Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, as amended and restated, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3.	This Restated Certificate shall become effective on the date and time of the filing with, and acceptance by, the Secretary of State of Delaware.

4.	The Certificate of Incorporation of the Corporation, as amended and restated, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Syniverse Technologies Corporation (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is [251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company].

ARTICLE IV

CAPITALIZATION

Section 4.1    Authorized Capital Stock The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is [●] shares, consisting of (a) [●] shares of common stock (the “Common Stock”) consisting of [(i)]1 [●]

[1]	To be included if following the Investor Investment and the PIPE Investment (but prior to the Merger), Investor would hold 50% or more of the common stock of Acquiror.

shares of Class A common stock (the “Class A Common Stock”) [and (ii) [●] shares of Class C common stock and (the “Class C Common Stock”)]2 and (b) [●] shares of preferred stock (the “Preferred Stock”). Immediately upon the filing and effectiveness of this Restated Certificate (the “Effective Time”), automatically and without further action on the part of holders of capital stock of the Corporation, each share of Class B common stock, par value $0.0001, of the Corporation (“Old Class B Common Stock”) issued and outstanding as of immediately prior to the Effective Time shall be reclassified as, and be converted into, one validly issued, fully paid and non-assessable share of Class A Common Stock. without any action on the part of any person, including the Corporation, and concurrently with such conversion the number of authorized shares of Old Class B Common Stock shall be reduced to zero. All stock certificates, if any, that represented shares of Old Class B Common Stock immediately prior to the Effective Time shall, from and after the Effective Time, represent the same number of shares of Class A Common Stock until surrendered to the Corporation.

Section 4.2    Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3    Class A Common Stock[ and Class C Common Stock]3

(a) Voting.

(i)    Except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), the holders of the Class A Common Stock and Class C Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii)    Except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall each be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the Common Stock are entitled to vote.

(iii)    Except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), [at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock shall have the exclusive right to vote for the election and removal of directors and holders of Class C Common Stock shall have no right to vote for the election or removal of directors, and]4 holders of Common Stock, voting as a single class, shall have the exclusive right to vote on all other matters properly submitted to a vote of

[2]	To be included if following the Investor Investment and the PIPE Investment (but prior to the Merger), Investor would hold 50% or more of the common stock of Acquiror.
[3]	To be included if following the Investor Investment and the PIPE Investment (but prior to the Merger), Investor would hold 50% or more of the common stock of Acquiror.
[4]	To be included if following the Investor Investment and the PIPE Investment (but prior to the Merger), Investor would hold 50% or more of the common stock of Acquiror.

2

the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(iv)    The number of authorized shares of the Class A Common Stock, Class C Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock or Class C Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock).

(b)    Dividends. Subject to applicable law and any other provision of this Restated Certificate (including any Preferred Stock Designation), the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)    Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(d)    [Conditions. In no event shall any stock dividends, stock splits or combinations of stock be declared or made on Common Stock unless the shares of Class A Common Stock and Class C Common Stock at the time outstanding are treated equally and identically, except that such stock dividends, stock splits or combinations shall be made in respect of shares of Class A Common Stock and Class C Common Stock in the form of shares of Class A Common Stock or Class C Common Stock, respectively.]5

(e)    Conversion.

[5]	To be included if following the Investor Investment and the PIPE Investment (but prior to the Merger), Investor would hold 50% or more of the common stock of Acquiror.

3

(f)    [Shares of Class C Common Stock shall be automatically converted into shares of Class A Common Stock on a share for share basis upon transfer of such Class C Common Stock by a Twilio Holder (as defined below) to a person (as defined below) who is not a Twilio Holder. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

(i)    Upon the conversion of Class C Common Stock into shares of Class A Common Stock, such shares of Class C Common Stock shall be retired and shall not be subject to reissue.]

Section 4.4    Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Board Powers. Except as provided by the DGCL or this Restated Certificate, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Restated Certificate or the Bylaws of the Corporation (as amended and/or restated, the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2    Number, Election and Term.

(a)    Subject to the Stockholders Agreement, dated [●], 202[●], by and among, inter alia, the Corporation, Carlyle Partners V Holdings, L.P., and Twilio (as it may be amended and/or restated, the “Stockholders Agreement”), the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by the Board.

(b)    Subject to Section 5.5 hereof, a director shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c)    Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof and the Stockholders Agreement, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even

4

if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4    Removal. Subject to Section 5.5 hereof and the Stockholders Agreement, any or all of the directors may be removed from office at any time but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5    Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Restated Certificate (including any Preferred Stock Designation). Notwithstanding Section 5.2(a) hereof, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 5.2(a) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 5.6    Notice of Meeting; Quorum.

(a)    The procedures for providing notice of a meeting of the Board shall be set forth in the Bylaws, provided that any notice of a meeting of the Board shall be required to include in reasonable detail the matters to be considered at such meeting.

(b)    At all meetings of the Board, the presence of directors entitled to cast a majority of the votes of the whole Board shall constitute a quorum for the transaction of business. For purposes of determining a quorum, (i) “whole Board” means the total number of directors constituting the Board, assuming no vacancies or newly created directorships, (ii) the Carlyle Directors (as defined below) present at such meeting shall be entitled to cast the number of votes provided below in Section 5.7, and (iii) the Twilio Directors (as defined below) present at such meeting shall be entitled to cast the number of votes provided below in Section 5.7, provided that in no event shall there be a quorum for the transaction of business by the directors unless (x) as long as any director nominated by Twilio Inc. and its affiliates (the “Twilio Holders” and any such director, a “Twilio Director”) pursuant to the Stockholders Agreement is on the Board, at least one Twilio Director is present and (y) as long as any director nominated by Carlyle Partners V Holdings, L.P., a Delaware limited partnership, and its affiliates (the “Carlyle Holders” and any such director, a “Carlyle Director”) pursuant to the Stockholders Agreement is on the Board, at least one Carlyle Director is present. Notwithstanding the foregoing quorum requirement, in the event that a meeting of the Board is duly called and no Twilio Director or no Carlyle Director, as the case may be, is in attendance, then no such director shall be required to constitute a quorum at the next meeting of the Board duly called with notice provided to the Twilio Directors and the Carlyle Directors;

5

provided, that not less than [5] days notice of such meeting shall be given and the matters to be considered at such successive duly called meeting shall be limited to those set forth in the notice for the original Board meeting.

Section 5.7    Director Voting.

(a)    Except as set forth below in Section 5.7(b), each director shall be entitled to cast one (1) vote on each matter presented for a vote of directors.

(b)

(i)    To the extent the number of Carlyle Directors present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors the Carlyle Holders are entitled to nominate at such time pursuant to the Stockholders Agreement, each Carlyle Director present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors the Carlyle Holders are entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Carlyle Directors present at the meeting at such time.

(ii)    To the extent the number of Twilio Directors present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors the Twilio Holders are entitled to nominate at such time pursuant to the Stockholders Agreement, each Twilio Director present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors the Twilio Holders are entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Twilio Directors present at the meeting at such time.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders entitled to vote thereon; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1    Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Board (or an officer of the Corporation at the direction of the Board) pursuant to a resolution adopted by the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

6

Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3    Action by Consent. Except as may be otherwise provided for or fixed pursuant to this Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION AND ADVANCEMENT

Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2    Indemnification and Advancement of Expenses.

(a)    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend, advance expenses and hold harmless each person (as used in this Restated Certificate, “person” means any individual, corporation, partnership, unincorporated association or other entity) who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, investigation, arbitration or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making any payment directly to the applicable third parties if requested by the indemnitee); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses (which are, for the avoidance of doubt, indemnified proceedings and expenses), the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

7

(b)    The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 8.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)    Any repeal or amendment of this Section 8.2 or by changes in law, or the adoption of any other provision of this Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. If the DGCL is amended after the effectiveness of this Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(d)    Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the [Chief Executive Officer, President, Chief Financial Officer, General Counsel and Secretary of the Corporation] appointed pursuant to Article              of the Bylaws, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board pursuant to Article          of the Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.

(e)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

Section 9.1    (a) CIM, Twilio, M3-Brigade, any Non-Employee Director or any of their respective Affiliates, and any direct or indirect stockholder, member, manager, partner officer, director, employee or agent of CIM, Twilio, M3-Brigade, any Non-Employee Director or any of their respective Affiliates (the foregoing persons, collectively, the “Identified Persons” and, individually, an “Identified Person”) shall not, to the fullest extent permitted by law, have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the

8

Corporation or any of its subsidiaries in which the Corporation or one of its subsidiaries may, but for the provisions of this Section 9.1, have an interest or expectancy (“Corporate Opportunity”), (b) each Identified Person is permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in other, complementary or competing lines of business other than through the Corporation and its subsidiaries, (c) no Identified Person, to the fullest extent permitted by law, is prohibited by virtue of holding any capital stock of the Corporation or its service as a director (or similar position) of the Corporation of any of its subsidiaries from pursuing and engaging in any complementary or competing business and (d) no Identified Person (even if such person is also a director of the Corporation or any of its subsidiaries), to the fullest extent permitted by law, will be deemed to have breached any fiduciary or other duty or obligation to any stockholder of the Corporation or the Corporation or any of its subsidiaries by reason of the fact that any such Identified Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another person or does not communicate information regarding such Corporate Opportunity to the Corporation. The Corporation, on behalf of itself and its subsidiaries, renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Corporation; provided, however, that the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer, whether or not such individual is also a director or officer of a stockholder of the Corporation, if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation.

Section 9.2    For purposes of this Article IX,

(a)    “Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person, provided that the Corporation and its subsidiaries shall not be deemed an Affiliate of any person other than the Corporation and its subsidiaries and only the Corporation and its subsidiaries shall be deemed to be an Affiliate of the Corporation and its subsidiaries.

(b)    “CIM” means Carlyle Investment Management L.L.C.

(c)    “Twilio” means Twilio Inc.

(d)    “M3-Brigade” means M3-Brigade Sponsor II LP

Section 9.3    To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X

AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that in addition to any other vote required by law or this Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of

9

at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal any part of this Article X or Article XII.

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS; CONSENT TO JURISDICTION; STOCKHOLDERS CONSENT RIGHT

Section 11.1    (a) Subject to clause (b) immediately below, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its current or former directors, officers or employees or stockholders arising pursuant to any provision of the DGCL or this Restated Certificate or the Bylaws or (iv) any action asserting a claim against the Corporation, its current or former directors, officers or employees governed by the internal affairs doctrine.

(b) Notwithstanding the foregoing, (i) the provisions of this Section 11.1 will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

(c) If any action the subject matter of which is within the scope of Section 11.l(a) immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder (current, former or future), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.l(a) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder or such stockholder’s counsel in the Foreign Action as agent for such stockholder. If any action the subject matter of which is within the scope of Section 11.l(b)(ii) above is filed in a court other than a federal district court of the United States of America (a “Foreign Securities Act Action”) in the name of any stockholder (current, former or future), such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce Section 11.l(b) above (a “Foreign Securities Act Enforcement Action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder or such stockholder’s counsel in the Foreign Securities Act Enforcement Action as agent for such stockholder.

Section 11.2    Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

10

Section 11.3    Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation (including shares of capital stock of the Corporation) shall be deemed to have notice of and consented to this Article XI.

ARTICLE XII

SUPER MAJORITY VOTE REQUIREMENT

The Corporation shall not (x) adopt or enter into, or otherwise approve or effect, any plan of liquidation, dissolution or winding-up of the Corporation or file any voluntary petition for bankruptcy, receivership or similar proceeding or adopt or enter into, or otherwise approve or effect, a plan of reorganization or (y) enter into, agree to, adopt or otherwise effect any transaction or series of related transactions that would result in a Change of Control of the Corporation, in each case, without the prior affirmative vote of holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the outstanding shares of Common Stock, voting as a single class. For the purpose of this Article XII, “Change of Control” means, (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes (directly or indirectly, in one transaction or a series of related transactions) the beneficial owner (as used in this Restated Certificate, “beneficial owner” and “beneficially own” have the meaning given such terms in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the outstanding voting securities of the Corporation, including pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction, (ii) any reorganization, merger or consolidation of the Corporation, other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of the assets or properties of the Corporation and its subsidiaries (whether in one transaction or a series of related transactions) representing fifty percent (50%) or more of the aggregate market value of the consolidated assets of the Corporation and its subsidiaries.

ARTICLE XIII

APPLICATION OF DGCL SECTION 203

Section 13.1    Section 203 of the DGCL. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

Section 13.2    Limitation on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which any Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a)    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(b)    upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced,

11

excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c)    at or subsequent to that time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2⁄3%) of the outstanding voting stock of the Corporation which that is not owned by the interested stockholder.

Section 13.3    Certain Definitions.

Solely for purposes of this Article XIII, references to:

(a)    “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b)    “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c)    “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 13.2 is not applicable to the surviving entity;

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became an interested stockholder; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed,

12

pro rata to all stockholders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became an interested stockholder; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all stockholders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); or

(iv)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder.

(v)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d)    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the voting power of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)    “Exempted Person” means M-III Partners, LP, M3-Brigade Sponsor II LP, M3-Brigade Acquisition Partners II Corp., Brigade Capital Management, LP., Carlyle Partners V Holdings, L.P., and Twilio, and their respective current and future affiliates, any of their respective direct or indirect transferees which as a result of such transfer holds at least fifteen percent (15%) of the Corporation’s outstanding voting stock and any “group” of which any such person is a part under Rule 13d-5 of the Exchange Act.

(f)    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) any Exempted Person, or (b) any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that with respect to clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as

13

a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g)    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates: (1) beneficially owns such stock, directly or indirectly; or (2) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or (3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(h)    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(i)    “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

ARTICLE XIV

INTERPRETATION

To the extent permitted by applicable law (including the provisions of the DGCL), for as long as the Stockholders Agreement remains in effect, in the event of any conflict between the terms and provisions of this Second Amended and Restated Certificate of Incorporation and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control.

[Signature Page Follows]

14

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

M3-BRIGADE ACQUISITION II CORP.

By:
Name:
Title:

15

Exhibit B

Form of Restated Certificate

[attached]

Exhibit B

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SYNIVERSE CORPORATION

ARTICLE ONE

The name of the corporation is Syniverse Corporation (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is [1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801.] The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE FOUR

The total number of shares of stock which the Corporation has authority to issue is [1,000] shares of Common Stock, with a par value of $[0.01] per share.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors (the “Board”) of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation (the “Bylaws”).

ARTICLE SEVEN

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

1.    The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the Bylaws, and vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the Bylaws.

2.    All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Amended and Restated Certificate of Incorporation or by the Bylaws) shall be vested in and exercised by the Board.

3.    Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

1.    To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

2.    Indemnification and Advancement of Expenses.

(i)    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend, advance expenses and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, investigation, arbitration or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”) by reason of the fact that he or she

2

is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making any payment directly to the applicable third parties if requested by the indemnitee); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(i), except for proceedings to enforce rights to indemnification and advancement of expenses (which are, for the avoidance of doubt, indemnified proceedings and expenses), the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(ii)    The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(iii)    The Corporation hereby agrees: (A) that it is the indemnitor of first resort (i.e., in the event any indemnitee has the right to receive indemnification from one or more sponsors, affiliates or third parties, the Corporation’s obligations to such indemnitee are primary); (B) that it shall be required to pay the full amount of expenses (including attorneys’ fees) actually and reasonably incurred by such indemnitee in connection with any proceeding in advance of its final disposition as required by the terms of this Amended and Restated Certificate of Incorporation, without regard to (x) any rights such indemnitee may have, or the exercise of any such rights by such indemnitee, against any other sponsors, affiliates or third parties or (y) any advance or payment made by such sponsors, affiliates or third parties on behalf of such indemnitee with respect to any claim for which such indemnitee is entitled to indemnification from the Corporation; and (iii) that it irrevocably waives, relinquishes and releases such sponsors or affiliates from any and all claims against such sponsors or affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.

3

(iv)    Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Bylaws inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. If the DGCL is amended after the effectiveness of this Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(v)    The Board may, to the full extent permitted by law, authorize an appropriate officer or officers to purchase and maintain, at the Corporation’s expense, insurance: (A) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers, employees and agents under the provisions of this Section 8.2; and (B) to indemnify or insure directors, officers, employees and agents against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Section 8.2.

(vi)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE NINE

Unless otherwise waived by resolution of the Board, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the corporation arising pursuant to any provision of the DGCL or the Corporation’s Amended and Restated Certificate of Incorporation or by-laws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, except, as to each of clauses (i) through (iv), for any claim for which the Delaware Chancery Court determines there is an indispensable party not subject to its jurisdiction (and such party does not consent to such jurisdiction within ten days of such determination).

4

ARTICLE TEN

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE ELEVEN

Subject to Article Eight, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders or directors herein are granted subject to this reservation.

ARTICLE TWELVE

To the maximum extent permitted from time to time under the laws of the State of Delaware (including the DGCL), the Corporation renounces any interest or expectancy of the Corporation or its subsidiaries in, or in being offered an opportunity to participate in, business opportunities or specified classes or categories of business opportunities that are from time to time presented to the Corporation or one or more of its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or one or more of the Corporation’s subsidiaries. No amendment or repeal of this Article Twelve shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any acts or omissions of such officer, director, or stockholder prior to such amendment or repeal.

5

Exhibit C

Form of Registration Rights Agreement

[attached]

Exhibit C

FORM OF REGISTRATION RIGHTS AGREEMENT

dated as of [●]

by and among

[PubCo]

[Carlyle Partners V Holdings, L.P.]

M3-Brigade Sponsor II LP

[Twilio Inc.]

i

	(e)	Deemed Underwriter	26

	(f)	Other Indemnification	27

	(g)	Non-Exclusivity	27

	(h)	Primacy of Indemnification	27

	(i)	Survival	27

7.	Registration Expenses		27

8.	Rule 144		29

9.	Certain Additional Agreements		29

10.	Miscellaneous		29

	(a)	Termination	29

	(b)	Holdback Agreement	30

	(c)	Amendments and Waivers	30

	(d)	Successors, Assigns and Transferees	31

	(e)	Notices	31

	(f)	Further Assurances	33

	(g)	Preservation of Rights	33

	(h)	Entire Agreement; No Third-Party Beneficiaries	33

	(i)	Governing Law	34

	(j)	Jurisdiction; Waiver of Jury Trial	34

	(k)	Severability	34

	(l)	Enforcement	35

	(m)	No Recourse	35

	(n)	Counterparts; Facsimile Signatures	35

Exhibit A — Joinder Agreement

ii

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], by and among [PubCo], a Delaware corporation (formerly known as M3-Brigade Acquisition II Corp.) (the “Company”), [Carlyle Partners V Holdings, L.P.], a [Delaware limited partnership] (“Carlyle”), [Twilio Inc.], a [Delaware corporation] (“Twilio”), and M3-Brigade Sponsor II LP, a Delaware limited partnership (the “Sponsor” and, together with Carlyle and Twilio, the “Investors”), and any Person who becomes a party hereto pursuant to Section 10(d). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of August [●], 2021, by and among the Company, Blue Steel Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Syniverse Corporation (as it may be amended, supplemented or restated from time to time, the “Merger Agreement”);

WHEREAS, on the date hereof, Carlyle received shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), in such amounts and subject to such terms and conditions as set forth in the Merger Agreement;

WHEREAS, on the date hereof, Twilio purchased an aggregate of [●] shares of Class A Common Stock [and [●] shares of Class C common stock, par value $0.0001 per share, of the Company (“Class C Common Stock”)] in a transaction exempt from registration under the Securities Act pursuant to a Subscription Agreement, dated as of August [●], 2021, entered into by and between the Company and Twilio;

WHEREAS, on the date hereof, certain other investors (the “PIPE Investors”) purchased an aggregate of [●] shares of Class A Common Stock and [●] shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company in a transaction exempt from registration under the Securities Act pursuant to their respective Subscription Agreement, each dated as of August [●], 2021, entered into by and between the Company and each of such PIPE Investors (each, as they may be amended, supplemented or restated from time to time, a “Subscription Agreement”);

WHEREAS, the Parties desire to provide the Holders with rights to registration under the Securities Act of Registrable Securities, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, covenants and agreements hereinafter set forth, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.    Definitions and Interpretations.

(a)    Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment advisor to which is such Person or an Affiliate thereof); provided, that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Company or any of its Subsidiaries.

“Agreement” has the meaning given to such term in the Preamble, as the same may be amended, supplemented or restated from time to time.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 3(f)(iii).

“Block Sale” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Charitable Gifting Event” means any Transfer by a Holder of Registrable Securities, or any subsequent Transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made in connection with sales of Registrable Securities by a Holder pursuant to an effective Registration Statement.

“Carlyle” has the meaning given to such term in the Preamble.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Common Stock” has the meaning given to such term in the Recitals.

“Class C Common Stock” has the meaning given to such term in the Recitals.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Company” has the meaning given to such term in the Preamble.

2

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 6(a).

“Deemed Carlyle Shares” has the meaning given to such term in the Section 1(b)(vii).

“Demand Follow-Up Notice” has the meaning given to such term in Section 3(a).

“Demand Notice” has the meaning given to such term in Section 3(a).

“Demand Registration” has the meaning given to such term in Section 3(a).

“Demanding Holder” has the meaning given to such term in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Holdback Period” means, with respect to any registered underwritten offering, ninety (90) days after the effective date of the related Registration Statement or, in the case of a takedown from a Shelf Registration Statement, ninety (90) days after the date of the Prospectus filed with the SEC in connection with such takedown, in each case, as such periods may be shortened by the agreement of the lead managing underwriter(s) with respect to such offering.

“Holder” means any of (a) an Investor and its Affiliates, (b) any other Person entitled to incidental or piggyback registration rights hereunder upon entering into a Joinder Agreement substantially in the form of Exhibit A hereto or (c) any direct or indirect transferee of a Holder who has acquired Registrable Securities from a Holder and who has entered into a Joinder Agreement substantially in the form of Exhibit A hereto.

“Indemnified Party” has the meaning given to such term in Section 6(c).

“Indemnifying Party” has the meaning given to such term in Section 6(c).

“Indemnitors” has the meaning given to such term in Section 6(h).

“Inspector” has the meaning given to such term in Section 4(o).

3

“Investor” has the meaning given to such term in the Preamble.

“Investor Group” means an Investor together with its Affiliates.

“Lock-Up Period” means with respect to each of Carlyle, Twilio and the Sponsor and their respective Permitted Transferees, the period during which Transfers of securities of the Company by such Person are generally prohibited pursuant to Section[s] [3.1(b)] of the Stockholders Agreement.

“Losses” has the meaning given to such term in Section 6(a).

“Maximum Number of Securities” has the meaning given to such term in Section 2(b).

“Merger Agreement” has the meaning given to such term in the Recitals.

“Parties” means the parties to this Agreement.

“Permitted Transferee” means (a) with respect to an Investor or its Affiliates, (i) prior to or after the expiration of the Lock-Up Period, any Person to whom such Holder is permitted to Transfer Registrable Securities prior to the expiration of the Lock-Up Period pursuant to the Stockholders Agreement (including Permitted Affiliate Transferees (as defined in the Stockholders Agreement)) and (ii) after the expiration of the Lock-Up Period (x) a Charitable Organization to which such Holder wishes to make or has made a bona fide charitable contribution of securities of the Company, (y) another Investor in accordance with the Stockholders Agreement, or (z) the transferees permitted pursuant to clause (b) of this definition, and (b) with respect to any other Holder, (i) an Affiliate (other than any “portfolio company” (as such term is customarily used among institutional investors)) of such Holder, (ii) in the case of a Holder that is a partnership, limited liability company or any foreign equivalent thereof, any partner, member or foreign equivalent thereof of such Holder, (iii) the transferees permitted by clause (a)(ii)(x) of this definition and (iv) any transferee of Registrable Securities that is not an Affiliate of such Holder that beneficially owns (after giving effect to such Transfer) in excess of five percent (5%) of the then-outstanding Class A Common Stock [and Class C Common Stock, taken together]; provided, however, that any such transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, however, that in no event shall (A) the Company or any of its Subsidiaries or (B) any “portfolio company” of any Holder or any entity controlled by a portfolio company of any Holder constitute a “Permitted Transferee.”

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“PIPE Investment” has the meaning given to such term in the Merger Agreement.

4

“PIPE Investors” has the meaning given to such term in the Recitals.

“Private Placement Warrants” means the warrants to purchase shares of Class A Common Stock purchased by the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of March 3, 2021, by and between the Company and the Sponsor.

“Prospectus” means any prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in any such prospectus.

“Records” has the meaning given to such term in Section 4(o).

“Registrable Securities” means (a) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of the Private Placement Warrants), (b) any issued and outstanding shares of Class A Common Stock (including any Class A Common Stock distributable pursuant to the Merger Agreement and any shares of Class A Common Stock issued or issuable upon the exercise or conversion of any other security) and (c) any shares of Class A Common Stock that may be issued or distributed or that may be issuable, in any such case, in respect of any securities of the Company or any Subsidiary of the Company by way of conversion, exchange, exercise, dividend, stock split or other distribution, merger, consolidation, amalgamation, exchange, recapitalization or reclassification or similar transaction, in each case directly or indirectly beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by a Holder as of immediately following the Closing Date (or, in the case of an Investor, acquired from another Investor in accordance with the Stockholders Agreement), other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing Date. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act), (iii) they shall have ceased to be outstanding, or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, any amendments and supplements to such registration statement, including post-effective amendments, all exhibits to and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

5

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 145” means Rule 145 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 415” means Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 424” means Rule 424 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 430A” means Rule 430A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 430B” means Rule 430B under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 433” means Rule 433 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” has the meaning given to such term in Section 3(f)(i).

“Shelf Offering” has the meaning given to such term in Section 3(g).

“Short-Form Registration” has the meaning given to such term in Section 3(f)(i).

“Skipped Block Sale” has the meaning given to such term in Section 10(b).

“Sponsor” has the meaning given to such term in the Preamble.

6

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, of the Company.

“Subscription Agreement” has the meaning given to such term in the Recitals.

“Subsidiary” means (a) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (b) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Suspension Event” has the meaning given to such term in Section 3(e).

“Take-Down Notice” has the meaning given to such term in Section 3(g).

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any securities beneficially owned by a Person or any interest in any securities beneficially owned by a Person. In the event that any Holder that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be, directly or indirectly, controlled by the Person controlling such Holder as of the date hereof or a Permitted Transferee thereof, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein; provided, however, that, with respect to any Investor or Affiliate thereof that is an investment fund, a change of control of the direct or indirect general partner or investment advisor of such investment fund shall not constitute a Transfer.

“Twilio” has the meaning given to such term in the Preamble.

“WKSI” has the meaning given to such term in Section 3(f)(iii).

“Working Capital Warrants” means the warrants to purchase shares of Class A Common Stock, if any, that are converted from loans made to the Company of up to $1,500,000 by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors from time to time.

(b)    Interpretations. For purposes of this Agreement, unless otherwise noted:

(i)    All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

7

(ii)    All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)    All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv)    All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

(v)    (A) Words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender, as the context requires; (B) the terms “hereof”, “herein”, “hereby”, “hereto”, “hereunder” and derivative or similar words refer to this entire Agreement as a whole, including the exhibit hereto, and not to any particular provision hereof; (C) references to “Sections” shall be to Sections of this Agreement; (D) the words “include”, “includes”, “including” and words of similar import when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified; (E) references to “written” or “in writing” include the electronic form; (F) the word “or” shall be disjunctive but not exclusive; and (G) “$” means United States Dollars.

(vi)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(vii)    Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement;

(viii)    If Carlyle or any of its Affiliates that is a Holder of Registrable Securities is dissolved or effects any distribution of the Registrable Securities then held by Carlyle and its Affiliates (other than a dissolution or distribution which results in Carlyle or any of its Affiliates holding Registrable Securities), (A) The Carlyle Group Inc. (or any successors in interest thereto) or its designee shall have the sole right to make all decisions with respect to any Registrable Securities that were distributed by Carlyle and its Affiliates as if it is the Holder of such Registrable Securities, including (x) the right to make a request for any incidental or piggyback registrations under Section 2, (y) the right to make a request for any Demand Registration or the right to initiate any Demand Registration and any offering or sale with respect to any Registrable Securities included in any Shelf Registration Statement or other Registration Statement under Section 3, and (z) the right to consent or approve any amendment to this Agreement or any waiver of any provision of this Agreement under Section 10(c) and (B) for purposes of clause (A) and otherwise under this Agreement, the amount of Registrable Securities deemed to be held by The Carlyle Group Inc. (or any successors in interest thereto) or its designee shall include the amount of Registrable Securities distributed by Carlyle and its Affiliates less any amount of Registrable Securities subsequently Transferred or sold by the distributees or their Permitted Transferees (such net amount, the “Deemed Carlyle Shares”).

8

2.    Incidental Registrations.

(a)    Right to Include Registrable Securities. If, following the expiration of the Lock-Up Period, the Company determines to register its securities under the Securities Act (other than pursuant to: (i) a Demand Registration in accordance with Section 3(a), (ii) a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan, or (iii) any Registration Statement filed by the Company requesting the resale of Class A Common Stock by the PIPE Investors pursuant to and in accordance with the terms and conditions set forth in the applicable Subscription Agreement), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 2. Upon the written request of any such Holder made within fifteen (15) days after the receipt of any such notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice to the rights of the Holders to request that such registration be effected as a registration under Section 3 and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to representations and warranties, covenants and indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. The Company shall not be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to this Section 2(a) beyond the earlier to occur of (i) one hundred eighty (180) days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Any Holder of Registrable Securities who has elected to sell Registrable Securities in an offering pursuant to this Section 2(a) shall be permitted to withdraw from such registration by written notice to the Company at least two (2) Business Days prior to (x) in the case of any registration involving an underwritten offering, the earlier of the anticipated filing date of the “red herring” Prospectus, if applicable, and the anticipated pricing date of such underwritten offering, or (y) in the case of any registration not involving an underwritten offering, the effective date of the Registration Statement filed in connection with such registration or offering.

9

(b)    Priority in Incidental Registrations. In the case of a registration pursuant to Section 2(a) that is an underwritten offering, the Company shall use reasonable efforts to cause the managing underwriter(s) of such offering to permit Holders of Registrable Securities who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering has informed the Company in writing that in its good faith opinion the total number or dollar amount of securities that such Holders and the Company intend to include in such offering would adversely affect the success of such offering (including, without limitation, adversely affect the per share offering price), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without adversely affecting such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), and such Maximum Number of Securities shall be allocated as follows, unless the managing underwriter(s) requires a different allocation:

(i)    first, all securities of the Company requested to be included by the Company in such registration, without exceeding the Maximum Number of Securities;

(ii)    second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), all securities of the Company requested to be included by the Investors (pro rata among Investor Groups on the basis of the percentage of Registrable Securities held by each such Investor Group (inclusive of the Deemed Carlyle Shares)) and their respective Affiliates (among such Affiliate Holders of each Investor as determined by the applicable Investor in its sole discretion), without exceeding the Maximum Number of Securities; and

(iii)    third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), all securities of the Company requested to be included by the Holders of Registrable Securities (other than the Investors and their respective Affiliates) requesting such registration pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such registration by such Holders, without exceeding the Maximum Number of Securities.

3.    Registration on Request.

(a)    Request by the Demand Party. Subject to Section 3(d), following the expiration of the Lock-Up Period, each Investor and its Affiliates that are Holders of Registrable Securities shall have the right to require the Company to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities of such Holder and its Affiliates requested to be so registered pursuant to this Agreement, in each case by delivering written notice to the Company (any such written notice, a “Demand Notice”; any

10

such registration, a “Demand Registration”; and any such requesting Investor and its Affiliates, a “Demanding Holder”). A Demand Notice shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof. Subject to Section 3(d), following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall file a Registration Statement as promptly as practicable, but no later than ten (10) days following receipt of such Demand Notice, and to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of the first sentence of the preceding paragraph if (i) the Registration Statement relating thereto (x) does not become effective, (y) is not maintained effective for the period required pursuant to this Section 3(a), (ii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (iii) more than ninety percent (90%) of the Registrable Securities requested by the Demanding Holder to be included in such registration are not so included pursuant to Section 3(b) or (iv) the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the Demand Registration are not satisfied (other than as a result of a material default or breach thereunder by such Demanding Holder or its Affiliates) or otherwise waived by such Demanding Holder.

Within two (2) Business Days after receipt by the Company of a Demand Notice (other than in respect of a Block Sale) in accordance with this Section 3(a), the Company shall give written notice (the “Demand Follow-Up Notice”) of such Demand Notice to all other Holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within seven (7) days after such Demand Follow-Up Notice is given by the Company to such Holders.

All requests made pursuant to this Section 3(a) will specify the number of Registrable Securities to be registered and the intended method or methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least one hundred eighty (180) days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(b)    Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter(s) advises the Holders of such securities that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering (including, without limitation, securities proposed to be included by other Holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights) would adversely affect

11

the success of such offering (including, without limitation, adversely affect the per share offering price), then there shall be included in such underwritten offering the Maximum Number of Securities, and such Maximum Number of Securities shall be allocated as follows, unless the underwriters require a different allocation:

(i)    first, to the Demanding Holder and the other Investors (pro rata as between the Investor Groups on the basis of the percentage of Registrable Securities held by each such Investor Group (inclusive of the Deemed Carlyle Shares)) and their respective Affiliates (among such Affiliate Holders of each Investor as determined by the applicable Investor in its sole discretion), until with respect to each such Holder, all Registrable Securities requested for registration by such Holders have been included in such registration, without exceeding the Maximum Number of Securities;

(ii)    second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), among the Holders of Registrable Securities (other than the Investors and their respective Affiliates) requesting such registration pursuant to incidental or piggyback registration rights pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders, without exceeding the Maximum Number of Securities; and

(iii)    third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the securities for which inclusion in such Demand Registration was requested by the Company, without exceeding the Maximum Number of Securities.

(c)    Cancellation of a Demand Registration. Each Demanding Holder and the Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to this Section 3 shall have the right, prior to the effectiveness of the Registration Statement, to notify the Company that it or they, as the case may be, have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement. Any Holder of Registrable Securities who has elected to sell Registrable Securities in a Demand Registration pursuant to this Section 3 (including the Demanding Holder) shall be permitted to withdraw from such registration by written notice to the Company at least two (2) Business Days prior to (i) in the case of a Demand Registration not involving an underwritten offering, the effective date of the Registration Statement filed in connection with such registration, or (ii) in the case of any Demand Registration involving an underwritten offering, the earlier of the anticipated filing of the “red herring” Prospectus, if applicable, and the anticipated pricing date of such underwritten offering.

(d)    Limitations on Demand Registrations. In addition to the rights set forth in Section 3(f) and Section 3(g) hereof, following the expiration of the Lock-Up Period: (i) Carlyle together with its Affiliates shall be entitled to three (3) Demand Registrations to be effectuated on a Form S-1 Registration Statement; (ii) Twilio together with its Affiliates shall be entitled to two (2) Demand Registrations to be effectuated on a Form S-1 Registration Statement; and (iii) the Sponsor together with its Affiliates shall be entitled to one (1) Demand Registration to be effectuated on a Form S-1 Registration Statement.

12

(e)    Postponements in Requested Registrations. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, with respect to a Demand Registration would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction (collectively, “Suspension Events”), and the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or any other senior executive officer of the Company stating such, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness (but not the preparation) of, or suspend use of, such Registration Statement; provided that the Company shall be permitted to do so once in any six (6)-month period for a period not to exceed the earlier of (x) the termination of any such Suspension Event and (y) forty-five (45) days following notice of any such Suspension Event, and provided, further, that the Company may not postpone or suspend for periods exceeding, in the aggregate, ninety (90) days during any twelve (12)-month period. In the event that the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company covenants and agrees that it shall not deliver a suspension notice with respect to a suspension period unless all of the Company’s employees, officers and directors who are subject to the Company’s Policy Concerning Securities Trading and Disclosure of Confidential Information, and who are prohibited by the terms thereof from effecting any public sales of securities of the Company beneficially owned by them, are so prohibited for the duration of such suspension period. If the Company so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, the Demanding Holder shall be entitled to withdraw its request for a Demand Registration and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 3(d). The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 3 written notice of any postponement made in accordance with the preceding sentence.

(f)    Short-Form and Shelf Registrations.

(i)    At all times following the Closing Date, the Company shall use its reasonable best efforts to qualify and remain qualified for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (a “Short-Form Registration”). Upon the written request of a Demanding Holder, the Company shall as promptly as practicable file a Registration Statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities on Form S-3 (or, if the Company is ineligible to use that form, Form S-1), pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”). No such Short-Form Registration or Shelf Registration

13

Statement shall count as a Demand Registration for purposes of calculating how many Demand Registrations an Investor and its Affiliates have initiated pursuant Section 3(d).

(ii)    Upon filing any Short-Form Registration or Shelf Registration Statement, the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective with the SEC as promptly as practicable after the filing thereof, and to maintain such effectiveness at all times and, if applicable, to re-file such Short-Form Registration or Shelf Registration Statement upon its expiration, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing any Prospectus related to such Short-Form Registration or Shelf Registration Statement as may be reasonably requested by an Investor and its Affiliates that are Holders of Registrable Securities included under such Short-Form Registration or Shelf Registration Statement or as otherwise required, until such time as all Registrable Securities that could be sold in such Short-Form Registration or Shelf Registration Statement have ceased to be Registrable Securities. To the extent that the Company becomes ineligible to use Form S-3, the Company shall file a Shelf Registration Statement on Form S-1 not later than forty-five (45) days after the date of such ineligibility and use its reasonable best efforts to have such Registration Statement declared effective as promptly as practicable.

(iii)    To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at the time any Demand Notice for a Short-Form Registration is submitted to the Company and such Demand Notice requests that the Company file a Shelf Registration Statement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, which covers the number or class of Registrable Securities which are requested to be registered. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or file a new Shelf Registration Statement on Form S-3 or, if such form is not available, Form S-1, have such Shelf Registration Statement declared effective by the SEC and keep such Registration Statement effective during the period during which such Short-Form Registration is required to be kept effective in accordance with Section 3(f)(ii). To the extent that the Company is eligible to file an Automatic Shelf Registration Statement and a Demanding Holder notifies the Company that it wishes to engage in a Block Sale off such an Automatic Shelf Registration Statement and

14

the Company does not have an Automatic Shelf Registration Statement related to the Registrable Securities, the Company shall use its commercially reasonable efforts to file an Automatic Shelf Registration Statement within three (3) days of such notification by such Holder.

(g)    Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities is effective, if a Demanding Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten or non-underwritten offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement and the Prospectus contained therein as may be necessary in order to enable such Registrable Securities to be offered and sold pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to Section 3(g)(i)). Each Investor and its Affiliates shall be entitled to request an unlimited number of shelf take-downs to effect a Shelf Offering, if available to the Company, with respect to the Registrable Securities held by such requesting Investor and its Affiliates in addition to the other registration rights provided in Section 2 and this Section 3. In connection with any Shelf Offering:

(i)    the Company shall also promptly deliver the Take-Down Notice to all other Holders with Registrable Securities included on such Shelf Registration Statement and permit each such Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Offering if such Holder notifies the proposing Holder and the Company within two (2) Business Days after distribution or dissemination (including via e-mail, if available) of the Take-Down Notice to such Holder; and

(ii)    in the event that the managing underwriter advises such requesting Holder and the Company that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering would adversely affect the success of such offering (including, without limitation, adversely affect the per share offering price), then the managing underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a Demand Registration.

Without limiting a Holder’s rights under this Section 3(g), if a Holder wishes to engage in a Block Sale off a Shelf Registration Statement or Automatic Shelf Registration Statement in a sale that does not involve a marketed Shelf Offering, then the Company shall as expeditiously as possible cooperate with such Holder to facilitate such Block Sale and shall not be required to notify the other Holders of such Block Sale.

(h)    Notice in Block Sales. Notwithstanding any other provision of this Agreement (including without limitation Section 2 and Section 3(d) hereof), if a Demanding Holder wishes to engage in a Block Sale (including a Block Sale off a Shelf Registration Statement or an effective

15

Automatic Shelf Registration Statement, or in connection with the registration of an Investor’s Registrable Securities under an Automatic Shelf Registration Statement for purposes of effectuating a Block Sale), then (i) the Demanding Holder shall provide the non-demanding Investors written notice of such Block Sale (if underwritten) at least forty-eight (48) hours prior to such Block Sale and (ii) no other Holder shall be entitled to receive any notice of or have its Registrable Securities included in such Block Sale or its registration.

(i)    Selection of Underwriters. If any Investor and its Affiliates intends that the Registrable Securities requested by such Holder to be covered by a Demand Registration shall be distributed by means of an underwritten offering, such Demanding Holder shall so advise the Company as a part of the Demand Notice, and the Company shall include such information in the Demand Follow-Up Notice sent by the Company to the other Holders with respect to such Demand Registration. In such event, the lead underwriter to administer the offering shall be chosen by the Demanding Holder. If the offering is underwritten, the right of any Holder to registration pursuant to this Section 3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the Demanding Holder) and each such Holder will (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)); provided that (i) no Holder shall be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration and (ii) if any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and, in connection with an underwritten registration pursuant to this Section 3, the Demanding Holder, provided, further that no such Person (other than the Company) shall be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such Holder. Notwithstanding the foregoing, no Holder shall be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Section 6.

4.    Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of such Registrable Securities and shall, as promptly as reasonably practicable:

(a)    prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable and to remain effective as provided herein; provided, however, that

16

before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed pursuant to a Demand Notice (other than a Shelf Registration Statement), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company will include comments to any Registration Statement, any Prospectus included therein and any amendments or supplements thereto from Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or their counsel, or the managing underwriters, if any, as reasonably requested on a timely basis. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed incorporated by reference therein and including Free Writing Prospectuses) with respect to a Demand Registration to which the Demanding Holder or the Holders of a majority of the Registrable Securities covered by such Registration Statement (or their counsel) or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b)    prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)    notify each selling Holder of Registrable Securities, its counsel and the managing underwriter(s), if any, promptly after the Company receives notice thereof (i) when a Prospectus (including any supplement or post-effective amendment) or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or

17

threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)    use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e)    if requested by the managing underwriter(s), if any, a Holder making a Demand Notice with respect to such offering or the Holders of a majority of the then issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s), if any, or such Holder or Holders, as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f)    deliver to each selling Holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

18

(g)    prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(h)    cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends unless required under applicable law) representing Registrable Securities to be sold, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or Holders may request at least two (2) Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) Business Days prior to having to issue the securities;

(i)    use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary in light of the business or operations of the Company to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities, in accordance with the intended method or methods thereof, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and any related Prospectus and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended method or methods thereof;

(j)    upon the occurrence of any event contemplated by Section 4(d)(vi) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make

19

the statements therein, in the light of the circumstances under which they were made, not misleading;

(k)    prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l)    provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement. In connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement;

(m)    use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, prior to the effectiveness of such Registration Statement;

(n)    enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other customary actions reasonably requested by a Demanding Holder with respect to such offering or the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when reasonably requested, (ii) use its reasonable best efforts to furnish to the selling Holders of such Registrable Securities opinions of outside counsel (and/or internal counsel if acceptable to the managing underwriter(s)) to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the selling Holders of the Registrable Securities), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from an independent registered public accounting firm with respect to the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) which has certified the financial statements included in such Registration Statement,

20

addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures that are customary for underwriting agreements in connection with underwritten offerings except as otherwise agreed by the Parties thereto and (v) deliver such documents and certificates as may be reasonably requested by a Demanding Holder with respect to such offering, the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, its or their counsel, as the case may be, or the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(o)    upon reasonable notice, make available for inspection by a representative of the selling Holders of Registrable Securities, the underwriters participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter (collectively, the “Inspectors”) at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information and Records that are not generally publicly available at the time of delivery of such information shall be kept confidential by the Inspectors unless (i) disclosure of such information or Records is required by court or administrative order, (ii) disclosure of such information or Records, in the opinion of counsel to such Inspector, is required by law or applicable legal process, (iii) such information or Records become generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector, (iv) such information or Records becomes available to such Inspector on a non-confidential basis from a source other than the Company or (v) such information or Records is independently developed by such Inspector. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Inspector shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure;

(p)    direct its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in such number of “road shows” as the underwriter(s) reasonably request); provided that the selling Holders shall take into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

21

(q)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(r)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(s)    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make such prohibition inapplicable; and

(t)    cooperate with the Holders of Registrable Securities subject to the Registration Statement and with the underwriter(s) or agent participating in the distribution, if any, to facilitate any Charitable Gifting Event and to prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the public offering if it so elects.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, rule or regulation, in which case the Company shall provide prompt written notice to such Holders prior to the filing of such amendment to any Registration Statement or amendment of or supplement to the Prospectus or any Free Writing Prospectus.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

22

Each Holder of Registrable Securities agrees that, if such Holder has Registrable Securities covered by any Registration Statement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(d)(ii), 4(d)(iii), 4(d)(iv), 4(d)(v) and 4(d)(vi) hereof, such Holder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2 or Section 3, as applicable, with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

Notwithstanding any provision hereof to the contrary, to the extent that any pro rata or other allocation or reduction of Registrable Securities is required pursuant to Section 2(b), 3(b), 3(e) or any other section herein, (i) all shares transferred by a Holder of Registrable Securities to a Charitable Organization made in connection with the underwritten offering for which such pro rata or other allocation is required shall be included in the number of Registrable Securities deemed to be held by such Holder of Registrable Securities (or deemed to be included in such Holder’s request for inclusion of Registrable Securities) for purposes of calculating such Holder’s pro rata allocation or reduction in such underwritten offering and (ii) the number of Registrable Securities that a Holder is otherwise entitled to include in such underwritten offering shall be reduced by the number of shares Transferred by such Holder to a Charitable Organization made in connection with such underwritten offering.

5.    Hedging Transactions. The Parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to (i) any transaction which Transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders and (ii) any derivative transactions in which a broker-dealer, other financial institution or unaffiliated Person may sell Registrable Securities covered by any Prospectus and the applicable Prospectus supplement including short sale transactions using Registrable Securities pledged by a Holder or borrowed from the Holder or others and Registrable Securities loaned, pledged or hypothecated to any such party. The Prospectus shall permit, in connection with derivative transactions, a broker-dealer, other financial institution or third party to sell shares of the Registrable Securities covered by such Prospectus and the applicable Prospectus supplement, including in short sale transactions.

6.    Indemnification.

(a)    Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the

23

officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such Person, a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such Person in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss; provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)    Indemnification by Holder of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders of Registrable Securities, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, all other prospective sellers from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

24

and will reimburse the Company, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be limited to the net proceeds after underwriting commissions and discounts (but before any taxes and expenses which may be payable by such Holder) received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)    Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect

25

of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d)    Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The Parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 6(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control.

(e)    Deemed Underwriter. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 6 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

26

(f)    Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(g)    Non-Exclusivity. The obligations of the Parties under this Section 6 shall be in addition to any liability which any Party may otherwise have to any other Party, including, without limitation, pursuant to the Merger Agreement and the ancillary agreements thereto.

(h)    Primacy of Indemnification. The Company hereby acknowledges that certain of the Investors have certain rights to indemnification, advancement of expenses and/or insurance provided by certain of its Affiliates (collectively, the “Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Investors are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Investors are secondary to any such obligation of the Company), (ii) it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the relevant Investor), without regard to any rights any Investor may have against the Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims (x) against the Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Investor must seek indemnification from any Indemnitor before the Company must perform its indemnification obligations under this Agreement. No advancement or payment by the Indemnitors on behalf of any Investor with respect to any claim for which such Investor has sought indemnification from the Company hereunder shall affect the foregoing. The Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Investor would have had against the Company if the Indemnitors had not advanced or paid any amount to or on behalf of such Investor. The Company and the Investors agree that the Indemnitors are express third-party beneficiaries of this Section 6.

(i)    Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the Transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any Indemnified Party for contribution to such Indemnified Party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

7.    Registration Expenses. All reasonable fees and expenses incurred in the performance of or compliance with this Agreement by the Company including, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses with respect to (i) filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (ii) compliance with securities or blue sky laws, including, without limitation,

27

any reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g))), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by a Holder making a Demand Notice with respect to such offering or the Holders of a majority of the Registrable Securities included in any Registration Statement), (c) messenger, telephone and delivery expenses of the Company, (d) fees and disbursements of counsel for the Company, (e) expenses of the Company incurred in connection with any road show, (f) fees and disbursements of all independent registered public accounting firms referred to in Section 4(n) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company and (g) fees and disbursements of separate counsel for each Investor and its Affiliates if any of them is participating in the offering and, if neither of the Investors is participating in the offering, one counsel for the Holders of Registrable Securities whose shares are included in a Registration Statement (which counsel shall be selected by the Holders of a majority of the Registrable Securities included in such Registration Statement) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), or (ii) any other expenses of the Holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 7.

28

8.    Rule 144. After the Closing Date, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor or its Affiliates that are Holders of Registrable Securities, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any Holder of Registrable Securities (or, if the Company is not required to file reports as provided above, any Investor or its Affiliates that are Holders of Registrable Securities) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

9.    Certain Additional Agreements. If any Registration Statement or comparable statement under state blue sky laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company required by the Securities Act or any similar federal statute or any state blue sky or securities law then in force, the deletion of the reference to such Holder.

10.    Miscellaneous.

(a)    Termination. The provisions of this Agreement shall terminate upon the earliest to occur of (i) its termination by the written agreement of all Parties or their respective successors in interest, (ii) with respect to a Holder, the date on which all securities held by such Holder have ceased to be Registrable Securities, (iii) with respect to the Company, the date on which all securities have ceased to be Registrable Securities and (iv) the dissolution, liquidation or winding up of the Company. In addition, at any time during the term of this Agreement, any Holder shall be entitled to suspend its rights to be notified of, or participate in, any transaction hereunder or otherwise receive any non-public information regarding the Company that could reasonably be expected to be material by delivering written notice to the Company (provided, that, at any time during the term of this Agreement, such Holder may revoke such suspension by providing the Company with written notice of revocation and thereafter (x) all such rights shall be reinstated as of the date of delivery of written notice of revocation and (y) the Company shall use reasonable best efforts to ensure such Holder is able to participate in any transaction hereunder in which such Holder otherwise would have been entitled to participate if such rights had not been suspended). Nothing herein shall relieve any Party from any liability for the breach of any of the agreements set forth in this Agreement. The provisions of Sections 6 and 7 shall survive any termination of this Agreement.

29

(b)    Holdback Agreement. Other than as otherwise provided herein, in consideration for the Company agreeing to its obligations under this Agreement, each Holder that (i) beneficially owns five percent (5%) or more of the Class A Common Stock [and Class C Common Stock, taken together,] then outstanding or (ii) is an officer or director of PubCo agrees, in connection with any registration (whether or not such Holder is participating in such registration), upon the request of the Company and the underwriter(s) managing any underwritten offering of the Company’s securities pursuant to such registration, under the terms of a customary holdback or lock-up agreement, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or otherwise dispose of, any Registrable Securities or any other securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten public offering, the Company will not effect any sale or distribution of any shares of Class A Common Stock (or securities convertible into or exchangeable or exercisable for shares of Class A Common Stock) (other than a Registration Statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes, (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan or (iii) filed by the Company requesting the resale of Class A Common Stock by the PIPE Investors pursuant to and in accordance with the terms and conditions set forth in the applicable Subscription Agreement) for its own account, during the Holdback Period.

Notwithstanding anything to the contrary set forth in this Section 10(b), in connection with an underwritten offering that is a Block Sale, (i) no Holder shall be subject to a lock-up agreement other than, if requested by the managing underwriter for such offering, a Holder that is (x) participating in such Block Sale or (y) a Holder that beneficially owns five percent (5%) or more of the Class A Common Stock [and Class C Common Stock, taken together,] then outstanding and (ii) such Holdback Period shall not exceed sixty (60) days in connection with any Block Sale. Notwithstanding anything to the contrary set forth in this Section 10(b), no Holder shall be required to be subject to a lock-up agreement in connection with an underwritten offering that is a Block Sale in which such Holder does not participate (a “Skipped Block Sale”), if during the preceding twelve (12)-month period, such Holder has been subject to a lock-up agreement in connection with Skipped Block Sales either (A) twice or (B) for an aggregate of at least ninety (90) days.

(c)    Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has received the written consent of the Company or the Company, as the case may be, and each Investor and its Affiliates that are Holders of Registrable Securities, or if no such Holders remain, the Holders of a majority of the Registrable Securities; provided that this Agreement may not be amended in a manner that would, by its terms, adversely affect the rights or obligations of any Investor or its Affiliates that are Holders of Registrable Securities without the consent of such Investor or its Affiliates. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise

30

thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law. Any Holder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Holder granting such waiver in any other respect or at any other time.

(d)    Successors, Assigns and Transferees. Except as set forth in this Section 10(d), this Agreement and the rights, duties and obligations of the Company and the other Parties may not be assigned or delegated by any Party, in whole or in part, without the prior written consent of each other Party. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns who agree in writing to be bound by the provisions of this Agreement. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of Holders shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein. The rights of a Holder hereunder may be assigned (but only with all related obligations set forth below) in connection with a Transfer of Registrable Securities effected in accordance with the terms of this Agreement to a Permitted Transferee of that Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to such Transfer, no assignment permitted under the terms of this Section 10(d) will be effective unless and until the Permitted Transferee to which the assignment is being made, if not a Holder, has delivered to the Company the executed Joinder Agreement in the form attached as Exhibit A hereto agreeing to be bound by, and be party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 10(d) may not again Transfer those rights to any other Permitted Transferee, other than as provided in this Section 10(d). The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Any transfer or assignment made other than as provided in this Section 10(d) shall be null and void.

(e)    Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iii) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification), addressed as follows:

If to the Company, to:

[PubCo]

31

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	John L. Robinson
Email:	JLRobinson@wlrk.com

if to Carlyle, to:

c/o The Carlyle Group
One Vanderbilt Avenue
New York, NY 10017
Attention:	James Attwood
Josh Pincus
Email:	james.attwood@carlyle.com
josh.pincus@carlyle.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 919 Third Avenue
New York, NY 10022
Attention:	Morgan Hayes
Email:	Mjhayes@debevoise.com

if to Twilio, to:

Twilio Inc. 101 Spear Street, First Floor
San Francisco, CA 94105
Attention:	General Counsel
Email:	legalnotices@twilio.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue
New York, NY 10022
Attention:	Edward J. Lee, P.C.; Carlo Zenkner
Email:	edward.lee@kirkland.com;
carlo.zenkner@kirkland.com

32

if to the Sponsor, to:

M3-Brigade Sponsor II LP 1700 Broadway, 19th Floor
New York, NY 10019
Attention:	Mohsin Y. Meghji; Charles Garner
Email:	mmeghji@m3-partners.com;
cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	John L. Robinson
Email:	JLRobinson@wlrk.com

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties.

If to any other Holder of Registrable Securities, to the e-mail or physical address of such other Holder as shown in the stock record book of the Company. Each Holder shall provide the Company with an updated e-mail address or physical address if such address changes by notice to the Company pursuant to this Section 10(e). The e-mail address or physical address shown on the stock record books of the Company shall be presumed to be current for purposes of giving any notice under this Agreement.

(f)    Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

(g)    Preservation of Rights. Other than pursuant to the terms of the Subscription Agreements in connection with the PIPE Investment, the Company will not (i) grant any registration right to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action or permit any change to occur, with respect to securities that violates or subordinates the rights expressly granted to the Holders.

(h)    Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby, and no representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between the Parties except as expressly set forth in this Agreement, and (ii) except as provided in Section 6 with respect to an Indemnified Party and the Indemnitors and as expressly set forth in Section 10(d) with respect to the Parties’ successors and assigns and any subsequent Holders of Registrable Securities, is not intended to confer in

33

or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i)    Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

(j)    Jurisdiction; Waiver of Jury Trial.

(i)    Any action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably and unconditionally (w) consents and submits to the exclusive jurisdiction of each such court in any such action, (x) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (y) agrees that all claims in respect of the action shall be heard and determined only in any such court, and (z) agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence any action or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 10(j).

(ii)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to

34

the intent of the Parties.

(l)    Enforcement. The Parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any Party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(m)    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder (other than each Investor) covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of the Investors or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of each such Investor or of any Affiliate or assignee thereof, as such for any obligation of each such Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(n)    Counterparts; Facsimile Signatures. This Agreement may (i) be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (ii) be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Remainder of page left intentionally blank]

35

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

[PubCo]

By:
Name:
Title:

[CARLYLE PARTNERS V HOLDINGS, L.P.]

By:
Name:
Title:

[TWILIO INC.]

By:
Name:
Title:

M3-BRIGADE SPONSOR II LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A

JOINDER AGREEMENT

The undersigned is executing and delivering this joinder (the “Joinder”) pursuant to the Registration Rights Agreement, dated as of [●] (as amended from time to time, the “Registration Rights Agreement”), by and among [PubCo], a [Delaware corporation] (the “Company”), and the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned agrees to become a party to, to be subject to, and to comply with the rights and obligations under the Registration Rights Agreement applicable to a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Class A Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

[NAME]

By:
Name:
Title:

Date:

Address:

Acknowledged and accepted as of [●]:

[PubCo]

By:
Name:
Title:

A-1

Exhibit D

Form of Stockholders Agreement

[attached]

Exhibit D

FORM OF

STOCKHOLDERS AGREEMENT

of

SYNIVERSE TECHNOLOGIES CORPORATION

dated as of [●], 20[●]

- i -

Exhibits

Exhibit A – Form of Joinder Agreement

- ii -

This STOCKHOLDERS AGREEMENT (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, this “Agreement”) is entered as of [●], by and among Syniverse Technologies Corporation, a Delaware corporation (the “Company”), Carlyle Partners V Holdings, L.P., a Delaware limited partnership (the “Carlyle Investor”), [Twilio Inc.],1 a Delaware corporation (“Twilio”), and M3-Brigade Sponsor II LP, a Delaware limited partnership (“M3-Brigade”), and any Person who becomes a party hereto after the date hereof pursuant to Section 3.1(b)(ii) (each of the foregoing, excluding the Company, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Carlyle Investor, Twilio and Syniverse Corporation, a Delaware corporation (“Syniverse”), entered into a Framework Agreement, dated as of February 26, 2021 (as amended by that certain letter agreement, dated as of August [●], 2021 and as it may be further amended from time to time in accordance with its terms, the “Framework Agreement”), in accordance with which and pursuant to that certain Subscription Agreement, dated as of August [●], 2021 between the Company and Twilio (as it may be amended from time to time in accordance with its terms, the “Twilio Subscription Agreement”), Twilio at Closing, but immediately prior to the Merger, subscribed for and purchased Class A Shares and [Class C Shares] from the Company;

WHEREAS, the Company, Syniverse and Blue Steel Merger Sub Inc., a Delaware corporation and wholly owned Subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of August [●], 2021 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, at the Effective Time, Syniverse merged with Merger Sub, with Syniverse surviving as a wholly owned Subsidiary of the Company (the “Merger”), and the equityholders of Syniverse immediately prior to the Merger received equity in the Company;

WHEREAS, in connection with the Closing, the Company and the Stockholders desire to set forth certain terms and conditions regarding the ownership of Equity Securities, including certain restrictions on the Transfer of the Equity Securities, and the management of the Company and its Subsidiaries; and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

[1]	Twilio party to be confirmed by Twilio prior to execution.

ARTICLE I

DEFINITIONS

SECTION 1.1.    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Activist Investor” means any Person listed, at the time of determination, on the SharkWatch 50 (or any successor list thereto).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; provided that, for all purposes of this Agreement (except with respect to the definition of “Covered Person” in this Section 1.1, and with respect to Section 2.6(a)(E), Section 2.6(a)(F), Section 2.9, the second proviso in Section 3.1(b)(i), Section 3.1(b)(iii), and Section 6.5), (i) neither Carlyle nor any limited partner (in its capacity as such) of, or portfolio company (other than, for the avoidance of doubt, any vehicle formed for purposes of holding a direct or indirect interest in the Company) of, any Carlyle Investment Fund shall be deemed an Affiliate of the Carlyle Holders or the Company and (ii) neither M-III Partners, LP nor Brigade Capital Management, LP or its managed funds and accounts, shall be deemed Affiliates of the Company.

“Agreement” has the meaning assigned to such term in the preamble.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Equity Securities shall be calculated in accordance with the provisions of such rule.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required under applicable Law to close.

“By-Laws” means the by-laws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“Carlyle” means Carlyle Investment Management L.L.C. together with its Affiliates. The term “Carlyle” shall be deemed not to include any portfolio company of any Carlyle Investment Fund.

“Carlyle Director” and “Carlyle Directors” have the meanings assigned to such terms in Section 2.1(b)(i).

2

“Carlyle Group Purchase Programs” means the group purchasing arrangements maintained by Carlyle and its Affiliates for the benefit of portfolio companies of any Carlyle Investment Fund.

“Carlyle Holders” means, collectively, the Carlyle Investor and any of its Permitted Affiliate Transferees.

“Carlyle Investment Fund” means any investment vehicle or account managed or advised by Carlyle.

“Carlyle Investor” has the meaning assigned to such term in the preamble.

“Carlyle Private Transfer” means any privately negotiated sale (i.e., the sale to the ultimate buyer as opposed to an intermediary) by the Carlyle Holders for the Transfer of Equity Securities.

“Carlyle Ten Percent Transfer” means any Carlyle Private Transfer (or series of related Carlyle Private Transfers) of more than ten percent (10%) of the total amount of outstanding Equity Securities, other than any underwritten block trade (but solely if, with respect to such underwritten block trade, Carlyle, any Carlyle Holder, or any of their respective Affiliates, does not have any discretion over, or right to direct or select, the ultimate recipients of Equity Securities in such underwritten block trade (other than as it relates to a customary review of investor allocations)).

“Cash Equivalents” means, with respect to any Person, Cash Equivalents (as such term or an equivalent term is defined in the Debt Financing Documents).

“CEO” means the chief executive officer of the Company.

“Change of Control” means with respect to any Person (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes (directly or indirectly, in one transaction or a series of related transactions) the beneficial owner, directly or indirectly, of fifty (50) percent or more of the outstanding voting securities of such Person, including pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction, (ii) any reorganization, merger or consolidation of such Person, other than a transaction or series of related transactions in which the holders of the voting securities of such Person outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of such Person or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of the assets or properties of such Person and its Subsidiaries (whether in one transaction or a series of related transactions) representing 50% or more of the aggregate market value of the consolidated assets of such Person and its Subsidiaries.

3

“Chairman” has the meaning assigned to such term in Section 2.2.

“Charter” means the certificate of incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Class A Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

[“Class C Common Stock” means the Class C common stock of the Company, par value $0.0001 per share.]

“Closing” means the closing of the transactions contemplated by the Merger Agreement.

“Common Shares” means shares of Common Stock.

“Common A Shares” means shares of Class A Common Stock.

[“Common C Shares” means shares of Class C Common Stock.]

“Common Stock” means the Class A Common Stock[ and the Class C Common Stock].

“Company” has the meaning assigned to such term in the preamble.

“Company Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Total Indebtedness of the Company and its Subsidiaries; minus (ii) the amount of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of and held by the Company and its Subsidiaries as of such date of determination to (b) the consolidated EBITDA of the Company and its Subsidiaries for the most recently ended four (4) fiscal quarters immediately preceding the date of determination.

“Company Excessive Leverage Event” means any (a) incurrence of Indebtedness in any single or multiple borrowings or (b) redemption, repurchase or other acquisition of Indebtedness, in each case of clause (a) or (b), that would (x) cause the Company Consolidated Total Debt Ratio to be in excess of [●]2 times or (y) result in the Company and its Subsidiaries, collectively, having Consolidated Total Indebtedness of more than $200,000,000 in excess of the Consolidated Total Indebtedness of the Company and its Subsidiaries’ as of immediately following the Closing.

“Company Stock Equivalent” means all options, warrants and other securities (including Series A Preferred Stock) convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions

[2]	To be the higher of 3.5 and the Company Consolidated Total Debt Ratio at Closing.

4

to which such securities may be subject) Common Shares or other equity securities of the Company (including any notes or other Indebtedness convertible into or exchangeable for Common Shares or other equity securities of the Company) and all other rights to purchase or otherwise acquire equity securities of the Company or securities convertible into, or exchangeable or exercisable for equity securities of the Company.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Consent Group” means the Carlyle Holders or the Twilio Holders, as applicable.

“Consolidated Total Indebtedness” means, with respect to any Person, Consolidated Total Indebtedness (as such term or an equivalent term is defined in the Debt Financing Documents), excluding, for purposes of such calculation, the Series A Preferred Stock.

“Controlled Affiliate” means, with respect to any Person, any Affiliate of such Person that is, directly or indirectly, controlled by such Person.

“Corporate Opportunity” has the meaning assigned to such term in Section 2.9.

“Covered Person” means any former, current or future Affiliate of a Stockholder (other than an Affiliate of a Stockholder that is or was also a Stockholder) and any Stockholder’s and its Affiliates’ respective former, current or future officers, directors, shareholders, general or limited partners, members, employees, representatives or agents (in each case, other than the foregoing that is or was also a Stockholder).

“Debt Financing Documents” means [●] and any definitive agreements entered into in connection with any refinancing thereof or additional financing, in each case entered into in accordance with the terms of this Agreement.

“Director” means any member of the Board.

“EBITDA” means with respect to any Person, EBITDA (as such term or an equivalent term is defined in the Debt Financing Documents).

“Effective Time” has the meaning assigned to such term in the Merger Agreement.

“Equity Securities” means any and all Common Shares, other equity securities of the Company and Company Stock Equivalents.

5

“Earnout Shares” has the meaning assigned to such term in the Sponsor Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the fair market value of any specified securities or other asset as determined in good faith by the Board (or any committee authorized by the Board).

“Framework Agreement” has the meaning assigned to such term in the recitals.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Group” means the Carlyle Holders, the Twilio Holders or the M3-Brigade Holders, as applicable.

“Indebtedness” means, with respect to any Person, Indebtedness (as such term or an equivalent term is defined in the Debt Financing Documents).

“Independent Director” means a Director that qualifies as “independent” as defined under the rules and regulations of the applicable stock exchange and the Exchange Act (including Section 10A-3 of the Exchange Act).

“Information” means all information about the Company, any of its Subsidiaries or any Stockholder that is or has been furnished to any Stockholder (acting in its capacity as such) or any of its Representatives (acting in their capacity as such) by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives, and any other information supplied by or relating to the Company, its Subsidiaries or any Stockholder in connection with the matters contemplated by the Merger Agreement, the Framework Agreement or any other Transaction Agreement (in any such case, whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise), together with all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information; provided that the term “Information” does not include any information that (i) is or becomes generally available to the public through no action or omission by such Stockholder or its Representatives, (ii) is or becomes available to such Stockholder or its Affiliates on a non-confidential basis from a source, other than the Company or any of its Subsidiaries, or any of their respective Representatives acting in such capacity, that to the Stockholder’s actual knowledge, is not prohibited from disclosing such portions to such Stockholder by a contractual, legal or fiduciary obligation, (iii) is independently developed by a Stockholder or its Representatives or Affiliates on its own behalf without use of any Information or (iv) with respect to Twilio and its Affiliates, is provided to Twilio or its Affiliates pursuant to the Wholesale Agreement (which such information is governed solely by the terms of the Wholesale Agreement).

6

“Law” means any foreign, federal, state or local law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any domestic or foreign government, including any foreign, federal, state, provincial, local, territorial or municipal government or any governmental division, agency or authority thereof, court or judicial authority, tribunal or commission.

“M3-Brigade” has the meaning assigned to such term in the preamble.

“M3-Brigade Holders” means, collectively, M3-Brigade and any of its Permitted Affiliate Transferees.

“M3-Brigade Closing Shares Amount” means at any time, the sum of (x) the number of Common Shares owned by the M3-Brigade Holders immediately following the Closing and (y) the number of Earnout Shares having been issued at such time.

“M3-Brigade Director” and “M3-Brigade Directors” have the meanings assigned to such terms in Section 2.1(b)(iii).

“Management Incentive Plan” means the Company’s management incentive plan, as it may be amended from time to time as approved by the Board.

“Merger” has the meaning assigned to such term in the recitals.

“Merger Agreement” has the meaning assigned to such term in the recitals.

“Merger Sub” has the meaning assigned to such term in the recitals.

“Minimum Governance Amount” means Equity Securities representing a Percentage Interest of at least five percent (5%).

“Nominated Directors” has the meaning assigned to such term in Section 2.1(b)(iii).

“Non-Solicitation Period” has the meaning assigned to such term in Section 4.1(a).

“Percentage Interest” means, with respect to any Stockholder or Group, the percentage obtained by dividing (i) the total number of voting Equity Securities owned by such Stockholder or Group and/or that would be owned by such Stockholder or Group upon the conversion of any Equity Securities owned by such Stockholder or Group that are convertible into voting Equity Securities as of such time by (ii) the total number of voting Equity Securities outstanding and that would be outstanding upon the conversion of any Equity Securities that are convertible into voting Equity Securities, if any, as of such time, provided that for purposes of calculating the Percentage Interest any Common C Shares held by the Twilio Holders shall be deemed to have been converted into such number of Common A Shares as such Common C Shares are convertible into upon the Transfer of such Common C Shares by a Twilio Holder to a Person that is not a Twilio Holder in accordance with the Charter.

7

“Permitted Affiliate Transferee” means:

(i)    with respect to the Carlyle Investor and its Permitted Affiliate Transferees, an Affiliate of Carlyle (excluding any portfolio company of any Carlyle Investment Fund other than, for the avoidance of doubt, any vehicle of a Carlyle Investment Fund formed for the purpose of holding a direct or indirect interest in the Company);

(ii)    with respect to Twilio and its Permitted Affiliate Transferees, a Controlled Affiliate of Twilio; and

(iii)    with respect to M3-Brigade and its Permitted Affiliate Transferees, (A) a Controlled Affiliate of M3-Brigade, (B) any employee or partner of M3-Brigade, M-III Partners, LP or Brigade Capital Management, LP or its managed funds and accounts with respect to any Transfer of Equity Securities made pursuant to an equity award, (C) any member or equity owner of M3-Brigade to whom a distribution of Equity Securities is made in accordance with M3-Brigade’s organizational documents, or (D) any direct or indirect general partner, limited partner, member, stockholder, employee, unitholder or owner of similar equity interests of a Person who is a Permitted Affiliate Transferee pursuant to clause (C) above;

provided that (x) in each case, any such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement and (y) in no event shall the Company or any of its Subsidiaries constitute a “Permitted Affiliate Transferee” of any Stockholder.

“Permitted Transfer” means any Transfer of Equity Securities (i) to a Permitted Affiliate Transferee; (ii) that is a bona fide charitable contribution; (iii) on death by will or intestacy to a member of the transferring Stockholder’s (or Permitted Affiliate Transferee’s) immediate family; (iv) to a trust, the beneficiaries of which consist solely of Stockholders or Permitted Affiliate Transferees and/or a member or members of such Stockholders’ or Permitted Affiliate Transferees’ immediate family; or (v) pursuant to a qualified domestic relations order; provided that, in each case, the transferee, if not a Stockholder, enters into a written agreement with the Company agreeing to be bound by the restrictions herein, including restrictions on Transfer of Equity Securities.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

8

“Prohibited Transaction” means any Transfer, other than a Permitted Transfer, of Equity Securities to a Person (x) during the period beginning on the date hereof and ending on the earlier to occur of (1) the 12-month anniversary of the Closing and (2) the date on which the per share closing price for the publicly traded Common A Shares has been equal to or greater than $12.50 per share for any 20 trading days within any consecutive 30-trading day period following the Closing or (y) at any time which (i) violates applicable securities Laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or would cause the Company to be in violation of any applicable Law, (ii) would result in the assets of the Company constituting assets of one or more employee benefit plans that are subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, or (iii) would cause the Company to be controlled by or under common control with an “investment company” for purposes of the Investment Company Act of 1940, as amended.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Carlyle Investor; Twilio and M3-Brigade.

“Representatives” means, with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives.

“Required Consents” has the meaning assigned to such term in Section 2.6(a).

“ROFO Acceptance Period” has the meaning set forth in Section 3.2(ii).

“ROFO Notice” has the meaning set forth in Section 3.2(i).

“ROFO Proposal” has the meaning set forth in Section 3.2(ii).

“Sale Period” has the meaning set forth in Section 3.2(iii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having a par value of $[0.0001] per share.

“Sponsor Agreement” means the Sponsor Agreement, dated as of August [●], 2021, by and among the Company, Syniverse, M3-Brigade and the other parties thereto.

“Stockholder” and “Stockholders” have the meanings assigned to such terms in the preamble.

9

“Stockholder Group Member” has the meaning assigned to such term in Section 2.9.

“Subject Stock” has the meaning set forth in Section 3.2(i).

“Subsidiary” means, with respect to any Person, any corporation or other Person of which, (i) a majority of the outstanding voting stock or other equity or similar ownership interests of which is owned, directly or indirectly, by such Person or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person. For the purposes hereof, a Person shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of such partnership’s, limited liability company’s, association’s or other business entity’s gains or losses or shall be, control or have the right to appoint, as the case may be, the general partner, the managing director, manager, a majority of the board of advisors or managers or of any other governing body of such partnership, limited liability company, association or other business entity by means of ownership interest, agreement or otherwise.

“Subsidiary Equity Securities” means any and all shares of capital stock or other equity securities of any Subsidiary of the Company, securities of any Subsidiary of the Company convertible into, or exchangeable or exercisable for, such shares or other equity securities, and options, warrants or other rights to acquire shares of capital stock or other equity securities (or any securities convertible into, or exchangeable or exercisable for, such equity securities) of any Subsidiary of the Company.

“Syniverse” has the meaning assigned to such term in the recitals.

“Transaction Agreements” means, collectively, this Agreement, the Merger Agreement, the Framework Agreement, the Sponsor Agreement, the Twilio Subscription Agreement and the Registration Rights Agreement.

“Transfer” or “Transferred” means any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal (including (x) any transfer by operation of Law, including by way of merger, amalgamation, consolidation, spin-off or other business combination or any transfer of assets or (y) or any transaction which has the effect of transferring the economic rights or benefits of an ownership interest in the Company to a third party), the act of effecting any of the foregoing or any of the foregoing having been effected, as the context requires; provided that no direct or indirect Transfer of (i) any interest in any Carlyle Investment Fund by (A) any limited partner or similar non-controlling investors not Affiliated with Carlyle in such Carlyle Investment Fund or (B) any partner (with “partner” being a reference to the title of an individual person) or employee of Carlyle or its Affiliates holding in their capacity as an individual (and excluding, for clarity, any aggregator limited partner through which such partners or

10

employees may collectively hold such interests) or (ii) any publicly traded equity interest of Twilio or The Carlyle Group Inc. shall be considered a “Transfer” of any interests in the Company or any of its Subsidiaries. For the avoidance of doubt, but subject to the foregoing proviso, a Transfer of equity interests in any Stockholder or in any direct or indirect parent of any Stockholder shall be considered a Transfer for all purposes of this Agreement.

“Transferee” means any Person to whom any Stockholder Transfers Equity Securities in accordance with the terms hereof.

“Transferring Stockholder” has the meaning assigned to such term in Section 3.2.

“Twilio” has the meaning assigned to such term in the preamble.

“Twilio Subscription Agreement” has the meaning assigned to such term in the recitals.

“Twilio Competitors” means [Sinch], [Infobip], [Microsoft], [Amazon], [Salesforce], [Bandwidth], [Vonage], [messagebird] and each of their respective Subsidiaries.

“Twilio Director” and “Twilio Directors” have the meanings assigned to such terms in Section 2.1(b)(ii).

“Twilio Holders” means, collectively, Twilio and its Permitted Affiliate Transferees.

“Wholesale Agreement” means the Wholesale Agreement, dated as of the date of the Closing, between [the Company and Twilio].3

SECTION 1.2.    Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation,” or “include, without limitation,” respectively. The titles, captions and headings of this Agreement and its Sections and subsections are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. All references in this Agreement to times or date shall be to the time and date in New York, New York.

[3]	To be updated to reflect the ultimate parties to the Wholesale Agreement entered into at Closing pursuant to the Framework Agreement.

11

SECTION 1.3.    Methodology for Calculations.

(a)    Except as otherwise expressly provided herein, any Transfer or proposed Transfer of a Company Stock Equivalent shall be treated as a Transfer or proposed Transfer of the Common Shares into or for which such Company Stock Equivalent can be converted, exchanged or exercised.

(b)    For purposes of calculating the number of Equity Securities with respect to any provision herein, the number of such Equity Securities shall equal the number of Common Shares into which such Equity Securities are convertible (if applicable).

(c)    In the event of any stock split, stock dividend, reverse stock split, reclassification, any combination of Equity Securities or any similar event, with respect to all references in this Agreement to a Stockholder or Stockholders holding a number or percentage of Equity Securities, the applicable amount or percentage shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, reclassification, any combination of the Equity Securities or similar event.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1.    Board Composition.

(a)    The total number of Directors constituting the full Board shall be twelve (12), unless the Board has been increased pursuant to and in accordance with the proviso in Section 2.1(b). As contemplated by the Merger Agreement, initial composition of the Board shall be as follows:

(i)	five (5) Directors nominated by the Carlyle Holders, [James A. Attwood], [Josh Pincus], [●], [●] and [●];

(ii)	four (4) Directors nominated by the Twilio Holders, [●], [●],[●] and [●];

(iii)	two (2) Directors nominated by the M3-Brigade Holders, [Mohsin Y. Meghji] and [●]; and

(iv)	the CEO, [Andrew Davies];

(b)    Nominated Directors.

(i)    Carlyle Directors. For so long as the Carlyle Holders collectively hold Equity Securities representing at least the Minimum Governance Amount, the Carlyle Holders shall be entitled to nominate a number of individuals to serve as Directors (each, a “Carlyle Director” and,

12

collectively, the “Carlyle Directors”) equal to the lesser of (x) five (5) and (y) the product of (A) five (5) and (B) (1) their aggregate Percentage Interest (calculated excluding any Earnout Shares) divided by (2) their aggregate Percentage Interest as of the Closing (calculated excluding any Earnout Shares), rounded to the nearest whole number of Directors, [provided that at least one of the Carlyle Directors must qualify as an Independent Director].

(ii)    Twilio Directors. For so long as the Twilio Holders hold Equity Securities representing at least the Minimum Governance Amount, the Twilio Holders shall be entitled to nominate a number of individuals to serve as Directors (each, a “Twilio Director” and, collectively, the “Twilio Directors”) equal to the lesser of (x) four (4) and (y) the product of (A) four (4) and (B) (1) their aggregate Percentage Interest (calculated excluding any Earnout Shares) divided by (2) their aggregate Percentage Interest as of the Closing (calculated excluding any Earnout Shares), rounded to the nearest whole number of Directors, provided that (x) at any time (and from time to time), the Twilio Holders may elect to replace up to two (2) Twilio Directors with non-voting Board observers who shall be invited to attend all meetings of the Board (and each committee of the Board with respect to which Twilio would have a right to have one or more of its Directors be a member) in a non-voting observer capacity and who shall be entitled to receive copies of all notices, minutes, consents, and other materials provided to the Directors (and the members of such committees) at the same time and in the same manner as provided to the Directors (and the members of such committees). For clarity, Twilio may remove either or both of its non-voting Board observers and nominate replacement individual(s) to serve as Directors in accordance with (and subject to the limitations in) this Section 2.1 and (y) [at least one of the Twilio Directors must qualify as an Independent Director]; and

(iii)    M3-Brigade Directors. For so long as the M3-Brigade Holders collectively hold Equity Securities representing (x) at least 50% of the M3-Brigade Closing Shares Amount, the M3-Brigade Holders shall be entitled to nominate two (2) individuals to serve as Directors, [provided that at least one of such individuals must qualify as an Independent Director] and (y) less than 50% but at least 33.33% of the M3-Brigade Closing Shares Amount, the M3-Brigade Holders shall be entitled to nominate one (1) individual to serve as a Director, provided that such individual must qualify as an Independent Director (each, a “M3-Brigade Director” and, collectively, the “M3-Brigade Directors” and, together with the Carlyle Directors and the Twilio Directors, the “Nominated Directors”);

provided that, (x) if additional Directors are required to be elected to the Board under applicable Law or the regulations of any stock exchange or self-regulatory organization (including to be able to comply with any Independent Director requirements or in connection with any instruction, comment or request from any stock exchange or self-regulatory organization), the size of the Board shall be increased to the extent necessary to satisfy such Law or regulations; (y) if at any time (1) the aggregate Percentage Interest of the Carlyle Holders or the Twilio Holders decreases or (2) the number of Equity

13

Securities held by M3-Brigade Holders decreases, such that, in accordance with Section 2.1 above, any such Group would be entitled to nominate fewer Directors than are at such time serving on the Board as nominees of such Group, the Carlyle Holders, the Twilio Holders or the M3-Brigade Holders, as applicable, shall cause the number of Directors nominated by such Group serving on the Board to be reduced to the extent required to cause such number not to exceed the number of Nominated Directors which such Group is permitted to nominate pursuant to Section 2.1; and (z) if at any time the Carlyle Holders, the Twilio Holders or the M3-Brigade Holders cease to have rights and obligations hereunder pursuant to Section 6.3, the Carlyle Holders, the Twilio Holders or the M3-Brigade Holders, as applicable, shall cause the resignation or removal of the Directors nominated by such Group from the Board. Other than as expressly set forth in this Agreement, individuals to serve as Directors shall be nominated by the Board.

(c)    Director Voting Rights. Each Director shall be entitled to cast one (1) vote, provided that in connection with any vote at a meeting of the Board, (x) to the extent the number of Carlyle Directors present at the meeting at the time of such vote is less than the number of Directors the Carlyle Holders are entitled to nominate pursuant to this Agreement at such time, each Carlyle Director present at the meeting at such time shall be entitled to cast a number of votes equal to (A) the number of Directors the Carlyle Holders are entitled to nominate pursuant to this Agreement at such time divided by (B) the actual number of Carlyle Directors present at the meeting at such time; (y) to the extent the number of Twilio Directors present at the meeting at the time of such vote is less than the number of Directors the Twilio Holders are entitled to nominate pursuant to this Agreement at such time (without regard to, for clarity, any non-voting board observers appointed by the Twilio Holders in lieu of any Twilio Director), each Twilio Director present at the meeting at such time shall be entitled to cast a number of votes equal to (A) the number of Directors the Twilio Holders are entitled to nominate pursuant to this Agreement at such time divided by (B) the actual number of Twilio Directors present at the meeting at such time; and (z) to the extent the number of M3-Brigade Directors present at the meeting at the time of such vote is less than the number of Directors the M3-Brigade Holders are entitled to nominate pursuant to this Agreement at such time, each M3-Brigade Director present at the meeting at such time shall be entitled to cast a number of votes equal to (A) the number of Directors the M3-Brigade Holders are entitled to nominate pursuant to this Agreement at such time divided by (B) the actual number of M3-Brigade Directors present at the meeting at such time.

SECTION 2.2.    Chairman of the Board. For so long as the Percentage Interest of the Carlyle Holders exceeds (i) the Minimum Governance Amount and (ii) the Percentage Interest of the Twilio Holders, the Carlyle Holders shall have the right to nominate one of its Nominated Directors to serve as Chairman of the Board (the “Chairman”). The Chairman shall initially be [James A. Attwood]. For clarity, the Chairman will not have any casting vote.

14

SECTION 2.3.    Vacancies; Removal.

(a)    Vacancies. Subject to Section 2.3(b), each Director shall hold office until his or her death, disability, retirement, resignation or removal (with or without cause) or until his or her successor shall have been duly elected and qualified. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director nominated by a Group pursuant to Section 2.1 (other than a Director’s resignation or removal required by Section 2.1(b) following the decline in aggregate Percentage Interest or number or Equity Securities of such Group, as applicable), such vacancy shall be filled by another individual nominated by such Group that nominated such departing Director. All other vacancies (including as a result of a Director’s resignation or removal required by Section 2.1(b) following the decline in aggregate Percentage Interest or number or Equity Securities of such Group, as applicable, or any increase of the Board size pursuant to the proviso in Section 2.1(b)) shall be filled by the Board. The Company and the Stockholders shall take, at any time and from time to time, any and all actions necessary to accomplish the matters set forth in this Section 2.3(a).

(b)    Removal. A Group may remove any Director nominated by such Group pursuant to Section 2.1 and nominate any replacement Director as provided in Section 2.3(a), and the Stockholders shall take, at any time and from time to time, any and all actions necessary to accomplish the foregoing. Unless a Group has otherwise requested in writing, no other Stockholder shall take any action to cause the removal of any Directors nominated by such Group pursuant to Section 2.1.

SECTION 2.4.    Voting; Certain Filings.

(a)    Stockholder Cooperation and Voting. The Company and each Stockholder shall take such actions as may be required under applicable Law, the Charter, the By-Laws and this Agreement to cause the Board to consist of the number of Directors specified in Section 2.1. Each of the Stockholders agrees to vote, or act by written consent with respect to, any Equity Securities beneficially owned by it, and to take all actions as may be necessary, to cause any Directors nominated in accordance with Section 2.1 to be elected to the Board; provided, in the case of M3-Brigade, that such agreement shall be solely with the Company and not with any other Person; provided, further, that Twilio and the Carlyle Investor shall have the right to cause the Company to enforce such agreement.

(b)    Proxy to Act for Stockholders. For so long as the Carlyle Holders or the Twilio Holders, as applicable, own in the aggregate Equity Securities representing at least the Minimum Governance Amount, each Stockholder (i) that is a Carlyle Holder (other than the Carlyle Investor) hereby irrevocably grants to and appoints the Carlyle Investor, (ii) that is a Twilio Holder hereby irrevocably grants to and appoints Twilio, and (iii) that is not a Person described in clause (i) and (ii) above, hereby irrevocably grants to and appoints the Carlyle Investor, in each case, as such Stockholder’s proxy

15

and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote at any meeting of the Stockholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take all action in respect of, all of the Equity Securities owned or held of record by such holder in connection with the matters set forth in this Agreement, but solely to the extent necessary to comply with the provisions of this Agreement in the event that such Stockholder fails at any time to vote or act by written consent or take any other action with respect to its Equity Securities that are entitled to vote at such meeting or to act by written consent in lieu of such meeting, in the manner agreed by such Stockholder in this Agreement. Each such Stockholder hereby further affirms that each proxy and power of attorney granted pursuant to this Agreement (x) shall be irrevocable and shall be deemed coupled with an interest and shall extend for the term of this Agreement in full force and effect notwithstanding the subsequent death, incapacity or bankruptcy of such Stockholder or, if terminated earlier, until the last date permitted by applicable Law and (y) is given to secure the performance of the obligations of such Stockholder under this Agreement. For the avoidance of doubt, except as expressly contemplated by this Section 2.4(b) or elsewhere in this Agreement or any other Transaction Agreement, none of the Stockholders has granted, nor shall grant, to any Person a proxy to exercise the rights of any such Stockholder under this Agreement or any other Transaction Agreement to which such Stockholder is a party.

(c)    Certain Filings. To the extent a Stockholder is or would reasonably be expected to be deemed to be part of a group with other Stockholders for purposes of Section 13(d)(3) of the Exchange Act, such Stockholder will, to the extent reasonably practicable under the circumstances, cooperate and coordinate with such other Stockholders in respect of, any filings with respect to the Common Shares that are required to be made by such Stockholder with the Securities and Exchange Commission pursuant to Section 13(d), Section 13(g) or Section 16 of the Exchange Act.

SECTION 2.5.    Committees; Subsidiary Boards and Committees. Subject to the requirements of applicable Law or the regulations of any stock exchange or self-regulatory organization, each of the Carlyle Holders, the Twilio Holders and the M3-Brigade Holders shall be entitled to appoint a number of members of each committee of the Board that is proportional to the number of Directors that such Person is entitled to nominate at the relevant time pursuant to Section 2.1 (for the avoidance of doubt, rounded up to the nearest whole number of Directors).

SECTION 2.6.    Stockholder Consent Rights.

(a)    In addition to any vote or consent of the Board or the stockholders of the Company, in each case as required by applicable Law, the Charter or the By-Laws, and notwithstanding anything to the contrary in this Agreement, for so long as (x) a Consent Group’s Percentage Interest exceeds twenty-five percent (25%) or (y) such Consent Group continues to hold at least seventy-five percent (75%) of the Equity Securities such Consent Group held as of immediately following the Closing, the Company shall not, and to the extent applicable, shall not permit any Subsidiary of the Company to,

16

take any of the following actions, or enter into any arrangement or contract to do any of the following actions, without the prior written consent of such Consent Group (such consents, collectively, the “Required Consents”; it being understood that, in accordance with Section 6.1, at no time shall more than one (1) Carlyle Holder and more than one (1) Twilio Holder (or group of such holders, acting together) have consent rights pursuant to this Section 2.6(a)):

(A)    except as would not result in a Company Excessive Leverage Event, incur or otherwise become an obligor or guarantor in respect of or allow any of its Subsidiaries to incur or otherwise become an obligor or guarantor in respect of any Indebtedness, provided that notwithstanding the foregoing, no consent shall be required with respect to (i) any refinancing of Indebtedness outstanding as of or incurred in connection with the Closing, (ii) any refinancing of Indebtedness that has been incurred not in contravention of this Agreement (for the avoidance of doubt, any refinancing described in clause (i) or (ii) of this proviso shall be in a principal amount that does not exceed the principal amount of Indebtedness being refinanced except by an amount equal to unpaid accrued interest and premium thereon plus fees and expenses incurred in connection with such refinancing) or (iii) any Indebtedness between the Company and/or any of its Subsidiaries;

(B)    redeem, repurchase or otherwise acquire any Equity Securities (or Subsidiary Equity Securities issued by a non-wholly owned Subsidiary) or optionally redeem, repurchase or otherwise acquire any Indebtedness of the Company or any of its Subsidiaries, other than (x) any redemption, repurchase or other acquisition by the Company or any of its Subsidiaries of Indebtedness of the Company or any of its Subsidiaries so long as such transaction would not result in a Company Excessive Leverage Event or (y) repurchases, redemptions or similar transactions at a price no greater than Fair Market Value of management equity granted pursuant to the Management Incentive Plan or prior plans and related to (1) net issuances in connection with option exercises or (2) payment of the employee portion of withholding taxes arising in connection with the vesting, settlement or exercise of any award granted under the Management Incentive Plan or prior plans, provided that notwithstanding the foregoing, no consent shall be required with respect to any redemption, repurchase or other acquisition of Indebtedness in connection with (i) any refinancing of Indebtedness outstanding as of or incurred in connection with the Closing or (ii) any refinancing of Indebtedness that has been incurred not in contravention of this Agreement (for the avoidance of doubt, any refinancing described in clause (i) or (ii) of this proviso shall be in a principal amount that does not exceed the principal amount of Indebtedness being refinanced except by an amount equal to unpaid accrued interest and premium thereon plus fees and expenses incurred in connection with such refinancing);

17

(C)    effect any acquisition of the equity, assets, properties or business of any Person, or enter into any joint venture with, or acquire ownership of any partnership or other interest in, any Person (other than a wholly owned Subsidiary of the Company) for an aggregate consideration or capital contributions or investments by the Company and its Subsidiaries (whether at closing or on a contingent basis) in excess of $50 million in each instance;

(D)    (i) effect any disposition of assets or properties of the Company or any of its Subsidiaries (including through the issuance or sale of Subsidiary Equity Securities) outside of the ordinary course of business, with an aggregate consideration in excess of $50 million in each instance or [(ii) effect any disposition of any common stock or other equity interests in Vibes Media, LLC or VMB LLC, provided that the Required Consent with respect to this clause (ii) shall not be unreasonably conditioned, withheld or delayed];

(E)    enter into any agreement or arrangement that would restrict the Carlyle Holders or the Twilio Holders (or any of their respective Affiliates, other than the Company and its Subsidiaries) from entering into or continuing to operate any line of business; and

(F)    engage in any transaction with any Carlyle Holder or Twilio Holder or any of their respective Affiliates, other than any such transaction (w) that the Company is required or expressly contemplated to engage in with such Persons pursuant to this Agreement, the Merger Agreement, the Framework Agreement or the other Transaction Agreements, (x) solely among the Company and its Subsidiaries (y) pursuant to any agreements in effect as of the Closing, including the Wholesale Agreement, or entered into as a part of the Carlyle Group Purchase Programs (on terms no less favorable, in any material respect, than those generally offered to other portfolio companies of the Carlyle Investment Funds) or (z) pursuant to commercial agreements between portfolio company entities of any Carlyle Investment Fund, on the one hand, and the Company or any of its Subsidiaries, on the other hand, in each case, in the ordinary course of business and on an arm’s-length basis.

(b)    In connection with any matter requiring the Required Consents in accordance with Section 2.6(a), each Stockholder agrees (i) with respect to any Equity Securities beneficially owned by such Stockholder with respect to which it has the power to vote or act by written consent, to vote against (and not act by written consent to approve) such matter in any vote or action by written consent of the stockholders of the Company relating to such matter if such matter has not been consented to in accordance with Section 2.6(a) (provided, in the case of M3-Brigade, that such agreement shall be

18

solely with the Company and not with any other Person; provided, further, that the applicable Consent Group shall have the right to cause the Company to enforce such agreement) and (ii) to take or cause to be taken, upon the written request of the Carlyle Holders or the Twilio Holders (if such Consent Group has consent rights with respect to such matter under Section 2.6(a) and such matter has not been consented to by such Person), all other reasonable actions, at the expense of the Company, required, to the extent permitted by Law, to prevent the taking of any action by the Company with respect to such matter unless the Required Consents to the taking of such action have been obtained in accordance with Section 2.6(a).

(c)    The Company shall not (x) adopt or enter into, or otherwise approve or effect, any plan of liquidation, dissolution or winding-up of the Company or file any voluntary petition for bankruptcy, receivership or similar proceeding or adopt or enter into, or otherwise approve or effect, a plan of reorganization or (y) enter into, agree to, adopt or otherwise effect any transaction or series of related transactions that would result in a Change of Control of the Company, in each case, without the prior affirmative vote of holders of at least 66 2⁄3% of the outstanding Common Shares as of such time.

SECTION 2.7.    Financial Information. The Company shall deliver or cause to be delivered the following information to each Group, in each case for so long as such Group (x) holds Equity Securities representing at least the Minimum Governance Amount or consolidates its investment in Equity Securities or accounts for its investment in Equity Securities under the equity method and (y) has not informed the Company in writing that it desires to stop receiving the following information:

(a)    Monthly Reports. Within five (5) Business Days after such financial statements are due under the Debt Financing Documents (and, in any event, within twenty (20) days after the end of each and every calendar month), an unaudited combined and/or consolidated balance sheet of the Company and its Subsidiaries as of the end of each monthly period, and the related consolidated statement of operations, consolidated statement of comprehensive income, and consolidated statement of cash flows of the Company and its Subsidiaries for such monthly period and for the current fiscal year to date prepared in accordance with GAAP consistently applied (subject to the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year;

(b)    Quarterly Reports. Within five (5) Business Days after such financial statements are due under the Debt Financing Documents (and, in any event, within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year)), (i) an unaudited combined and/or consolidated balance sheet of the Company and its Subsidiaries as of the end of each fiscal quarter, and the related consolidated statement of operations, consolidated statement of comprehensive income, consolidated statement of cash flows and consolidated statement of changes in stockholders’ equity of the Company and its Subsidiaries for such fiscal quarter and for the current fiscal year to date, together with all related notes and

19

schedules thereto, prepared in accordance with GAAP consistently applied (subject to the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, in reasonable detail and certified by the principal financial or accounting officer of the Company and (ii) a summary of any material deviations or differences between the monthly reports for the months within a fiscal quarter as reported pursuant to Section 2.7(a) and the financial statements for such fiscal quarter due pursuant to this Section 2.7(b);

(c)    Annual Reports. Within five (5) Business Days after such financial statements are due under the Debt Financing Documents (and, in any event, within seventy-five (75) days after the end of each fiscal year), an audited combined and/or consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and the related consolidated statement of operations, consolidated statement of comprehensive income, consolidated statement of cash flows and consolidated statement of changes in stockholders’ equity of the Company and its Subsidiaries for such fiscal year, together with all related notes and schedules thereto, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the reports thereon of the Company’s independent auditors, in reasonable detail and certified by the principal financial or accounting officer of the Company; and

(d)    Other Requested Information. With reasonable promptness, (i) such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as may be necessary for such Group or Affiliate thereof to comply with its respective reporting, regulatory, or other legal requirements and as may from time to time be reasonably requested by any such Group member and (ii) notice of any “significant deficiencies” or any “material weaknesses” in the design or operation of the Company’s or its Subsidiaries’ internal controls over financial reporting (whether identified by the Company and its Subsidiaries or by its independent auditors), and such details related thereto as may be reasonably requested by such Group or Affiliate.

SECTION 2.8.    Access. Subject to the provisions of Section 6.3, for so long as a Group holds Equity Securities representing at least the Minimum Governance Amount or consolidates its investment in Equity Securities or accounts for its investment in Equity Securities under the equity method, the Company shall, and shall cause its Subsidiaries, officers, Directors, employees, auditors and other agents to, (x) afford the officers, employees, auditors and other agents of such Group during normal business hours and upon reasonable notice reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records and (y) afford such Group the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers from time to time as such Group may reasonably request, provided that the Company shall not be obligated pursuant to this Section 2.8 to provide, and reserves the right to

20

withhold, access to (i) any information that it reasonably considers to be a trade secret or the disclosure of which would adversely affect the attorney-client privilege between the Company or its Subsidiaries and its and their counsel and (ii) competitively sensitive information; provided, that the Company shall inform such Group of the general nature of the information being withheld and, upon such Group’s request, reasonably cooperate with such Group to provide such information in a manner that would not adversely affect the attorney-client privilege or result in the disclosure of a trade secrets or competitively sensitive information.

SECTION 2.9.    Corporate Opportunities. Except as otherwise provided in the second sentence of this Section 2.9, notwithstanding any other provision of this Agreement (a) no Stockholder and no direct or indirect stockholder, member, manager, partner or Affiliate of any Stockholder or Carlyle or their respective officers, directors, employees or agents (any of the foregoing, a “Stockholder Group Member”) shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company or any of its Subsidiaries in which the Company or one of its Subsidiaries may, but for the provisions of this Section 2.9, have an interest or expectancy (“Corporate Opportunity”), (b) each Stockholder Group Member is permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in other, complementary or competing lines of business other than through the Company and its Subsidiaries, (c) no Stockholder Group Member is prohibited by virtue of holding any Equity Securities or its rights pursuant to this Agreement or its service as a director (or similar position) of the Company of any of its Subsidiaries from pursuing and engaging in any complementary or competing business and (d) no Stockholder nor any Stockholder Group Member (even if such Person is also a director of the Company or any of its Subsidiaries) will be deemed to have breached any fiduciary or other duty or obligation to any other Stockholder or the Company or any of its Subsidiaries by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company. The Company, on behalf of itself and its Subsidiaries, and each Stockholder renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company; provided, however, that the Company does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer (which shall not include the Company’s Chairman acting in an executive chairman role, if any), whether or not such individual is also a director or officer of a Stockholder, if such opportunity is expressly offered to such Person in his or her capacity as an officer (which shall not include the Company’s Chairman acting in an executive chairman role, if any) of the Company, and the Stockholders recognize that the Company reserves such rights.

21

ARTICLE III

TRANSFERS

SECTION 3.1.    Restrictions on Transfers of Equity Securities by Stockholders.

(a)    General. No Stockholder may Transfer any of its Equity Securities except in compliance with the Securities Act, applicable federal and state Laws, including the securities laws and regulations of any applicable jurisdiction, and all applicable provisions of this Agreement. Any Transfer or attempted Transfer of Equity Securities in violation of this Article III shall be null and void ab initio. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

(b)    Restrictions on Transfer. Notwithstanding anything to the contrary in this Agreement:

(i)    (x) (1) no Carlyle Holder may, without the prior written consent of Twilio and M3-Brigade, (2) no Twilio Holder may, without the prior written consent of the Carlyle Investor and M3-Brigade, and (3) no M3-Brigade Holder may, without the prior written consent of the Carlyle Investor and Twilio, Transfer any Equity Securities if such Transfer would constitute a Prohibited Transaction, (y) no Carlyle Holder will, without the prior written consent of Twilio, Transfer any Equity Securities (1) to any Person who, to the knowledge of such Carlyle Holder, would (collectively with any Affiliates of such Person) beneficially own ten percent (10%) or more of the total amount of outstanding Equity Securities as a result of such Transfer (other than in a Carlyle Private Transfer), (2) to any Activist Investor or (3) to any Twilio Competitor; provided that clause (y) of this Section 3.1(b)(i) shall not apply to any Transfer of Equity Securities through a widely distributed public offering or an underwritten block trade; provided, further that this clause (y) shall apply if any Carlyle Holder, or any of their Affiliates, has any discretion over, or right to direct or select, the ultimate recipients of Equity Securities in such public offering or block trade (other than as it relates to a customary review of investor allocations).

(ii)    Notwithstanding the foregoing, clause (i) (other than with respect to Prohibited Transactions and the restriction in clause (i)(y)(3)) of this Section 3.1(b) shall not apply to any Transfer to a Permitted Affiliate Transferee.

(iii)    For so long as the Carlyle Holders collectively hold Equity Securities representing at least the Minimum Governance Amount, the Carlyle Holders shall cause the economic interests held by Carlyle as of the Closing in, and control of the general partner of, the Carlyle Investment Fund indirectly holding the Equity Securities to be held by Carlyle.

22

SECTION 3.2.    Rights of First Offer. For as long as the Twilio Holders’ Percentage Interest exceeds fifteen percent (15%), in the event of a Transfer constituting a Carlyle Ten Percent Transfer by any Carlyle Holder (a “Transferring Stockholder”), such Transfer shall be consummated only in accordance with the following provisions of this Section 3.2, provided that this Section 3.2 shall not apply to Transfers to Permitted Affiliate Transferees:

(i)    The Transferring Stockholder shall first deliver to Twilio a written notice (a “ROFO Notice”), which shall (x) state the Transferring Stockholder’s intention to Transfer Equity Securities to one or more Persons and the amount and type of Equity Securities to be Transferred (the “Subject Stock”) and (y) offer Twilio (or [its designated Controlled Affiliate]4) the option to make a proposal to acquire all (but not less than all) of such Subject Stock.

(ii)    Twilio (or [its designated Controlled Affiliate]) shall have the right and option, for a period of fifteen (15) Business Days after delivery of the ROFO Notice (the “ROFO Acceptance Period”), to propose the purchase price for and other material terms and conditions for the purchase of all (but not less than all) of the Subject Stock (a “ROFO Proposal”). Such proposal shall be made by delivering a written notice to the Transferring Stockholder within the ROFO Acceptance Period.

(iii)    If a ROFO Proposal from Twilio (or [its designated Controlled Affiliate]) has not been received pursuant to Section 3.2(ii) with respect to all (but not less than all) of the Subject Stock offered pursuant to the ROFO Notice or if the Transferring Stockholder determines not to accept the ROFO Proposal, then the Transferring Stockholder may, at its option, Transfer all (but not less than all) of the Subject Stock to any Person or Persons at a price no less than the price stated in the ROFO Proposal (if any) at any time within one hundred twenty (120) days (plus a sufficient number of days thereafter to the extent necessary to allow for the receipt, expiration or termination of any required governmental approvals or waiting periods and other required third-party approvals applicable to such Transfer) after the expiration of the ROFO Acceptance Period (the “Sale Period”). In the event that the Subject Stock is not Transferred by the Transferring Stockholder during the Sale Period, the right of the Transferring Stockholder to Transfer such Subject Stock shall expire and the obligations of this Section 3.2 shall be reinstated; provided, however, the Transferring Stockholder may, in its sole discretion, terminate the Transfer at any time during the Sale Period and the procedures provided in this Section 3.2 shall be reinstated.

(iv)    If the Transferring Stockholder determines to accept a ROFO Proposal that is received prior to the expiration of the ROFO Acceptance Period, the Transferring Stockholder shall notify Twilio of such determination in writing within fifteen (15) Business Days from

[4]	If Twilio Inc. will not be the Twilio party, this reference will be to Twilio Inc. and its Controlled Affiliates.

23

the date of delivery of such ROFO Proposal. Following such acceptance (but subject to receipt of all required governmental authorizations and the absence of any law or order of any governmental authority prohibiting such transaction), the Transferring Stockholder and Twilio shall be legally obligated to consummate (or Twilio shall be legally obligated to cause [its designated Controlled Affiliate] to consummate) the purchase contemplated thereby and shall use commercially reasonable efforts to secure any governmental authorization required, to comply as soon as reasonably practicable with all applicable Laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and to consummate the purchase of the Subject Stock as promptly as practicable. All Transfers of Subject Stock to Twilio (or [its designated Controlled Affiliate]) pursuant to any ROFO Proposal shall be consummated contemporaneously at the offices of the Company on the later of (x) a mutually satisfactory Business Day within fifteen (15) Business Days after the delivery of the Transferring Stockholder’s acceptance and (y) the fifth (5th) Business Day following the receipt, expiration or termination of any applicable required governmental approvals or waiting periods and other required third-party approvals. The delivery of certificates (or, in the case of uncertificated shares of stock, the entry of such transfer into the records of the Company) or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock.

ARTICLE IV

RESTRICTIVE COVENANTS

SECTION 4.1.    Non-Solicitation.

(a)    Twilio agrees that for the period from the date hereof until the earlier of (i) the date the Twilio Holders cease to have any rights under Section 2.7 or Section 2.8 and (y) thirty-six (36) months from the date of Closing (the “Non-Solicitation Period”), it shall not, and shall cause its [Controlled Affiliates]5 not to, solicit for employment or hire any Person who at any time from and after the date hereof is employed by the Company or its Subsidiaries in a management level sales role or as a senior executive of the Company or its Subsidiaries; provided that the foregoing shall not apply (x) to solicitations made by job opportunity advertisements and headhunter searches directed to the general public rather than targeting any employees of the Company or its Subsidiaries (but shall apply to any hiring pursuant thereto), (y) with respect to any employee who has been terminated by the Company or its Subsidiaries prior to the commencement of such solicitation or hiring by Twilio or its Affiliates and (z) with respect to any employee who has voluntarily left his or her employment with the Company or its Subsidiaries more than six (6) months prior to the commencement of such solicitation or hiring by Twilio or its Affiliates.

[5]	If Twilio Inc. will not be the Twilio party, this reference will be to Twilio Inc. and its Controlled Affiliates.

24

(b)    The Company agrees that during the Non-Solicitation Period, it shall not, and shall cause its Subsidiaries not to, solicit for employment or hire any Person who at any time from and after the date hereof is employed by [Twilio]6 or its Subsidiaries in a management level sales role or as a senior executive of [Twilio] or its Subsidiaries; provided that the foregoing shall not apply (x) to solicitations made by job opportunity advertisements and headhunter searches directed to the general public rather than targeting any employees of [Twilio] or its Subsidiaries (but shall apply to any hiring pursuant thereto), (y) with respect to any employee who has been terminated by [Twilio] or its Subsidiaries prior to the commencement of such solicitation or hiring by the Company or its Subsidiaries and (z) with respect to any employee who has voluntarily left his or her employment with [Twilio] or its Subsidiaries more than six (6) months prior to the commencement of such solicitation or hiring by the Company or its Subsidiaries.

SECTION 4.2.    Severability. If at any time any of the provisions of this Article IV shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area or scope, or otherwise, then this Article IV shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope and other restrictions as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the parties hereto expressly agree that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants to the Company and each other Stockholder, as of the date that such Stockholder becomes a party to this Agreement, that:

SECTION 5.1.    Investment Intention and Restrictions on Disposition. Such Stockholder is acquiring (or previously acquired), whether through the Merger, pursuant to the Twilio Subscription Agreement or otherwise, the Equity Securities solely for such Stockholder’s own account for investment and not with a view to resale in connection with any distribution thereof.

SECTION 5.2.    Securities Laws Matters. Such Stockholder acknowledges that (a) the Equity Securities have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws; (b) the Equity Securities must be held indefinitely and such Stockholder

[6]	If Twilio Inc. will not be the Twilio party, these references will be to Twilio Inc.

25

must continue to bear the economic risk of the investment in the Equity Securities unless and until the Equity Securities are registered under the Securities Act and such state laws or an exemption from registration is available; (c) restrictive legends shall be placed on any certificate (or book-entry position) representing the Equity Securities; and (d) a notation shall be made in the appropriate records of the Company indicating that the Equity Securities are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to the Company’s transfer agent with respect to the Equity Securities.

SECTION 5.3.    Ability to Bear Risk. (a) Such Stockholder’s financial situation is such that such Stockholder can afford to bear the economic risk of holding the Equity Securities for an indefinite period and (b) such Stockholder can afford to suffer the complete loss of such Stockholder’s investment in the Equity Securities.

SECTION 5.4.    Access to Information; Sophistication; Lack of Reliance. (a) Such Stockholder is familiar with the business and financial condition, properties, operations and prospects of the Company and its Subsidiaries and such Stockholder has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and its Subsidiaries and the terms and conditions of the purchase of the Equity Securities and to obtain any additional information that such Stockholder deems necessary to evaluate whether or not to make an investment in the Company, (b) such Stockholder’s knowledge and experience in financial and business matters are such that such Stockholder is capable of evaluating the merits and risk of the investment in the Equity Securities and (c) such Stockholder has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein. In furtherance of the foregoing, each Stockholder represents and warrants that, except as may be made to such Stockholder under the Merger Agreement, the Framework Agreement, any other Transaction Agreement or the Wholesale Agreement (x) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries, or as to the desirability or value of an investment in the Company, has been made to such Stockholder by or on behalf of the Company, (y) such Stockholder has relied upon such Stockholder’s own independent appraisal and investigation, and the advice of such Stockholder’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and its Subsidiaries and (z) such Stockholder will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company and its Subsidiaries.

SECTION 5.5.    Accredited Investor. Such Stockholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the Board may request.

SECTION 5.6.    Due Organization; Power and Authority. Such Stockholder, if not an individual, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. Such Stockholder has all requisite power and

26

authority to enter into this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

SECTION 5.7.    No Violations. The execution and delivery of this Agreement by such Stockholder, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, will not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of its charter, bylaws or other similar organizational documents (if and as applicable) or any agreement or other instrument to which it is a party. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Stockholder in connection with the execution and delivery of this Agreement or the performance of such Stockholder’s obligations hereunder.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1.    Action to be Taken by Groups of Stockholders. For all purposes of this Agreement, if any right is granted to a group of two or more Stockholders (including the “Carlyle Holders”, the “Twilio Holders” or the “M3-Brigade Holders”), such right may only be exercised by Stockholders of such group holding a majority of the total Equity Securities held by such group of Stockholders.

SECTION 6.2.    Organizational Documents. The rights and obligations of the Stockholders with respect to the Company shall be determined pursuant to the Laws of the State of Delaware, the Charter, the By-Laws and this Agreement. To the extent that the rights or obligations of a Stockholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent permitted by the Laws of the State of Delaware, shall control. Each of the Stockholders covenants and agrees to vote all of its Equity Securities with respect to which it has the power to vote or act by written consent, and to take any other action reasonably requested by the Company or any Stockholder, to amend the Charter and the By-Laws so as to avoid any conflict with the provisions hereof.

27

SECTION 6.3.    Termination. A Stockholder, other than Twilio, the Carlyle Investor or M3-Brigade acting on behalf of the Twilio Holders, the Carlyle Holders or the M3-Brigade Holders, respectively (at a time at which such applicable Group continues to hold Equity Securities), shall cease to have any rights or obligations under this Agreement other than pursuant to Section 6.4, at any time that it holds no Equity Securities; provided, that, notwithstanding anything to the contrary in this Agreement, M3-Brigade may irrevocably terminate the rights of the M3-Brigade Holders under Article II by written notice to the Company at any time (and, for the avoidance of doubt, any Stockholder which has ceased to have any rights or obligations under this Agreement pursuant to this Section 6.3 shall not have any rights or obligations under this Agreement as a result of subsequently acquiring Equity Securities). Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement prior to the termination of any provision or the cessation of any rights or obligations.

SECTION 6.4.    Confidentiality. Each Stockholder agrees to (for so long as such Person is a Stockholder and for a period of 18 months following the date that such Person is no longer a Stockholder), and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with its investment in the Company and its Subsidiaries; provided that nothing herein shall prevent any party hereto or any of its Representatives from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party or Representative, (iii) to the extent required by Law or legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (iv) to the extent necessary in connection with the exercise of any remedy hereunder, (v) to other Stockholders, (vi) to such party’s Representatives that in the reasonable judgment of such party need to know such Information, (vii) in the case of the Carlyle Holders, to their respective direct or indirect limited partners, prospective limited partners and/or their respective advisors, (viii) as required by the rules or requirements of any stock exchange on which a Stockholder or its Affiliates may be listed or in connection with the filing of federal, state or local tax returns, (ix) as required by Law in connection with all forms, documents and reports required to be filed or furnished with the Securities Exchange Commission or (x) to any bona fide proposed Transferee to whom such proposed Transfer would be permitted under this Agreement in connection with a proposed Transfer of Equity Securities from such Stockholder (or a bona fide proposed acquiror of the Company or substantially all of the assets of the Company and its Subsidiaries (directly or indirectly) in connection with a transaction permitted under this Agreement), so long as such proposed Transferee or acquiror agrees to be bound by confidentiality obligations substantially comparable to those set forth in this Section 6.4 as if a Stockholder; provided, further, that, in the case of clause (i), (ii) and (iii) such Stockholder shall, subject to any restrictions of applicable Law, notify the other Stockholders of the proposed disclosure as far in advance of such disclosure as practicable and use commercially reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available. Notwithstanding anything to the contrary in this Agreement, Twilio will, and will cause its Affiliates to,

28

adopt effective firewall procedures (including establishing reasonable physical and electronic safeguards and controls) to ensure that no competitively sensitive Information relating to any line of business of the Company or its Subsidiaries which competes with any line of business of Twilio or its Affiliates is disclosed to or used by employees of Twilio or its Affiliates who are responsible for pricing, marketing, sales or strategy of any line of business of Twilio or its Affiliates which competes with such line of business of the Company or its Subsidiaries.

SECTION 6.5.    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Board and the prior written consent of each of the Carlyle Investor and Twilio, for so long as it (together with its Permitted Affiliate Transferees) owns in the aggregate a number of Equity Securities representing at least the Minimum Governance Amount; provided that any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose, and such waiver, at the election of such Stockholder, may be conditional or unconditional and may be revocable or irrevocable. Any written amendment or waiver to this Agreement that receives the vote or consent of the Board, the Carlyle Investor and Twilio, as applicable, in accordance with this Section 6.5 need not be signed by all Stockholders, but shall be effective in accordance with its terms and shall be binding upon all Stockholders; provided that this Agreement may not be amended in any manner adversely affecting the rights or obligations of any Stockholder (including M3-Brigade) which does not adversely affect the rights or obligations of all similarly situated Stockholders in a substantially similar manner without the consent of such Stockholder; provided, further that no modification, amendment or waiver may increase the obligations or liabilities (x) of Twilio or its Affiliates without the prior written consent of Twilio or (y) of the Carlyle Investor or its Affiliates without the prior written consent of the Carlyle Investor.

SECTION 6.6.    Successors, Assigns and Transferees.

(a)    This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any rights and obligations under this Agreement that are personal to the Carlyle Investor, Twilio, M3-Brigade or any member of their respective Groups may not be assigned to, or be exercised by, any Person, except that the Carlyle Investor, Twilio or M3-Brigade may assign all (but not less than all of) such rights and obligations to a Permitted Affiliate Transferee to whom all of its Equity Securities have been Transferred in accordance with this Agreement, provided that no such assignment shall relieve the Carlyle Investor, Twilio or M3-Brigade, as the case may be, of its obligations under this Agreement (subject to any applicable equity ownership requirements set forth in this Agreement).

29

SECTION 6.7.    Legends.

(a)    Stockholders Agreement Legend. Any certificates representing the Equity Securities held by any Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE VOTING THEREOF ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

(b)    Securities Act Legend. Any certificates representing the Equity Securities held by any Stockholder shall also bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

Any certificates representing such Equity Securities shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 6.7(b) at such time as they are no longer required for purposes of applicable securities Law; provided that the Company may condition such replacement of certificates upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

SECTION 6.8.    Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by the provisions of this Agreement shall be in writing and shall be deemed given only (a) when delivered personally to the recipient, (b) one Business Day after being sent

30

to the recipient by reputable overnight courier service (charges prepaid), provided that confirmation of delivery is received,

(c) when sent if sent by e-mail transmission or (d) five (5) days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such address for a party as will be specified by like notice):

(i)	if to the Company, to:

Syniverse Technologies Corporation

8125 Highwoods Palm Way

Tampa, FL 33647

Attention:     Laura Binion

E-Mail:         laura.binion@syniverse.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:     Jonathan E. Levitsky; Christopher Anthony

E-Mail:         jelevitsky@debevoise.com; canthony@debevoise.com

(ii)	if to the Carlyle Holders, to:

Carlyle Partners V Holdings, L.P.

c/o The Carlyle Group

One Vanderbilt Avenue

New York, New York 10017

Attention:     James Attwood; Josh Pincus

Email:           james.attwood@carlyle.com; josh.pincus@carlyle.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:     Jonathan E. Levitsky; Christopher Anthony

E-Mail:         jelevitsky@debevoise.com; canthony@debevoise.com

(iii)	if to the Twilio Holders, to:

Twilio Inc.

101 Spear Street, First Floor

San Francisco, CA 94105

Attention:     General Counsel

Email:           legalnotices@twilio.com

31

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

3330 Hillview Avenue

Palo Alto, CA 94304

United States

Attention:     Adam D. Phillips, P.C.; Jonathan Manor

Email:           adam.phillips@kirkland.com;

                       jonathan.manor@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:     Edward J. Lee, P.C.; Carlo Zenkner

Email:           edward.lee@kirkland.com;

                       carlo.zenkner@kirkland.com

(iv)	if to the M3-Brigade Holders, to:

M3-Brigade Sponsor II LP

1700 Broadway, 19th Floor

New York, NY 10019

Attention:     Mohsin Y. Meghji; Charles Garner

Email:           mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:     John L. Robinson

E-Mail:         JLRobinson@wlrk.com

(v)    if to any other Stockholder, to the address of such other Stockholder as shown in the stock record book of the Company.

SECTION 6.9.    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may

32

reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby in accordance with their terms and to otherwise carry out the intent of the parties hereunder.

SECTION 6.10.    Entire Agreement; Third Party Beneficiaries. This Agreement, the other Transaction Agreements and the Wholesale Agreement constitute the entire agreement of the parties with respect to the matters covered hereby and thereby and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 6.11.    Restrictions on Other Agreements. Following the date hereof, no Stockholder shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity Securities (other than the Transaction Agreements), to the extent that such agreement or arrangement would conflict with or violate any provision or term of this Agreement or otherwise be intended to circumvent the provisions set forth herein, except pursuant to the agreements specifically contemplated by the Merger Agreement, the Framework Agreement and the Registration Rights Agreement. From and after the date hereof, the Company shall not (and shall cause its Subsidiaries not to) enter into any agreement, arrangement or understanding that violates or conflicts with any provision of this Agreement or impedes or prevents the Company’s ability to fulfill and comply with its obligations, or the Stockholders’ ability to utilize their rights, set forth herein.

SECTION 6.12.    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 6.13.    Governing Law, Etc.

(a)    This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and

33

would permit or require the application of the Laws of another jurisdiction. Each of the parties hereto (x) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and (y) (i) agrees to bring all claims under any theory of liability in respect of such action or proceeding exclusively in any such court and (ii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 6.8. Nothing in this Section 6.13, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

(b)    Each party to this Agreement hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (x) arising under this Agreement or (y) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party to this Agreement hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 6.14.    Specific Performance. Each party acknowledges and agrees that the other parties would be damaged irreparably in the event that any provision of this Agreement (including the provisions of Article IV) is not performed in accordance with its specific terms or otherwise breached, so that, in addition to any other remedy that a party may have under law or equity, a party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement (including the provisions of Article IV) and the terms and provisions hereof. Each party acknowledges and agrees that monetary damages would be inadequate in the event of any such failure to perform or breach and waives any equitable defense to the granting of specific performance or other injunctive relief available to such party. Any party seeking an injunction or injunctions to prevent breaches of this Agreement (including the provisions of Article IV) and to enforce specifically the terms and provisions of this Agreement (including the provisions of Article IV) shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything to the contrary in this Agreement, the parties hereby irrevocably waive any right of rescission they may otherwise have or to which they may become entitled.

34

SECTION 6.15.    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 6.16.    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement shall be had against any Covered Person (other than any such Covered Person serving as a Director and then solely to the extent in his or her capacity as such), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Covered Person (other than any such Covered Person serving as a Director and then solely to the extent in his or her capacity as such) for any obligation of any Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 6.17.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages, or via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be effective as delivery of a manually executed counterpart to this Agreement.

[Remainder of page intentionally left blank]

35

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

SYNIVERSE TECHNOLOGIES CORPORATION

By:
Name:
Title:

CARLYLE PARTNERS V HOLDINGS, L.P.
By:	TC Group V, L.P. its general partner
By:	TC Group V, L.L.C., its general partner

By:
Name:
Title:

[TWILIO INC.]

By:
Name:
Title:

M3-BRIGADE SPONSOR II LP

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

Exhibit A

Form of Joinder Agreement

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) to the Stockholders Agreement, dated as of [●] (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Stockholders Agreement”), by and among Syniverse Technologies Corporation, a Delaware corporation (the “Company”), Carlyle Partners V Holdings, L.P., a Delaware limited partnership, [Twilio Inc.], a Delaware corporation, and M3-Brigade Sponsor II LP, a Delaware limited partnership, and any other Stockholder party thereto, is made and entered into as of [●], by and between the Company and the undersigned. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Stockholders Agreement.

WHEREAS, the undersigned wishes to receive from [●] (the “Transferor Stockholder”), pursuant to a transfer permitted under Article III of the Stockholders Agreement, [●] shares of [Equity Securities] of the Company (the “Equity Securities”);

WHEREAS, the Equity Securities are subject to the terms and conditions set forth in the Stockholders Agreement, and the undersigned has been given a copy of the Stockholders Agreement and afforded ample opportunity to read it, and the undersigned is thoroughly familiar with its terms;

WHEREAS, pursuant to terms of the Stockholders Agreement, the Transferor Stockholder is prohibited from transferring such Equity Securities unless and until the recipient of such Equity Securities acknowledges the terms and conditions of the Stockholders Agreement and agrees to be bound thereby; and

WHEREAS, the undersigned wishes to receive such Equity Securities.

NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor Stockholder to Transfer such Equity Securities to the undersigned, the undersigned does hereby acknowledge and agree that (i) [he/she/it] has been given a copy of the Stockholders Agreement and ample opportunity to read it, and the undersigned is thoroughly familiar with its terms, (ii) the Equity Securities are subject to the terms and conditions set forth in the Stockholders Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a “Stockholder” and a [“Carlyle Holder”][“Twilio Holder”][“M3-Brigade Holder”].

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of this [●] day of [●].

[ ]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

SYNIVERSE TECHNOLOGIES CORPORATION

By:
Name:
Title:

Exhibit E

Form of Certificate of Designations

[attached]

Exhibit E

SYNIVERSE TECHNOLOGIES CORPORATION

Certificate of Designations

Series A Perpetual Convertible Preferred Stock

[•], 202[•]

(c)	Fundamental Change Repurchase Date	27

(d)	Fundamental Change Repurchase Price	27

(e)	Fundamental Change Notice	27

(f)	Procedures to Exercise the Fundamental Change Repurchase Right	28

(g)	Payment of the Fundamental Change Repurchase Price	29

(h)	Repurchase by Third Parties	29

(i)	No Requirement to Conduct an Offer to Repurchase Convertible Preferred Stock if the Fundamental Change Results in the Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price	29

(j)	Compliance with Applicable Securities Laws	29

Section 8. Repurchase at the Company’s Option		29

(a)	Company Redemption	30

(b)	Company Redemption Notice	30

(c)	Compliance with Applicable Securities Laws	31

Section 9. Repurchase at the Holder’s Option		31

(a)	Investor Redemption	31

(b)	Investor Election Notice	31

(c)	Investor Redemption Notice. Each Investor Redemption Notice shall state:	32

(d)	Withdrawal of Investor Election Notice	32

(e)	Compliance with Applicable Securities Laws	32

Section 10. Covenants		32

(a)	Certain Information	33

(b)	Negative Covenants	34

(c)	Other Covenants	34

Section 11. Voting Rights		34

(a)	Voting and Consent Rights with Respect to Specified Matters	35

(b)	Right to Vote with Holders of Common Stock on an As-Converted Basis	35

(c)	Procedures for Voting and Consents	36

(d)	Waiver	36

Section 12. Conversion		36

(a)	Generally	36

(b)	Conversion at the Option of the Holders	37

(c)	Mandatory Conversion at the Company’s Election	38

(d)	Conversion Procedures	40

(e)	Settlement upon Conversion	41

(f)	Conversion Rate Adjustments	46

(g)	Voluntary Conversion Rate Increases	47

(h)	Effect of Common Stock Change Event	47

- ii -

(i)	Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.	49

Section 13. Certain Provisions Relating to the Issuance of Common Stock		50

(a)	Equitable Adjustments to Prices	50

(b)	Reservation of Shares of Common Stock	50

(c)	Status of Shares of Common Stock	51

(d)	Taxes Upon Issuance of Common Stock	51

Section 14. Calculations		51

(a)	Responsibility; Schedule of Calculations	51

(b)	Calculations Aggregated for Each Holder	51

Section 15. Withholding		51

Section 16. Notices		52

Section 17. No Other Rights		52

Exhibits

Exhibit A: Form of Preferred Stock Certificate	A-1
Exhibit B: Fundamental Change Repurchase Notice	B-1
Exhibit C: Optional Conversion Notice	C-1
Exhibit D: Form of Restricted Stock Legend	D-1
Exhibit E: Global Shares Legend	E-1

- iii -

Certificate of Designations

Series A Perpetual Convertible Preferred Stock

On [•], 202[•], the board of directors of Syniverse Technologies Corporation, a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, [•] authorized shares of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having a par value of $[0.0001] per share and an initial number of authorized shares equal to [•], is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1. DEFINITIONS.1

“Accrued Dividend Rate” means the then-current Regular Dividend Rate, plus additional 1.00% per annum.

“Accumulated Liquidation Preference” means, as of the relevant date, an amount per share of Convertible Preferred Stock equal to (a) the Liquidation Preference of such share of Convertible Preferred Stock as of such date, plus (b) any declared but unpaid Dividends on such share of Convertible Preferred Stock for the most recent Regular Dividend Period as of such date (to the extent not part of the Liquidation Preference as of such date), plus (c) the amount of accumulated and unpaid Dividends on such share of Convertible Preferred Stock from the last Dividend Payment Date to, but not including, such date.

“Additional Shares” has the meaning set forth in Section 12(i)(i).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. Neither the Carlyle Holder, the Sponsor Group, any initial Holder nor any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed Affiliates of the Company and its Subsidiaries.

“Agent Members” has the meaning set forth in Section 3(c)(iii).

“Acquisition Agreements” mean the Agreement and Plan of Merger, dated August [•], 2021 (as amended, modified or supplemented from time to time), by and among the Company, Blue Steel Merger Sub Inc., a Delaware corporation, and Syniverse Corporation, a Delaware corporation, and the Framework Agreement, dated February 26, 2021 (as amended on August [•], 2021 and as amended, modified or supplemented from time to time), by and among Syniverse Corporation, a Delaware corporation , Twilio Inc., a Delaware corporation, and Carlyle Partners V Holdings, L.P., a Delaware limited partnership.

[1]	NTD: Definitions to be synced to A&R Certificate of Incorporation to the extent applicable.

“Borrower” means [the Parent Borrower] under the Credit Facilities.

“Board of Directors” means the Company’s board of directors or a committee of such board of directors duly authorized to act on the board of directors’ behalf.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Bylaws” means the Amended and Restated Bylaws of the Company.

“Carlyle Holder” means Carlyle Partners V Holdings, L.P.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means [•], the closing date of the Credit Facilities.2

“Code” means the U.S. Internal Revenue Code of 1986.

“Company Redemption” has the meaning set forth in Section 8(a).

“Company Redemption Notice” has the meaning set forth in Section 8(a).

“Company Redemption Price” means 120% of the sum of (a) the Liquidation Preference, plus (b) all accrued and unpaid Dividends up until the date immediately prior to the applicable redemption date for any Company Redemption to the extent such Dividends have not been added to the Liquidation Preference; provided that, beginning on the seventh (7th) year anniversary of the Initial Issue Date, the preceding reference to “120%” shall be replaced with a reference to “115%.”

“Common Stock” means the Class A common stock, $[0.0001] par value per share, of the Company, subject to Section 12(h).

[2]	NTD: Same date as the Initial Issue Date of the Convertible Preferred Stock.

“Common Stock Change Event” has the meaning set forth in Section 12(h)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion if:

(a) either (i) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Convertible Preferred Stock pursuant to Rule 144, without any limitations as to volume, manner of sale, or restrictions regarding availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided that each Holder will supply all information reasonably requested by the Company for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Convertible Preferred Stock pursuant to this clause (a)(ii); and

(b) each share of Common Stock referred to in clause (a) above: (i) will, when issued (or, in the case of clause (a)(ii), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number, and (2) not be represented by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” has the meaning set forth in the preamble.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlled” and “Controlling” have meanings correlative thereto.

“Conversion Agent” has the meaning set forth in Section 3(f)(i).

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 12.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Price” means, as of any time, an amount equal to (a) one thousand dollars ($1,000) divided by (b) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 86.95652 shares of Common Stock per $1,000 Liquidation Preference of Convertible Preferred Stock; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 12; provided, further, that whenever this Certificate of Designations refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate as of the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Credit Facilities” means the Credit Agreements, to be entered into on the Closing Date and dated as of the Closing Date, by and among Syniverse Holdings, Inc. as borrower, Barclays Bank, PLC, as administrative and collateral agent and the other lenders and guarantors party thereto, as in effect on the Closing Date without giving effect to any subsequent modifications or amendments thereto or any waiver of any provision thereof.

“Depositary” means The Depository Trust Company or its successor.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s capital stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include (a) any securities of the Company’s Subsidiaries or (b) any debt securities or other evidences of Indebtedness (including the Credit Facilities) of the Company or any of its Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s capital stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, (a) as of the date of this Certificate of Designations, there is no Dividend Parity Stock issued and outstanding and (b) Dividend Parity Stock will not include (x) any securities of the Company’s Subsidiaries or (y) any debt securities or other evidence of Indebtedness (including the Credit Facilities) of the Company or any of its Subsidiaries.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock. If any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day.

“Dividend Senior Stock” means any class or series of the Company’s capital stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, (a) as of the date of this Certificate of Designations, there is no Dividend Senior Stock issued and outstanding and (b) Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock, any preferred securities, any limited or general partnership interest, any limited liability company membership interest, any related stock appreciation rights or similar securities, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Event of Default” means (i) any failure to comply with the covenants set forth in Section 10, subject to a thirty (30) day cure period, (ii) solely for purposes of Section 10(b)(i) and Section 12(c)(ii), any event of default under the Credit Facilities (as defined therein) and (iii) failure to pay when due the Fundamental Change Repurchase Price, Conversion Consideration, Company Redemption Price or Investor Redemption Price, as applicable.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Expiration Date” has the meaning set forth in Section 12(f)(i)(2).

“Expiration Time” has the meaning set forth in Section 12(f)(i)(2).

“Fundamental Change” means any of the following events:

(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries, or Carlyle Holder and its Permitted Transferees3

[3]

NTD: Based on the draft Stockholders’ Agreement, this will be “an Affiliate of Carlyle (excluding any portfolio or affiliated company of any Carlyle Investment Fund other than, for the avoidance of doubt, any vehicle of a Carlyle Investment Fund formed for the purpose of holding a direct or indirect interest in the Company).” As used in such definition, “Carlyle” means “Carlyle Investment Management L.L.C.” and “Carlyle Investment Fund” means “any investment vehicle or account managed or advised by Carlyle.”

(including, together with Twilio Inc. and/or M3-Brigade Sponsor II LP or any of their respective Permitted Transferees to the extent such persons qualify as a group and no person or member of such group shall directly or indirectly beneficially own shares of the Company’s common equity (excluding shares attributable to such person or member of the group as a result of being a member of such group) representing more than fifty (50)% of the voting power of all of the Company’s then-outstanding common equity), files any report with the U.S. Securities and Exchange Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b) the consummation of (i) any sale, lease, exclusive and irrevocable license, transfer or other disposition (but excluding a transfer or disposition by pledge or mortgage to a bona fide lender), in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than solely to the Company or one or more of the Company and the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (excluding any merger of the Company solely for the purpose of changing its jurisdiction of incorporation); provided, however, that any merger, consolidation, share exchange or combination of the Company or transfer of assets pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or entity or other transferee, as applicable, or any direct or indirect parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b)(ii);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or Reference Property, as the case may be) ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (a) or (b) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)(ii)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 7(e).

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any shares of Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit B) containing the information, or otherwise complying with the requirements, set forth in Section 7(f).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 7(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 7(a).

“GAAP” means United States generally accepted accounting principles.

“Global Convertible Preferred Share” has the meaning set forth in Section 3(c)(i).

“Global Shares Legend” means a legend substantially in the form set forth in Exhibit D.

“Governmental Authority” means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public or private arbitral tribunal.

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Indebtedness” has the meaning set forth in the Credit Facilities.

“Investor Election Notice” has the meaning set forth in Section 9(a).

“Investor Redemption” has the meaning set forth in Section 9(a).

“Investor Redemption Notice” has the meaning set forth in Section 9(a).

“Investor Redemption Price” means 115% of the Liquidation Preference plus all accrued and unpaid Dividends up until the date immediately prior to the applicable redemption date for any Investor Redemption to the extent such Dividends have not been added to the Liquidation Preference.

“Initial Issue Date” means [•], 202[•].

“Initial Liquidation Preference” means one thousand dollars ($1,000) per share of Convertible Preferred Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average of the last bid prices and the average of the last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.

“Law” means a law, act, code, statute, order, ordinance, rule, ruling, regulation, judgment, injunction, award, writ, order or decree.

“Liquidation Junior Stock” means any class or series of the Company’s capital stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include (a) any securities of the Company’s Subsidiaries or (b) any debt securities or other evidences of Indebtedness (including the Credit Facilities) of the Company or any of its Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s capital stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, (a) as of the date of this Certificate of Designations, there is no Liquidation Parity Stock issued and outstanding and (b) Liquidation Parity Stock will not include (x) any securities of the Company’s Subsidiaries or (y) any debt securities or other evidence of Indebtedness (including the Credit Facilities) of the Company or any of its Subsidiaries.

“Liquidation Preference” means, with respect to each share of Convertible Preferred Stock as of the relevant date of determination, the sum of, (i) an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock (as adjusted pursuant to Section 5(a)(ii)), plus (ii) the aggregate Compounded Dividends with respect to each share of Convertible Preferred Stock as of such date.

“Liquidation Senior Stock” means any class or series of the Company’s capital stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, (a) as of the date of this Certificate of Designations, there is no Liquidation Senior Stock issued and outstanding and (b) Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (d) of the definition thereof, but without regard to the proviso in clause (b)(ii) of such definition) or (B) the sending of a Mandatory Conversion Notice pursuant to Section 12(c); provided that the sending of a Mandatory Conversion Notice will constitute a Make-Whole Fundamental Change only with respect to the shares of Convertible Preferred Stock subject to Mandatory Conversion pursuant to such Mandatory Conversion Notice and not with respect to any other shares of Convertible Preferred Stock.

“Make-Whole Fundamental Change Conversion Period” means, in respect of any Make-Whole Fundamental Change, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date).

“Make-Whole Fundamental Change Effective Date” means (A) in respect of any Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective, and (B) in respect of any Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Mandatory Conversion Notice Date.

“Mandatory Conversion” has the meaning set forth in Section 12(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 12(c)(i) and Section 12(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 12(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 12(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 12(c)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Ministerial Amendment” has the meaning set forth in Section 11(a)(i).

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 12(d)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit C.

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Permitted Restricted Payment” means (i) with respect to any Restricted Payment made by the Company, [NTD: To set forth exceptions consistent with management equity exceptions in the Credit Facilities, applying mutatis mutandis to the Company. Underlying definitions to be incorporated in this Section 1.], (ii) with respect to any Restricted Payment made by the Borrower and any of its direct or indirect Subsidiaries (other than its [Unrestricted Subsidiaries]4), [NTD: To set forth exceptions consistent with exceptions to the restricted payments covenant in the Credit Facilities, applying mutatis mutandis to the Borrower and Subsidiaries of the Borrower. Underlying definitions to be incorporated in this Section 1.].

“Permitted Transferee” means any “Permitted Affiliate Transferee” of the applicable Person as such term is defined in that certain Stockholders’ Agreement, dated as of the date hereof, by and among the Company, the Carlyle Holder, Twilio Inc. and M3-Brigade Sponsor II LP.

[4]	NTD: To be defined consistent with the Credit Facilities, mutatis mutandis for the Borrower’s subsidiaries.

“Person” or “person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint-stock company, Governmental Authority or instrumentality or other entity of any kind.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Reference Property” has the meaning set forth in Section 12(h)(i).

“Reference Property Unit” has the meaning set forth in Section 12(h)(i).

“Register” has the meaning set forth in Section 3(g).

“Registrable Securities” has the meaning set forth in the Subscription Agreements.

“Registrar” has the meaning set forth in Section 3(g).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each [March 31st], [June 30th], [September 30th] and [December 31st] of each year, beginning on [•], [2021/2022] (or beginning on such other date specified in any Certificate representing such share). If any Regular Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day.

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means seven and one-half percent (7.50%) per annum with respect to any Regular Dividend paid in cash (in whole or in part); provided, that, beginning on [•]5, the applicable Regular Dividend Rate shall increase by an additional one percent (1.00%) per annum, with (i) an additional one percent (1.00%) per annum increase beginning on the fifth (5th) anniversary of the Initial Issue Date and (ii) a further additional one percent (1.00%) per annum increase beginning on the sixth (6th) anniversary of the Initial Issue Date. The Regular Dividend Rate shall be increased by two percent (2.0%) for any period of time during which an Event of Default has occurred and is continuing.

[5]	NTD: To be the fourth (4th) year anniversary of the date of the Initial Issue Date.

“Regular Dividend Record Date” has the following meaning: (a) [March 15th], in the case of a Regular Dividend Payment Date occurring on [March 31st], (b) [June 15th], in the case of a Regular Dividend Payment Date occurring on [June 30th]; (c) [September 15th], in the case of a Regular Dividend Payment Date occurring on [September 30th] and (d) [December 15th], in the case of a Regular Dividend Payment Date occurring [on December 31st].

“Regular Dividends” has the meaning set forth in Section 5(a)(i)(1).

“Repurchase Upon Fundamental Change” means the repurchase of any share of Convertible Preferred Stock by the Company pursuant to Section 7.

“Restricted Payment” means (a) to declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of the Equity Interests of the Company or any of its Subsidiaries (other than Unrestricted Subsidiaries6 of the Borrower and other than, in each case, to the Company or any Wholly Owned Subsidiary of the Company7) or (b) directly or indirectly redeem, purchase, retire or otherwise acquire for value any of the Equity Interests of the Company. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Company in good faith).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit D.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Sponsor Group” means M3-Brigade Sponsor II LP, M-III Partners, LP and Brigade Capital Management, LP (including its managed funds and accounts) and their respective Permitted Transferees.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (a) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in a Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (b) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (b) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

[6]	NTD: To be defined in a manner consistent with the Credit Facilities, mutatis mutandis for the Borrower’s subsidiaries.
[7]	NTD: This carves out moving cash up the chain through the intermediate holding companies.

“Subscription Agreements” means those certain Subscription Agreements dated as of [•] by and between the Company and the initial Holders.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Successor Person” has the meaning set forth in Section 12(h)(iii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 12(f)(i)(2).“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” has the meaning set forth in Section 3(g).

“Transfer Taxes” has the meaning set forth in Section 3(i)(i)(2).

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c) (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Volume Weighted Average Price” or “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal market on which such security is then traded or quoted during the period beginning at 9:30:01 a.m., New York time (or such other time as the principal market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the principal market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the principal market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the principal market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets LLC. If the Volume Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders. If the Company and the Holders are unable to agree upon the fair market value of such security, then the Volume Weighted Average Price will be determined by an independent financial advisor retained by the Company at its sole expense for such purpose. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person of which all of the outstanding capital stock or other ownership interests (other than directors’ qualifying shares) are owned by such Person or one or more of such Person and Wholly Owned Subsidiaries of such Person.

Section 2. RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a) Unless the context of this Certificate of Designations otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Certificate of Designations; (iv) the term “Section” refers to the specified Section of this Certificate of Designations; (v) the word “including” shall mean “including, without limitation”; (vi) the word “or” shall be disjunctive but not exclusive; and (vii) “$” or “US$” means United States Dollars.

(b) Unless the context of this Certificate of Designations otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Certificate of Designations refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Headings contained in this Certificate of Designations are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Certificate of Designations.

(f) Exhibits attached to, or referenced in this Certificate of Designations are incorporated herein as if set forth in full herein.

(g) Unless the context of this Certificate of Designations otherwise requires, (i) references to any Law shall be deemed to refer to such Law as consolidated, replaced, revised, amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder, (ii) references herein to any contract (including this Certificate of Designations, the Certificate of Incorporation and the Bylaws) shall be deemed to refer to such contract as amended, restated, supplemented or otherwise modified from time to time, and (iii) references herein to any Person shall be deemed to include such Person’s successors and assigns.

Section 3. THE CONVERTIBLE PREFERRED STOCK.

(a) Designation; Par Value. A series of preferred stock of the Company titled the “Series A Perpetual Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $[0.0001] per share.

(b) Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is [•]; provided, however, that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c) Form.

(i) The Convertible Preferred Stock will be issued in the form of one or more permanent global shares of Convertible Preferred Stock in definitive, fully registered form eligible for book-entry settlement and bearing the Global Shares Legend (each, a “Global Convertible Preferred Share”). The Global Convertible Preferred Shares and any Certificates representing Convertible Preferred Stock will be substantially in the form attached hereto as Exhibit A, which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Convertible Preferred Shares may bear notations, legends or endorsements required by Law (including stock exchange rule) or the Depositary. The Global Convertible Preferred Shares will be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided.8

[8]

NTD: For the avoidance of doubt and notwithstanding anything to the contrary herein, the Company shall be required to issue the Convertible Preferred Stock through DTC. The Company shall assign CUSIP/ISIN numbers to such shares of Convertible Preferred Stock.

(ii) The aggregate number of shares represented by each Global Convertible Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. At such time as all interests in shares represented by a Global Convertible Preferred Share have been canceled, repurchased or transferred, such Global Convertible Preferred Share shall be canceled by the Transfer Agent upon receipt of a written order of the Company signed by an officer of the Company.

(iii) This Section 3(c)(iii) shall apply only to a Global Convertible Preferred Share deposited with or on behalf of the Depositary. The Company will execute and the Registrar will, in accordance with this Section 3(c)(iii) countersign and deliver any Global Convertible Preferred Shares that (A) will be registered in the name of Cede & Co. or other nominee of the Depositary and (B) will be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) will have no rights under this Certificate of Designations with respect to any Global Convertible Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Convertible Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Convertible Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Convertible Preferred Share. The Holder of the Global Convertible Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Convertible Preferred Shares, this Certificate of Designations or the Certificate of Incorporation.

(iv) Owners of beneficial interests in Global Convertible Preferred Shares will not be entitled to receive physical delivery of certificated shares of Convertible Preferred Stock, unless (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Convertible Preferred Shares and the Company does not appoint a qualified replacement for the Depositary within ninety (90) days or (2) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within ninety (90)

days. In any such case, the Global Convertible Preferred Shares will be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates will be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(d) Signature; Dating. Two officers of the Company permitted by applicable Law shall sign each Global Convertible Preferred Share for the Company, in accordance with the Bylaws and applicable Law, by manual or facsimile signature. If an officer of the Company whose signature is on a Global Convertible Preferred Share no longer holds that office at the time the Registrar countersigned such Global Convertible Preferred Share, such Global Convertible Preferred Share will be valid nevertheless. A Global Convertible Preferred Share will not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Convertible Preferred Share. Each Global Convertible Preferred Share will be dated the date of its countersignature. The foregoing paragraph will likewise apply to any Certificate representing Convertible Preferred Stock.

(e) Denominations; Registration Numbers. The Convertible Preferred Stock will be issued only in whole numbers of shares. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(f) Paying Agent and Conversion Agent; Method of Payment; Delay When Payment Date Is Not a Business Day.

(i) Paying Agent and Conversion Agent. The Company will maintain in the United States (1) an office or agency where Convertible Preferred Stock may be presented for payment (the “Paying Agent”) and (2) an office or agency where, in accordance with the terms hereof, Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Company. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it will determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Company will notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar will act as such or the Company or any of its Affiliates shall act as Paying Agent, Registrar or Conversion Agent.

(ii) Method of Payment. Subject to Section 5(a)(ii), the Company will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (1) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (2) with respect to any other payment, the date that is ten (10) Business Days immediately before the date such payment is due.

(iii) Delay of Payment When Payment Date Is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by applicable Law to close or be closed will be deemed not to be a “Business Day.”

(g) Transfer Agent; Register. The duly appointed transfer agent for the Convertible Preferred Stock will be [•] (the “Transfer Agent”). The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided, that the Company will appoint a successor transfer agent who will accept such appointment prior to the effectiveness of such removal. The initial Transfer Agent will also act as registrar (the “Registrar”) and will keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(h) Legends.

(i) Restricted Stock Legend.

(1) Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2) If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(h)(i)(2)), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii) Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable Law (including any applicable rule of any securities exchange or automated quotation system) or as may be otherwise reasonably determined by the Company to be appropriate.

(iii) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(h) will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(iv) Legends on Conversion Shares. Each Conversion Share will bear a legend substantially similar to the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued, subject to changes as reasonably determined by the Company to be appropriate (it being understood that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend).

(v) Book-Entry Shares. Notwithstanding anything to the contrary in this Section 3(h), a share of Convertible Preferred Stock and a Conversion Share need not bear a legend pursuant to this Section 3(h) if such share is issued in an uncertificated form that does not permit affixing legends thereto; provided, that the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(i) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(i), Convertible Preferred Stock may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.

(2) No Service Charges; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer or exchange of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or duty (“Transfer Taxes”) that may be imposed in connection with any transfer or exchange of Convertible Preferred Stock and may require that no such transfer or exchange will be made unless and until the Person making such transfer or exchange has paid such Transfer Taxes to the Company or has established to the satisfaction of the Company that such Transfer Taxes have been paid or are not payable.

(3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4) Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of any share of Convertible Preferred Stock, or in exchange of another Certificate, will bear each legend, if any, required by Section 3(h).

(5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii) Transfers of Shares Subject to Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of any share of Convertible Preferred Stock that has been surrendered for conversion.

(j) Exchange and Cancellation of Convertible Preferred Stock to Be Converted.

(i) Partial Conversions or Repurchases of Certificates. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(j)(i)) is to be converted pursuant to Section 12, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted which shares of Convertible Preferred Stock will be converted, pursuant to the terms of this Certificate of Designations.

(ii) Cancellation of Convertible Preferred Stock that Is Converted. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(j)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(j)(ii)) is to be converted pursuant to Section 11, then, promptly after the time such Certificate is surrendered for such conversion (A) such Certificate will be cancelled pursuant to Section 3(m); and (B) in the case of a partial conversion, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(h).

(k) Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(l) Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

(m) Cancellation. The Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(n) Shares Held by the Company or its Subsidiaries. Without limiting the generality of Section 3(o), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries or Affiliates will be deemed not to be outstanding.

(o) Outstanding Shares.

(i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m) (2) paid in full upon their conversion in accordance with this Certificate of Designations or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) or (iii) of this Section 3(o).

(ii) Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(l), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 12 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 12 (and, if applicable, declared Dividends as provided in Section 5(c)).

(p) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement, waiver or other modification to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Certificate, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement, waiver or other modification.

(q) CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.

(r) Certificates.

(i) Generally. The Convertible Preferred Stock may be originally issued initially in the form of one or more Electronic Certificates or Physical Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.

(ii) Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

Section 4. RANKING. The Convertible Preferred Stock will rank: (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5. DIVIDENDS.

(a) Generally.

(i) Regular Dividends.

(1) Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate (or, with respect to dividends that become part of the Liquidation Preference pursuant to this Section 5(a)(i), the Accrued Dividend Rate) on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the preceding Regular Dividend Payment Date (or, in the case of the first Regular Dividend, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(2) Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, in the case of the first Regular Dividend, on the Initial Liquidation Preference of such share).

(ii) Method of Payments; Compounded Dividends. Each declared Regular Dividend on the Convertible Preferred Stock will be paid in cash. Notwithstanding anything to the contrary in this Certificate of Designations and subject to Section 10(b), if as of the Close of Business on any Regular Dividend Payment Date, the Company has not declared or paid all or any portion of the full amount of the Regular Dividends that have accumulated on the Convertible Preferred Stock in cash in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date, for any reason , including because the payment of any dividend is prohibited by law (it being understood that the Company not declaring a Regular Dividend or not paying all or any portion of a Regular Dividend in cash shall not constitute a breach of this Certificate of Designations), then such unpaid dividends for such Regular Dividend Period shall accumulate on the then Liquidation Preference at the Accrued Dividend Rate and shall be automatically added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, without any action on the part of the Company or any other Person (the “Compounded Dividends”); provided that, unless the Company shall otherwise notify the Holders on or prior to the fifth (5th) Business Day prior to the applicable Dividend Payment Date, any such unpaid Dividends shall (whether or not earned or declared) become part of the Liquidation Preference of such share of Convertible Preferred Stock as of the applicable Dividend Payment Date pursuant to this Section 5. For the avoidance of doubt, with respect to the payment of any Regular Dividend pursuant to this Section 5(a)(ii), the Company must treat each share of Convertible Preferred Stock in the same manner as any other share of Convertible Preferred Stock. The Company may not declare or pay any Regular Dividend in additional shares of Convertible Preferred Stock. All Regular Dividends, including Compounded Dividends, are prior to and in preference over any dividend on any Dividend Junior Stock and Liquidation Junior Stock and shall be declared and fully paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Dividend Junior Stock or Liquidation Junior Stock (except pursuant to any Permitted Restricted Payment). Except as set forth in Section 7, Dividends shall be payable to the Holders as they appear on the records of the Company on the Record Date for such Dividends, which, to the extent the Board of Directors determines to declare Regular Dividends in respect of any Regular Dividend Period, shall be the date that is fifteen (15) days prior to the applicable Dividend Payment Date, and which record date and Dividend Payment Date, to the extent so determined, shall be declared by the Board of Directors during each Regular Dividend Period on the date that is at least twenty (20) days prior to the Dividend Payment Date and five (5) days prior to the record date.

(b) Participating Dividends.

(i) Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 12 but without regard to Section 12(e)(ii) and Section 12(e)(iii)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii) Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a Common Stock Change Event, or an event for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 12(f)(iii)) pursuant to Section 12(f)(i)(1), as to which Section 12(h) or Section 12(f)(i)(1), respectively, will apply.

(c) Treatment of Dividends Upon Repurchase or Conversion. If the Fundamental Change Repurchase Date, Conversion Date or applicable redemption date in connection with a Company Redemption or Investor Redemption of any share of Convertible Preferred Stock is after a Record Date for a declared cash Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related repurchase, conversion or redemption, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared cash Dividend on such share. For the avoidance of doubt, for purposes of the preceding sentence, a Regular Dividend will be deemed to be declared only to the extent that it is declared for payment in cash. Except as provided in this Section 5(c) or Section 7(d), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Fundamental Change Repurchase Date, Conversion Date or applicable redemption date, as applicable, for such share, unless the Company defaults on the payment of the related Fundamental Change Repurchase Price, Conversion Consideration, Company Redemption Price or Investor Redemption Price, as applicable.

Section 6. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clauses (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i) the Accumulated Liquidation Preference per share of Convertible Preferred Stock; and

(ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable (determined in accordance with Section 12 but without regard to Section 12(e)(ii) and Section 12(e)(iii)) upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

(c) Valuation of Non-Cash Assets in a Liquidation Event. If any assets of the Company distributed to stockholders in connection with Section 6(a) are other than cash, then the value of such assets on the distribution date shall be their fair market value, as determined by the Board of Directors in good faith; provided, that any publicly traded securities to be distributed to stockholders pursuant to Section 6(a) shall be valued at the ten (10)-day VWAP of such securities, determined as of the day that is five (5) Trading Days prior to the date of such distribution to the stockholders.

Section 7. REPURCHASE UPON A FUNDAMENTAL CHANGE.

(a) Right of Holders to Require the Company to Repurchase Convertible Preferred Stock Upon a Fundamental Change. Subject to the other terms of this Section 7, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s shares (or any portion thereof) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b) Funds Legally Available for Payment of Fundamental Change Repurchase Price. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company will have on the date of payment sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding.

(c) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to clause (e).

(d) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the Company Redemption Price; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Dividend Record Date for a Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (1) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (2) the Fundamental Change Repurchase Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Regular Dividend Payment Date that is not paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(a)(i)(1) will be included in the Fundamental Change Repurchase Price).

(e) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change to have occurred;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its shares of Convertible Preferred Stock pursuant to this Section 7, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice (which obligations may be satisfied by reference to specific sections or subsections of this Certificate of Designations, to the extent applicable);

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Dividend Record Date and on or before the next Regular Dividend Payment Date, the amount, manner and timing of the Regular Dividend payable pursuant to the proviso to Section 7(d));

(vi) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 12(i));

(vii) that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(viii) that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(f) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Shares to Be Repurchased. To exercise its Fundamental Change Repurchase Right for shares of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Company:

(1) before the Close of Business on the second (2nd) Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such shares; and

(2) such shares, duly endorsed for transfer.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to shares of Convertible Preferred Stock must state the number of such shares to be repurchased and that such Holder is exercising its Fundamental Change Repurchase Right with respect to such number of shares.

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any shares of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the second (2nd) Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state the number of such shares to be withdrawn and the number of shares, if any, that remains subject to such Fundamental Change Repurchase Notice.

(g) Payment of the Fundamental Change Repurchase Price. The Company will cause the Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of the applicable Fundamental Change Repurchase Date and the date such share is tendered to the Transfer Agent or the Company.

(h) Repurchase by Third Parties. Notwithstanding anything to the contrary in this Section 7, the Company will be deemed to satisfy its obligations under this Section 7 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase shares of Convertible Preferred Stock otherwise required by this Section 7 in a manner and time that would have satisfied the requirements of this Section 7 if conducted directly by the Company.

(i) No Requirement to Conduct an Offer to Repurchase Convertible Preferred Stock if the Fundamental Change Results in the Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 7, the Company will not be required to send a Fundamental Change Notice pursuant to clause (e), or offer to repurchase or repurchase any shares pursuant to this Section 7, in connection with a Fundamental Change occurring pursuant to clause (b)(ii) (or pursuant to clause (a) that also constitutes a Fundamental Change occurring pursuant to clause (b)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the shares of Convertible Preferred Stock become convertible into consideration that consists solely of U.S. dollars in an amount per share that equals or exceeds the Fundamental Change Repurchase Price per share (calculated assuming that the same includes the maximum amount of accumulated and unpaid Regular Dividends payable as part of the Fundamental Change Repurchase Price for such Fundamental Change); and (iii) the Company timely sends the notices required by Section 12, if applicable.

(j) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all U.S. federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Certificate of Designations; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 7 conflict with any applicable Law enacted after the Initial Issue Date, the Company’s compliance with such Law will not be considered to be a breach of such obligations.

Section 8. REPURCHASE AT THE COMPANY’S OPTION.

(a) Company Redemption. At any time following [●],9 the Company shall have the right, but not the obligation, to redeem, from time to time, out of funds legally available therefor, all or any portion of the then-outstanding shares of Convertible Preferred Stock (a “Company

[9]	NTD: To be the fifth (5th) year anniversary of the Initial Issue Date.

Redemption”) for a price per share of Convertible Preferred Stock equal to the Company Redemption Price. Any such Company Redemption shall occur not less than thirty (30) days and not more than sixty (60) days following receipt by the applicable Holders of a written election notice (the “Company Redemption Notice”) from the Company; provided, however, that if shares of Convertible Preferred Stock are held in book-entry form through the Depositary, any Company Redemption Notice may be given to holders at such time in any manner required or permitted by the procedures of the Depositary. Following the notice period required by the Company Redemption Notice, the Company shall redeem all, or in the case of an election to redeem less than all of the shares of Convertible Preferred Stock, the same pro rata portion of each such holder’s Shares redeemed pursuant to this Section 8; provided, however, that if any shares of Convertible Preferred Stock are held in book-entry form through the Depositary, the shares of Convertible Preferred Stock to be redeemed shall be selected in accordance with the applicable procedures of the Depositary and any notice of redemption may be given to the holders at such time in any manner permitted by the procedures of the Depositary. In exchange for the surrender to the Company by the respective Holders of their Certificate or Certificates, if any, or an affidavit of loss, representing such shares of Convertible Preferred Stock on or after the applicable redemption date (or, if shares of Convertible Preferred Stock are held in book-entry form through the Depositary, the book-entry transfer in accordance with the applicable procedures of the Depositary to the Transfer Agent’s account at the Depositary), the Company Redemption Price for the shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective Holders, except to the extent prohibited by applicable Law. Notwithstanding anything to the contrary contained herein, each holder of Shares of Convertible Preferred Stock shall have the right to elect, prior to the applicable redemption date, to exercise the conversion rights, if any, set forth in Section 12.

(b) Company Redemption Notice. Each Company Redemption Notice shall state:

(i) the number of shares of Convertible Preferred Stock held by the Holder that the Company proposes to redeem;

(ii) the date of the closing of the Company Redemption, which shall be no earlier than thirty (30) days and shall be no later than sixty (60) days following circulation by the Company of the Company Redemption Notice;

(iii) the Company Redemption Price; and

(iv) the procedures that a Holder must follow for its shares of Convertible Preferred Stock to be redeemed.

(c) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all U.S. federal and state securities laws in connection with a Company Redemption (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Company Redemption in the manner set forth in this Certificate of Designations; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 8 conflict with any applicable Law enacted after the Initial Issue Date, the Company’s compliance with such Law will not be considered to be a breach of such obligations.

Section 9. REPURCHASE AT THE HOLDER’S OPTION.

(a) Investor Redemption. At any time following [•],10 any Holder of Convertible Preferred Stock shall have the right to elect to have, out of funds legally available therefor, all, but not less than all, of the then-outstanding shares of Convertible Preferred Stock held by such Holder redeemed by the Company (an “Investor Redemption”) for a price per share of Convertible Preferred Stock equal to the Investor Redemption Price. Any such Investor Redemption shall occur not more than sixty (60) days following receipt by the Company of a written notice (an “Investor Election Notice”) from any Holder. Within ten (10) Business Days following receipt of an Investor Shareholder Election Notice from a Holder, the Company shall deliver to such Holder a written notice describing the mechanics of such redemption (the “Investor Redemption Notice”); provided, however, that if shares of Convertible Preferred Stock are held in book-entry form through the Depositary, any Investor Redemption Notice may be given to Holders at such time in any manner required or permitted by the procedures of the Depositary. In exchange for the surrender to the Company by the respective holders of shares of Convertible Preferred Stock of their Certificate or Certificates, if any, or an affidavit of loss, representing such shares on or after the applicable Investor Redemption Date (or, if shares of Convertible Preferred Stock are held in book-entry form through DTC, the book-entry transfer in accordance with the applicable procedures of DTC to the Transfer Agent’s account at DTC), the Investor Redemption Price for the shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective Holders of the Convertible Preferred Stock, except to the extent prohibited by applicable Law.

(b) Investor Election Notice. Each Investor Election Notice shall state:

(i) the CUSIP number, if any, of the Convertible Preferred Stock to be redeemed;

(ii) the number of shares of Convertible Preferred Stock held by the Holder that the Company shall redeem on the redemption date; and

(iii) the date of the closing of the Investor Redemption, which shall be no earlier than thirty (30) days and shall be no later than sixty (60) days following receipt by the Company of the Investor Election Notice.

(c) Investor Redemption Notice. Each Investor Redemption Notice shall state:

(i) the CUSIP number, if any, of the Convertible Preferred Stock to be redeemed;

(ii) the Investor Redemption Price;

[10]	NTD: To be the 91st day after the seventh (7th) year anniversary of the Initial Issue Date.

(iii) the applicable redemption date;

(iv) the number of shares of Convertible Preferred Stock held by the Holder that the Company shall redeem on the applicable redemption date; and

(v) the procedures that a Holder must follow for its shares of Convertible Preferred Stock to be redeemed.

(d) Withdrawal of Investor Election Notice. A Holder that has delivered an Investor Election Notice with respect to any shares of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the second (2nd) Business Day immediately before the related redemption date. Such withdrawal notice must state the number of such shares to be withdrawn and the number of shares, if any, that remain subject to such Investor Redemption Notice.

(e) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all U.S. federal and state securities laws in connection with an Investor Redemption (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Investor Redemption in the manner set forth in this Certificate of Designations; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 9 conflict with any applicable Law enacted after the Initial Issue Date, the Company’s compliance with such Law will not be considered to be a breach of such obligations.

Section 10. COVENANTS.

(a) Certain Information. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Convertible Preferred Stock or any Conversion Shares shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Transfer Agent and, upon written request, any Holder, beneficial owner or prospective purchaser of such Convertible Preferred Stock or any Conversion Shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Convertible Preferred Stock or Conversion Shares pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Convertible Preferred Stock or such Conversion Shares may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Convertible Preferred Stock or Conversion Shares in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b) Negative Covenants.11 So long as any shares of the Convertible Preferred Stock shall remain outstanding, without the prior affirmative vote or consent of no less than 66 2/3% of the Convertible Preferred Stock approving such action or omission, the Company shall not, and, except in the case of clause (ii) below, shall cause its Subsidiaries (other than Unrestricted Subsidiaries of the Borrower12) not to (either, directly or indirectly, including by merger, consolidation, operation of law or otherwise):

(i) Restricted Payments. Make any Restricted Payment other than (i) any Restricted Payment on account of the Convertible Preferred Stock, (ii) any Permitted Restricted Payment and (iii) so long as no Event of Default shall have occurred and be continuing, any Restricted Payment so long as the [Consolidated Total Net Leverage Ratio]13 of the Company would not exceed [ ]14 immediately after giving effect to the making of such Restricted Payment on a [Pro Forma Basis]15;

(ii) Equity Securities. Solely with respect to the Company, issue any new, reclassify any existing equity securities into, or issue any equity securities convertible into, equity securities of the Company senior to or pari passu with the Convertible Preferred Stock or issue any Dividend Parity Stock or Liquidation Parity Stock or Dividend Senior Stock or Liquidation Senior Stock;

(iii) Indebtedness. Incur or guarantee any [Indebtedness]16, except that the foregoing limitation will not apply to:

(1) [NTD: To set forth exceptions consistent with exceptions to the debt covenant in the Credit Facilities, applying mutatis mutandis to the Company and its Subsidiaries. Underlying definitions to be incorporated in Section 1.].

(iv) Affiliate Transactions. Enter into any [Affiliate Transaction]17, other than (i) [NTD: To set forth exceptions consistent with exceptions to the affiliate transactions covenant in the Credit Facilities, applying mutatis mutandis to the Company and its subsidiaries. Underlying definitions to be incorporated in Section 1.], (ii) Restricted Payments not prohibited by clause (i) above, and (iii) equity issuances not prohibited by clause (ii) above; and

[11]	NTD: This covenant section to hardwire the full set of carve-outs, consistent with the Credit Facilities as of closing.
[12]	NTD: Covenants cover intermediate holding companies; to be defined in a manner consistent with the Credit Facilities.
[13]	NTD: To be defined and calculated consistent with the Credit Facilities, mutatis mutandis for the Company and its Subsidiaries (other than Unrestricted Subsidiaries of the Borrower).
[14]	NTD: To reflect closing date gross leverage (per the Credit Facilities financeable EBITDA) through the preferred.
[15]	NTD: To be defined consistent with the Credit Facilities.
[16]	NTD: To be defined consistent with the Credit Facilities.
[17]	NTD: To be defined consistent with the Credit Facilities, mutatis mutandis for the Company and its Subsidiaries.

(v) Asset Sales. Cause or make an [Asset Sale]18, unless: [NTD: To set forth exceptions consistent with exceptions to the asset sale covenant in the Credit Facilities. Underlying definitions to be incorporated in Section 1.].

(c) Other Covenants. The Company agrees that each Holder party to a Subscription Agreement (and such Holder’s permitted assignees thereunder) is entitled to the benefits, covenants and agreements set forth in (to the extent such sections are included in such Subscription Agreement) Sections 6 (Registration Rights), 7 (Information Rights), 8 (Board Observer Seat) and 9 (Preemptive Rights) of such Subscription Agreement.

Section 11. VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 11 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a) Voting and Consent Rights with Respect to Specified Matters. Subject to the other provisions of this Section 11(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected (and shall be void ab initio) without, the affirmative vote or consent of Holders representing at least 66 2/3%of the outstanding shares of Convertible Preferred Stock, if any:

(i) any amendment, supplement or other modification of the Certificate of Incorporation (including this Certificate of Designation) that adversely affects the rights, preferences, privileges or powers of, or restrictions provided for the benefit to, the Convertible Preferred Stock, including any amendment, supplement or other modification of the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of, or Equity-Linked Security or other equity interest convertible into, Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock (other than any amendment, supplement or other modification in order to cure any ambiguity or correct any omission, defect or inconsistency in the Certificate of Incorporation, this Certificate of Designations or the Certificates representing the Convertible Preferred Stock (any such change, a “Ministerial Amendment”)) (it being understood and agreed that any amendment to Section 5through Section 12, including the related definitions (for example, the definition of Regular Dividend Rate) and excluding any Ministerial Amendments, shall be deemed to require the affirmative vote or consent of 66 2/3% of the outstanding shares of Convertible Preferred Stock pursuant to this Section 11(a)(i));

[18]	NTD: To be defined consistent with the Credit Facilities.

(ii) except to the extent any of the following would constitute a Fundamental Change (in which case the provisions of Section 7 and Section 12 shall apply), the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Stock, in each case unless:

(1) the Convertible Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(2) the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by the Board of Directors in good faith) to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(3) the issuer of the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any state thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designation and the Convertible Preferred Stock; or

(iii) agree or consent to any of the actions prohibited by this Section 11(a).

(b) Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 11, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 12(e), including Section 12(e)(ii), but without regarding to Section 12(e)(iii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws and the Delaware General Corporation Law as if the Holders were holders of Common Stock.

(c) Procedures for Voting and Consents.

(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 11; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents.

(ii) Voting Power of the Convertible Preferred Stock for Separate Class Votes. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii) Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 11(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

(d) Waiver. Any of the rights, powers, preferences and other terms of the Convertible Preferred Stock for the benefit of the Holders may be waived on behalf of all Holders of Convertible Preferred Stock by the affirmative vote or consent of Holders representing a majority of the outstanding shares of Convertible Preferred Stock.

Section 12. CONVERSION.

(a) Generally. Subject to the provisions of this Section 12, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b) Conversion at the Option of the Holders.

(i) Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,

(1) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 7(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 7(f)(iii); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations;

(2) shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date; and

(3) if an Investor Election Notice is validly delivered pursuant to Section 9 with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 9(d); or (C) the Company fails to pay the Investor Redemption Price for such share in accordance with this Certificate of Designations.

(ii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(iii) Contingent Conversion Notice. A Holder delivering an Optional Conversion Notice hereunder may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Fundamental Change, in which case such Optional Conversion shall not occur until such time as such Fundamental Change has been consummated, and if such Fundamental Change is terminated or cancelled, such Optional Conversion Notice shall be deemed to be withdrawn. For the avoidance of doubt, any such contingent Optional Conversion shall occur prior to the Repurchase Upon Fundamental Change that would have otherwise been effected in connection with such Fundamental Change and shall be deemed to occur during any related Make-Whole Fundamental Change Conversion Period.

(c) Mandatory Conversion at the Company’s Election.

(i) Mandatory Conversion Right. Subject to the provisions of this Section 12, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the third (3rd) year anniversary of the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, or any portion that is a whole number, of the outstanding shares of Convertible Preferred Stock, but only if the Volume Weighted Average Price per share of Common Stock exceeds one hundred and forty percent (140%) of the Conversion Price on at least twenty (20) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.

(ii) Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 12(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion and no Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary in this Section 12(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Fundamental Change Repurchase Notice or Investor Election Notice has been duly delivered, and not validly withdrawn.

(iii) Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv) Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must (x) send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Mandatory Conversion Notice. Such Mandatory Conversion Notice must state:

(1) that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designation;

(2) the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3) that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date;

(4) the Conversion Rate in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion; and

(5) the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.

(v) Selection and Optional Conversion of Convertible Preferred Stock Subject to Partial Mandatory Conversion. If less than all shares of Convertible Preferred Stock then outstanding are subject to Mandatory Conversion, then:

(1) the shares of Convertible Preferred Stock to be subject to such Mandatory Conversion will be selected by the Company pro rata; and

(2) if only a portion of the Convertible Preferred Stock is subject to Mandatory Conversion and a portion of such Convertible Preferred Stock is subject to Optional Conversion, then the converted portion of such Convertible Preferred Stock will be deemed to be first from the portion of such Convertible Preferred Stock that was subject to Mandatory Conversion.

(d) Conversion Procedures.

(i) Mandatory Conversion. If the Company duly exercises, in accordance with

Section 12(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii) Requirements for Holders to Exercise Optional Conversion Right.

(1) Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share who:

(A) holds a beneficial interest in a Global Convertible Preferred Share must (x) deliver to the Depositary the appropriate instruction form for conversion pursuant to the Depositary’s conversion program; and (y) if applicable, pay any Transfer Taxes; or

(B) holds Convertible Preferred Stock in definitive, certificated form must (w) complete, manually sign and deliver to the Company an Optional Conversion Notice; (x) deliver any Certificate(s) representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any Transfer Taxes.

(2) Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii) Treatment of Accumulated Regular Dividends upon Conversion.

(1) No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 5(a)(ii) and 12(e)(i), the Conversion Rate will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted and such accumulated and unpaid Regular Dividends shall be paid in cash.

(2) Conversions Between a Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared cash Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.

(iv) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e) Settlement upon Conversion.

(i) Generally. Subject to Section 5(c), Section 12(e)(ii), Section 12(i) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion; and (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.

(ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of the Credit Facilities or any other applicable contract, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii) Company’s Right to Settle Optional Conversion in Cash. If any Convertible Preferred Stock is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Stock (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Common Stock that would be issuable upon such Optional Conversion of such Convertible Preferred Stock (or such portion thereof), determined in accordance with this Section 12 (but without regard to Section 12(e)(ii) or this Section 12(e)(iii)); and (2) the greater of the Last Reported Sale Price and the VWAP per share of Common Stock on the Conversion Date for such Optional Conversion. Such right can be exercised by the Company solely by providing written notice to the Holder of such Convertible Preferred Stock no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of shares of such Convertible Preferred Stock as to which such election is made. Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion). Notwithstanding anything to the contrary in this Section 12(e)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Stock in cash pursuant to this Section 12(e)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.

(iv) Delivery of Conversion Consideration. Except as provided in Sections 12(f)(i)(2) and 12(h), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f) Conversion Rate Adjustments.19

(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 12(h) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or immediately before the Open of Business on such effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

[19]

NTD: If the Charter provides for Class C common stock, to add provision providing that in no event will there be any adjustment to the Conversion Rate as a result of the conversion of the Company’s Class C common into Class A common in accordance with the terms of the Company’s certificate of incorporation.

If any dividend, distribution, stock split or stock combination of the type described in this Section 12(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors, or any officer of the Company acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1 =	the Conversion Rate in effect immediately after the Expiration Time;

SP =	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0 =	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC =	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 12(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 12(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(3) Certain Issuances of Common Stock or Convertible Securities. If the Company shall issue shares of Common Stock (or rights or warrants or other securities (whether debt or equity) exercisable or convertible into or exchangeable for (collectively, a “conversion) Common Stock (collectively, “convertible securities) (other than in Excluded Issuances or a transaction to which Section 12(f)(i)(1) or 12(f)(i)(2) applies) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the greater of (i) the Last Reported Sale Price and (ii) VWAP, in each case, immediately prior to the execution of the definitive agreement on pricing such shares (or such convertible securities) then, in such event, the Conversion Rate will be adjusted based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately prior to the execution of the definitive agreement on pricing such shares (or of such convertible securities);

CR1 =	the Conversion Rate in effect immediately after the execution of the definitive agreement on pricing such shares (or of such convertible securities);

OS0 =	the number of shares of Common Stock outstanding on such date and immediately prior to the issuance of additional shares (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Company);

OS1 =	the number of shares of Common Stock issued (or into which convertible securities may be exercised or converted); and

OS2 =	the number of shares of Common Stock (or into which such convertible securities may be exercised or converted) that would have been issued assuming such additional shares of Common Stock had been issued or deemed issued at a price per share of Common Stock equal to 90% of the Last Reported Sale Price (such amount determined by dividing the aggregate consideration receivable by the Company for the total number of shares of Common Stock to be issued (or into which such convertible securities may be exercised or converted) by 90% of the Last Reported Sale Price immediately prior to the execution of the definitive agreement on pricing such shares (or such convertible securities)).

For purposes of this Section 12(f)(i)(3), the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of (x) the purchase price payable solely in cash of all such securities, plus (y) the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock plus (z) the fair market value (as determined in good faith by the Board of Directors) of any consideration that consists all or in part of property other than cash; and “Excluded Issuances” shall mean (i) any issuance of shares of Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of equity or convertible securities for third- party financing of such transaction, (ii) any issuance of shares of any equity securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company or any of its subsidiaries as approved by the Board of Directors or its designee(s) other than for bona fide capital raising purposes, (iii) any issuance of shares of any equity securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan, similar program or similar agreement as approved by the Board of Directors, (iv) any issuance of shares of equity securities in connection with a bona fide third- party strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its subsidiaries (other than an issuance the primary purpose of which is a bona fide capital raise), (v) any issuance of shares of any equity securities pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clauses (ii) or (iii) of this sentence and outstanding as of the Initial Issue Date (including any such issuance of shares of any equity securities pursuant to the Convertible Preferred Stock), or pursuant to issuance, exercise or conversion of securities or rights issued pursuant to a distribution in which the Holder participates as contemplated by Section 12(f)(i)(4) or pursuant to a Stockholder Rights Plan, (vi) any issuance of shares of any equity securities or convertible securities in which the initial Holder or its Affiliates participate pursuant to its preemptive rights, (vii) any issuance of shares of any equity securities or convertible securities to a third party financial institution as an “equity kicker” in connection with a bona fide borrowing by the Company that is primarily a debt financing transaction, (viii) any issuance of securities in a transaction described in Section 12(f)(i)(1) or 12(f)(i)(2) and (ix) the issuance of shares of equity securities to a governmental authority or designee thereof (in each case, excluding a sovereign wealth fund who regularly makes financial investments) in connection with a financing transaction pursuant to a program developed to address COVID-19 (including the impacts thereof). Any adjustment made pursuant to this Section 12(f)(i)(3) shall become effective immediately upon the date of such issuance.

Upon the expiration or termination of any unexercised or unconverted or unexchanged convertible security which resulted in an adjustment to the number of shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock pursuant to the terms of this Section 12(f)(i)(3), then the number of shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock then in effect shall be readjusted to such number of shares of Common Stock that would be issuable upon conversion of the Convertible Preferred Stock if such convertible security had never been issued.

(ii) No Adjustments in Certain Cases.

(1) Certain Events. Without limiting the operation of Sections 5(a)(ii) and 12(e)(i), the Company will not be required to adjust the Conversion Rate except pursuant to Section 12(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Rate on account of:

(A) except as otherwise provided in Section 12(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C) the issuance of any shares of Common Stock or options, rights or warrants to purchase or receive Common Stock pursuant to any present or future employee, director, consultant or service provider benefit plan, incentive compensation plan or other benefit or compensation plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(E) solely a change in the par value of the Common Stock.

(iii) Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Rate, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (2) the Conversion Date of any share of Convertible Preferred Stock; (3) the effective date of any Fundamental Change and/or any Make-Whole Fundamental Change Effective Date; and (4) the occurrence of any vote of the stockholders of the Company.

(iv) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan.

(v) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 12(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(vi) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(vii) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 12(f)(i), the Company will, as soon as reasonably practicable, and in any event no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g) Voluntary Conversion Rate Increases.

(i) Generally. To the extent permitted by applicable Law (including, for the avoidance of doubt, applicable stock exchange rules), the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (1) the Board of Directors determines that such increase is in the Company’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common

Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; and (3) such increase is irrevocable during such period; provided, however, that any such increase that would reasonably be expected to result in any income tax imposed on Holders shall require the affirmative vote or consent of Holders representing 66 2/3% of the outstanding shares of Convertible Preferred Stock.

(ii) Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 12(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 12(g)(i), the Company will send notice to each Holder of such increase to the Conversion Rate, the amount thereof and the period during which such increase will be in effect.

(h) Effect of Common Stock Change Event.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, all of the outstanding Common Stock (other than to the extent canceled or dissenting) is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A) from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 12 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 12(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities that is listed on a national securities exchange, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 12(h).

(iii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 12(f)(i) in a manner consistent with this Section 12(h); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 12(h)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders, including the provisions providing for the repurchase and redemption rights set forth in Section 7, Section 8 and Section 9.

(iv) Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Common Stock Change Event.

(i) Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(i) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a share of Convertible Preferred Stock occurs during the related Make-Whole Fundamental Change Conversion Period or in respect of the related Mandatory Conversion, as applicable, then, subject to this Section 12(i), the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	$10.000	$11.500	$14.000	$16.100	$20.000	$25.000	$30.000	$40.000	$45.000	$50.000
0	13.0435	13.0435	13.0435	12.2733	8.2015	5.5380	4.0280	2.3265	1.7916	1.3762
1	13.0435	13.0435	12.8464	9.3000	5.8430	3.8616	2.8130	1.6418	1.2693	0.9776
2	13.0435	13.0435	9.3643	5.9236	3.1430	2.0080	1.4753	0.8760	0.6813	0.5270
3	13.0435	13.0435	6.2271	2.1025	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
4	13.0435	9.3652	3.9843	1.4441	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
5	13.0435	2.1087	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
6	13.0435	2.1035	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
7	13.0435	2.0991	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(1) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a three hundred sixty-five (365) or three hundred sixty-six (366)-day year, as applicable; and

(2) if the Stock Price is greater than $[•] (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 12(i)(ii)), or less than $[•] (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Certificate of Designations, in no event will the Conversion Rate be increased to an amount that exceeds [•] shares of Common Stock per $1,000 Liquidation Preference of Convertible Preferred Stock, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 12(f).

For the avoidance of doubt, (x) the sending of a Mandatory Conversion Notice will constitute a Make-Whole Fundamental Change only with respect to the shares subject to Mandatory Conversion pursuant to such Mandatory Conversion Notice, and not with respect to any other shares; and (y) the Conversion Rate applicable to the shares not subject to such Mandatory Conversion will not be subject to increase pursuant to this Section 10(j) on account of such Mandatory Conversion Notice.

(ii) Adjustment of Stock Prices and Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 12(i)(i) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 12(f). The numbers of Additional Shares in the table set forth in Section 12(i)(i) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 12(f).

(iii) Notice of the Occurrence of a Make-Whole Fundamental Change. If a Make-Whole Fundamental Change occurs pursuant to clause (A) of the definition thereof, then, in no event later than the Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Company will notify the Holders and the Transfer Agent of the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 12(i) in connection with such Make-Whole Fundamental Change. The Company will notify the Holders and the Transfer Agent of each Make-Whole Fundamental Change occurring pursuant to clause (B) of the definition thereof in accordance with Section 12(c).

Section 13. CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.

(a) Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate pursuant to Section 12(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock. The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d) Taxes Upon Issuance of Common Stock. The Company will pay any Transfer Taxes due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any Transfer Taxes that are due because such Holder requests those shares to be registered in a name other than such Holder’s name and no such shares will be so registered unless and until the Holder making such request has paid such Transfer Taxes to the Company or has established to the satisfaction of the Company that such Transfer Taxes have been paid or are not payable.

Section 14. CALCULATIONS.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Rate, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15. WITHHOLDING. The Company (or other applicable withholding agent) shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) on the Convertible Preferred Stock to the extent required by applicable Law. The Holders shall provide the Company (or other applicable withholding agent) with any necessary tax forms, including an Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8, as applicable, and any similar information. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designations as having been paid to the Person in respect of which such deduction or withholding was made. Each Holder agrees, and each holder and beneficial owner of Convertible Preferred Stock (or Common Stock issued upon conversion thereof), by its acquisition or ownership of any such stock is deemed to agree, that, in the event the Company (or other applicable withholding agent) previously remitted any amounts to a Governmental Authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a share of Convertible Preferred Stock, the Company (or other applicable withholding agent) shall be entitled (i) to offset any such amounts against (1) any amounts otherwise payable in respect of such share of Convertible Preferred Stock (including from any Common Stock otherwise issuable upon conversion thereof) or any shares of Common Stock issued upon conversion thereof, or (2) sales proceeds received by, or other funds or assets of, such Holder or beneficial owner or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company (or other applicable withholding agent) for such amounts (and such Person shall promptly so reimburse the Company upon demand).

Section 16. NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally recognized overnight courier service to the Holder’s respective addresses shown on the Register. Notwithstanding the foregoing, if the Convertible Preferred Stock is held in book-entry form through the Depositary, the Company may give such notice in any manner required or permitted by the procedures of the Depositary. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 17. NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

SYNIVERSE TECHNOLOGIES CORPORATION

By:
Name:
Title:

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

FACE OF SECURITY

[Insert the applicable legend(s), if any, pursuant to Section 3 of the Certificate of Designations]

Syniverse Technologies Corporation

Series A Convertible Preferred Stock

Certificate No.: [___]	No. Shares	[___]
	CUSIP No.	[___]
	ISIN No.	[___]

Syniverse Technologies Corporation, a Delaware corporation (the “Company”), certifies that Cede & Co. or its registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated the “Series A Convertible Preferred Stock,” par value $[0.0001] per share and liquidation preference $1000.00 per share (the “Convertible Preferred Stock”), represented by this certificate (this “Certificate”). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The special rights, preferences and voting powers of the Convertible Preferred Stock represented hereby are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate. Upon receipt of this Certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. Unless the Transfer Agent’s countersignature hereon has been properly executed, the shares of Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

A-1

IN WITNESS WHEREOF, Syniverse Technologies Corporation has caused this instrument to be duly executed as of the date set forth below.

SYNIVERSE TECHNOLOGIES CORPORATION

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

A-2

TRANSFER AGENT’S COUNTERSIGNATURE

[Legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

REVERSE OF SECURITY

Syniverse Technologies Corporation (the “Company”)

The Company will furnish without charge to each stockholder who so requests, a summary of the powers, designations and preferences, or other special rights of each class of stock of the Company and the qualifications, limitations or restrictions of such preferences and rights, and the variations in rights, preferences and limitations determined for each series, which are fixed by the Certificate of Incorporation of the Company, as amended, the Certificate of Designations, as amended, and the resolutions of the Board of Directors of the Company, and the authority of the Board of Directors to determine variations for future series. Such request may be made to the office of the Secretary of the Company or to the Transfer Agent. The Board of Directors may require the owner of a lost or destroyed stock certificate, or his legal representatives to give the Company a bond to indemnify it and its Transfer Agent and Registrar against any claim that may be made against them on account of the alleged loss or destruction of any such certificate.

FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

Shares of the Series A Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint agent to transfer the said shares of Series A Convertible Preferred Stock evidenced hereby on the books of the within-named Company with full power of substitution in the premises.

Date: _________________________

Signature: _________________________

(Sign exactly as your name appears on the other side of this Series A Convertible Preferred Stock)

Signature Guarantee: _________________________*

[INSERT IN EACH GLOBAL CERTIFICATE]

SCHEDULE OF EXCHANGES OF INTERESTS FOR GLOBAL SECURITY

The initial number of shares of Series A Convertible Preferred Stock represented by this Global Convertible Preferred Share shall be [•]. The following exchanges of a part of this Global Convertible Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Convertible Preferred Share	Amount of increase in number of shares represented by this Global Convertible Preferred Share	Number of shares represented by this Global Convertible Preferred Share following such decrease or increase	Signature of authorized officer of Registrar

*

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Syniverse Technologies Corporation

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to repurchase (check one):

☐ all of the shares of Convertible Preferred Stock

☐                 * shares of Convertible Preferred Stock

identified by CUSIP No.                  and Certificate No.                 .

The undersigned acknowledges that the Convertible Preferred Stock, duly endorsed for transfer, must be delivered to the Transfer Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be a whole number.

B-1

EXHIBIT C

OPTIONAL CONVERSION NOTICE

Syniverse Technologies Corporation

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐ all of the shares of Convertible Preferred Stock

☐                 * shares of Convertible Preferred Stock

identified by CUSIP No.                  and Certificate No.                 .

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be a whole number.

B-1

EXHIBIT D

FORM OF RESTRICTED STOCK LEGEND

THIS SHARE OF CONVERTIBLE PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF CONVERTIBLE PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF CONVERTIBLE PREFERRED STOCK NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF CONVERTIBLE PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.

AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE (1) YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

A.	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

B.	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

C.	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

D.	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY

D-1

EXHIBIT D

REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

D-2

EXHIBIT E

GLOBAL SHARES LEGEND

THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS GOVERNING THIS CERTIFICATE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO THE CERTIFICATE OF DESIGNATIONS AND (2) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY IN ACCORDANCE WITH THE CERTIFICATE OF DESIGNATIONS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CONVERTIBLE PREFERRED STOCK IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO SYNIVERSE TECHNOLOGIES CORPORATION (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

E-1

Annex I

Form of Closing Statement

[attached]

Annex I

[●], 202[●]

M3-Brigade Acquisition II Corp. 1700 Broadway, 19th Floor New York, NY 10019 Attention: Mohsin Y. Meghji; Charles Garner Email: mmeghji@m3-partners.com; cgarner@m3-partners.com	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attention: John L. Robinson Email: JLRobinson@wlrk.com

Twilio Inc. 101 Spear Street, First Floor San Francisco, CA 94105 Attention: General Counsel Email: legalnotices@twilio.com

Kirkland & Ellis LLP

3330 Hillview Avenue

Palo Alto, CA 94304

United States

Attention: Adam D. Phillips, P.C.; Jonathan Manor

Email: adam.phillips@kirkland.com;

jonathan.manor@kirkland.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Edward J. Lee, P.C.; Carlo Zenkner

Email: edward.lee@kirkland.com;

carlo.zenkner@kirkland.com

Re: Closing Statement for Syniverse-MBAC Merger

Dear Sir or Madam:

Reference is hereby made to that certain Agreement and Plan of Merger, dated August [●], 2021 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among M3-Brigade Acquisition II Corp., a Delaware corporation (“Acquiror”), Blue Steel Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), and Syniverse Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to those terms in the Merger Agreement.

In accordance with Section 2.7 of the Merger Agreement, the Company hereby delivers to each of Acquiror and Investor the Company’s good faith calculations of the Exchange Ratio, Aggregate Merger Consideration, Aggregate Fully Diluted Company Common Shares, Transaction Purchase Price, Per Share Valuation Amount, the Investment Percentage, Closing Date Leakage and the Option Exercise Amount, which are set forth on Exhibit A, together with the supporting detail set forth on Exhibit B with respect to such calculations.

[Remainder of page left intentionally blank]

Exhibit A

Closing Statement Calculations

Aggregate Fully Diluted Company Common Shares		[●]

Base Purchase Price		$704,440,000.00

Closing Date Leakage	$	[●]

Investor Investment Amount	$	[●]

Option Exercise Amount	$	[●]

Investment Percentage		[●]	%

1 minus the Investment Percentage		[●]	%

Transaction Purchase Price	$	[●]

Aggregate Merger Consideration	$	[●]

Exchange Ratio		[●]

Per Share Valuation Amount	$	[●]

Exhibit B

Closing Statement Supporting Detail

[attached]